As filed with the Securities and Exchange Commission on December 7, 2023.

Registration No. 333-274606

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 6 to

FORM S-1

 REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

KINDLY MD, INC.

(Exact name of registrant as specified in its charter)

Utah	8049	84-3829824
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5097 South 900 East

Suite 100

Salt Lake City, UT 84117

(385) 388-8220

(Address and telephone number of registrant’s principal executive offices)

Timothy Pickett

Chief Executive Officer

5097 South 900 East

Suite 100

Salt Lake City, UT 84117

(385)388-8220

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Callie T. Jones, Esq.	Richard A. Friedman, Esq.
Lance Brunson, Esq. Brunson Chandler & Jones, PLLC	Stephen Cohen, Esq. Sheppard, Mullin, Richter & Hampton LLP
175 South Main Street, Suite 1410	30 Rockefeller Plaza
Salt Lake City, UT 84111	New York, NY 10112-0015
Tel.: (801) 303-5721	Tel.: (212) 653-8700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement has been updated to include the unaudited financial statements for the nine months ended September 30, 2023.

This Registration Statement contains two forms of prospectuses: one to be used in connection with the initial public offering of 1,272,727 Units of our common stock (including shares of common stock which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any) through the underwriters named on the cover page of this prospectus (the “IPO Prospectus”) and one to be used in connection with the potential resale by certain selling stockholders of an aggregate amount up to 1,617,039 shares of our common stock (the “Selling Stockholder Prospectus”). The IPO Prospectus and the Selling Stockholder Prospectus will be identical in all respects except for the alternate pages for the Selling Stockholder Prospectus included herein which are labeled “Alternate Pages for Selling Stockholder Prospectus.”

The Selling Stockholder Prospectus is substantively identical to the IPO Prospectus, except for the following principal points:

●	they contain different outside and inside front covers;

●	they contain different Offering sections in the Prospectus Summary section;

●	they contain different Use of Proceeds sections;

●	the Capitalization section is deleted from the Selling Stockholder Prospectus;

●	the Dilution section is deleted from the Selling Stockholder Prospectus;

●	a Selling Stockholder section is included in the Selling Stockholder Prospectus;

●	the Underwriting section from the IPO Prospectus is deleted from the Selling Stockholder Prospectus and a Plan of Distribution is inserted in its place; and

●	the Legal Matters section in the Selling Stockholder Prospectus deletes the reference to counsel for the underwriters.

We have included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Selling Stockholder Prospectus as compared to the IPO Prospectus.

The sales of our common stock registered in the IPO Prospectus and the Selling Stockholder Prospectus may result in two offerings taking place concurrently, which could affect the price and liquidity of, and demand for, our common stock. This risk and other risks are included in “Risk Factors” beginning on page 10 of the IPO Prospectus.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED DECEMBER 7, 2023

KINDLY MD, INC.

1,272,727 Units

Each Unit Consisting of One Share of Common Stock

One Warrant to Purchase One Share of Common Stock and

One Non-tradeable Warrant to Purchase One-half of One Share of Common Stock and the 1,909,091 Shares of Common Stock Underlying Such Warrants

This is the initial public offering of 1,272,727 units (each a “Unit” and collectively, the “Units”) of Kindly MD, Inc. (the “Company,” “KindlyMD,” “we,” “our,” or “us”). The initial public offering price of our Units is $5.50 per Unit. Each Unit consist of one share of our common stock with no par value (“Common Stock”), one tradeable warrant (each, a “Tradeable Warrant,” collectively, the “Tradeable Warrants”) to purchase one share of Common Stock at an exercise price of $6.33 per share, and one non-tradeable warrant to purchase one-half of one share of Common Stock (each, a “Non-tradeable Warrant,” collectively, the “Non-tradeable Warrants”; together with the Tradeable Warrants, each a “Warrant,” collectively, the “Warrants”) at an exercise price of $6.33 per share. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of our Common Stock and the Warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering. Each Warrant offered as part of this offering is immediately exercisable upon issuance, and will expire five years from the date of issuance.

The Warrants will be issued in book-entry form pursuant to a warrant agency agreement (the “Warrant Agent Agreement”) between us and VStock Transfer, LLC, who will be acting as the warrant agent (the “Warrant Agent”).

Prior to this offering, there has been no public market for our Common Stock or Tradeable Warrants. In connection with this offering, we have applied to have our Common Stock and Tradeable Warrants listed on the Nasdaq Capital Market under the symbols “KDLY” and “KDLYW,” respectively. This offering is contingent upon final approval of our listing application with The Nasdaq Stock Market LLC (“Nasdaq”). There can be no assurance that we will be successful in listing our Common Stock and Tradeable Warrants on The Nasdaq Capital Market. We have not and do not intend to apply for listing of the Non-Tradeable Warrants on any exchange or market.

In addition, we have registered an aggregate of 1,617,039 shares of our common stock for resale by certain selling stockholders by means of the Selling Stockholder Prospectus. Sales of the shares of our common stock registered in this prospectus and the Selling Stockholder Prospectus may result in two offerings taking place concurrently which might affect price, demand, and liquidity of our common stock.

Additionally, we are, and following the completion of this offering, will continue to be a “controlled company” as defined under Nasdaq Marketplace Rules 5615(c), because Tim Pickett, our Chief Executive Officer and controlling stockholder will be able to exercise 49.33% of voting power of our issued and outstanding shares of Common Stock and will be able to determine all matters requiring approval by our stockholders, immediately after the consummation of this offering. For further information see “Security Ownership of Certain Beneficial Owners and Management.” However, even if we are deemed as a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Marketplace Rules. See “Risk Factors—Risks Related to Our Common Stock and this Offering.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before purchasing any of the securities offered by this prospectus.

	Per Unit	Total
Initial public offering price	$5.50	$7,000,000
Underwriting discounts and commissions (1)	$0.50	$630,000
Proceeds, before expenses, to us	$5.01	$6,370,000

(1)	Does not include a non-accountable allowance equal to 1.0% of the gross proceeds of this offering, payable to WallachBeth Capital LLC, as representative of the underwriters (the “Representative”), or the reimbursement of certain expenses of the underwriters. See “Underwriting” on page 62 for additional information regarding total underwriting compensation.

In addition to the underwriting discounts listed above and the non-accountable expense allowance described in the footnote, we have agreed to issue upon the closing of this offering to the Representative, warrants that will expire on the fifth anniversary of the effective date of the registration statement of which this prospectus is a part, entitling the Representative to purchase 6% of the number of shares of Common Stock sold in this offering (excluding shares of common stock sold to cover over-allotments, if any) (the “Representative Warrants”). The registration statement of which this prospectus is a part also covers the Representative Warrants and the shares of Common Stock issuable upon the exercise thereof. For additional information regarding our arrangement with the underwriters, please see “Underwriting” beginning on page 62.

We have granted the Representative of the underwriters an option to purchase from us, at the public offering price, less the underwriting discounts and commissions, up to an additional 190,909 shares of Common Stock and/or 190,909 Tradeable Warrants, and 190,909 Non-Tradeable Warrants, in any combination thereof, less the underwriting discounts and commissions, within 45 days from the date of this prospectus to cover over-allotments, if any.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriters expect to deliver the securities against payment in New York, New York on or about __________________, 2023.

Sole Book-Running Manager

WallachBeth Capital LLC

Prospectus dated December 7, 2023

Through and including January 1, 2024 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares of Common Stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

You should rely only on the information contained in this prospectus. Neither we nor the placement agent have authorized anyone to provide any information or to make any representations other than those contained in this prospectus we have prepared. We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The selling stockholders are offering to sell and seeking offers to buy our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of its date. You should also read this prospectus together with the additional information described under “Where You Can Find More Information.”

Unless the context otherwise requires, we use the terms “we,” “us,” “Company,” “KindlyMD,” “Kindly,” and “our” to refer to Kindly MD, Inc. and its subsidiaries.

Solely for convenience, our trademarks and tradenames referred to in this prospectus, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. All other trademarks, service marks and trade names included or incorporated by reference into this prospectus, or the accompanying prospectus are the property of their respective owners.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our Common Stock. You should read the entire prospectus carefully, including the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our combined financial statements and the related notes thereto that are included elsewhere in this prospectus, before making an investment decision. Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “KindlyMD,” the “Company,” “we,” “us,” “Kindly,” and “our” refer to Kindly MD, Inc., and its subsidiaries.

Overview

Kindly MD, Inc. (“We”, “Us”, “Company”, KindlyMD” or “Kindly”) is a Utah company formed in 2019. KindlyMD is a healthcare data company, focused on holistic pain management and reducing the impact of the opioid epidemic. KindlyMD offers direct health care to patients integrating prescription medicine and behavioral health services to reduce opioid use in the chronic pain patient population. Kindly believes these methods will help prevent and reduce addiction and dependency on opiates. Our specialty outpatient clinical services are offered on a subscription and fee-for-service basis to augment traditional healthcare The Company offers evaluation and management, including, but not limited to chronic pain, functional medicine, cognitive behavioral therapy, trauma and addiction therapy, recovery support services, overdose education efforts, peer support, limited urgent care, preventative medicine, travel services, and hormone therapy. Through its focus on an imbedded model of prescriber and therapist teams, KindlyMD is working to develop patient-specific care programs with a specific mission to reduce opioid use in the patient population while successfully treating patients with effective and evidence based non-opioid alternatives in close conjunction with behavioral therapy.

Beyond its treatment of patients, KindlyMD collects data focused on why and how patients turn to alternative treatments to reduce prescription medication use and addiction. The Company captures all relevant datapoints to assist and appropriately treat each individual patient. This also results in valuable data for the Company and the Company’s investors. We strive to become a source for evidence-based guidelines, data, treatment models, and education in the fight against the opioid crisis in America.

Business Revenue Streams

We operate across various revenue streams: (i) medical evaluation and treatment visits for chronic pain and illness, (ii) subscription outpatient medicine (pain clinic medicine and behavioral therapy), (iii) data collection and research, (iv) education partnerships, (vi) online and email campaign marketing revenue, (vii) service affiliate agreements, and (viii) retail sale of dietary products.

Further information about our revenue streams can be found in the “Business” section on page 39.

Recent Developments

KindlyMD recently executed a four-year lease for 5,321 square feet of clinic and office space in Murray Utah. This expansion complements our existing clinic location in Millcreek, Utah and offers eight more exam and consultation rooms to our local clinical capacity. It also allowed KindlyMD to consolidate two smaller locations into one larger location, which will improve the cost-per-patient-visit ratio. We anticipate this expansion to increase revenue opportunity once insurance credentialing and contracting has been completed. We are currently in the early stages of this process with expectations of completion in late 2023. This additional space allowed us to include medication management and embedded behavioral health services for patients.

Market Opportunity

In the Utah market alone, KindlyMD has a unique opportunity for growth based on service line expansion into pain medicine management and hormone therapy. Demand for both opioid and non-opioid pain treatment continues to increase due to the growing geriatric population, safe and effective access to non-opioid drugs, and increased prevalence of diagnoses such as osteoarthritis and migraines. Rising demand for surgeries, increasing awareness, availability of treatment options, and the willingness to seek treatment are expected to complement the growth of the population of patients seeking treatment for pain and/or chronic pain medication use. KindlyMD, already a large market share player in the Utah non-opioid treatment space, hopes to expand its reach with the inclusion of opioid medication management and behavioral therapy services.

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Furthermore, the behavioral therapy industry is slated to grow with the integration of addiction and trauma based cognitive behavioral therapy (CBT) and inclusion of Ketamine and other infusion-based treatment options. Integration of these therapies with traditional pain management will provide a source of revenue as well as behavioral data and clinical research to develop valuable treatment programs, products, and further enhance legislative lobbying efforts toward wider acceptance of safe and effective non-opioid alternative therapies.

Growth Strategy

KindlyMD is leveraging healthcare standards and infrastructure to build a multi-state network of in-person clinics, telemedicine resources, and wholly owned subsidiaries in the outpatient medical space. Our expansion approach considers metrics such as prescribing laws and regulations, rates of opioid prescriptions, inclusion of behavioral therapy outcomes, non-opioid alternative medicine access, including medical cannabis, and existing specialty clinic operations in each market.

Offering outpatient clinical services with integrated behavioral health will be our central focus as we continue to expand into new Utah-based locations. KindlyMD may also expand upon its existing service lines. We are in the early stages of development. The Company has not taken concrete steps to expand into additional markets, nor have we identified any additional clinic locations or acquisitions or entered into any agreements or commitments for any material acquisitions or investments either in Utah or elsewhere.

KindlyMD will continue to leverage its growth potential as a leader in specialized data collection and healthcare in the opioid and alternative medicine space. We have not identified specific acquisition targets to disclose as of this offering. We intend to research and negotiate acquisitions as much as we are able. We will seek out specialty clinics focused on opioid or non-opioid evaluation and management of pain and other chronic illnesses. Clinics with large patient numbers that are and are not involved  in state legal medical cannabis programs, where patients are not able to receive behavioral healthcare, addiction services, or prescription management and education. These programs will be evaluated by a small team led by the CEO, COO, and consultant evaluators in order to acquire them as wholly-owned subsidiaries or integrated healthcare clinics.

KindlyMD collects valuable data from interactions with people online, via telecommunication, in-person patient interactions, and through our products. Clients provide some of this data directly, as do clinicians, and staff by collecting data about interactions, product and medication use, experiences, and behavior. In collecting data from these interactions, we collect and collate data from different contexts and third parties to provide a more seamless, consistent, and uniquely personalized experience, to make informed business decisions, to make clinical decisions, and for other legitimate business purposes. We intend to further use and analyze such data to allow us to become a large and specialized healthcare data company working to reduce opioid use, track product use and sales data, which will be highly valuable to the healthcare industry, the alternative medicine industry, and the pharmaceutical industry.

Competitive Strengths

KindlyMD is one of the largest providers of medical evaluation and management services related to treatment recommendations within the medical cannabis program in Utah. We treat over 14,800 active patients, which represents 21% of the total Utah medical cannabis patient population as of this filing. We operate with normative traditional medical standards and practices and set a high standard of care. Kindly MD has strong year over year revenue growth to-date, including during the COVID-19 Pandemic. Our leadership team is highly skilled in healthcare technology, customer service, patient care, and high-touch interactions. We value a culture of service to the patient above all.

Our model of healthcare is unique, blending prescribers and licensed behavioral health clinicians into every patient care plan while leveraging non-opioid alternative medicine where indicated. Although there are several large healthcare networks using an integrated behavioral health medical model in low-income and high-risk population care, we know of no other large clinic in Utah or the US which uses this integration model combined with a willingness to incorporate non-traditional medicine. We are also one of a limited number of specialty providers who allow patients to utilize non-opioid alternative medications, such as medical cannabis, concomitantly with opioids with medical supervision by a licensed integration team.

Our competition, respectively, are traditional medication pain clinics as well as other non-opioid specialty alternative medicine clinics in Utah.

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Risk Factors Summary

Investing in our Common Stock involves a high degree of risk because our business is subject to numerous risks and uncertainties, as more fully described in the section titled “Risk Factors” included elsewhere in this prospectus. You should carefully consider these risks before making an investment. These risks include, but are not limited to, the following:

●	Our business may suffer if we are unable to attract or retain talented personnel.

●	The lack of available and cost-effective directors and officer’s insurance coverage in our industry may cause us to be unable to attract and retain qualified executives, and this may result in our inability to further develop our business.

●	Management of growth will be necessary for us to be competitive.

●	Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our operation.

●	If we expand into other states, we will have to ensure compliance with all of the regulations of those states, which may be different from the laws in the State of Utah.

●	There can be no assurance that our current and future strategic alliances or expansions of scope of existing relationships will have a beneficial impact on our business, financial condition and results of operations.

●	Our use, disclosure, and other processing of personal information, including health information, is subject to the Health Insurance Portability and Accountability Act (HIPAA), and other federal, state, and foreign data privacy and security laws and regulations, and our failure to comply with those laws and regulations or to appropriately secure the information we hold could result in significant liability or reputational harm and, in turn, a material adverse effect on our client base, customer base and revenue.

●	Our business and financial performance may be adversely affected by downturns in the target markets that we serve or reduced demand for the types of services we offer.

●	Changes within the cannabis industry or the opioid industry may adversely affect our financial performance.

●	The Company’s industry is highly competitive, and we have less capital and resources than many of our competitors which may give them an advantage in marketing services similar to ours or make our services obsolete.

●	We may be unable to respond to the rapid technological change in the industry and such change may increase costs and competition that may adversely affect our business.

●	We may need additional capital that will dilute the ownership interest of investors.

●	We will be controlled by our existing majority shareholder.

●	Holders of the Warrants will have no rights as a holder of our Common Stock until they acquire our Common Stock.

●	Unless the Company becomes public and an active trading market develops for our securities, investors may not be able to sell their shares.

●	Costs and expenses of being a reporting company under the 1934 Securities Exchange Act may be burdensome and prevent us from achieving profitability.

The risks summarized above or described in full below are not the only risks that we face. Additional risks and uncertainties not presently known to us, or that we currently deem to be immaterial, may also materially adversely affect our business, financial condition, results of operations, and future growth prospects.

Corporate Information

Our principal executive offices are located at 5097 S 900 E, Suite 100 Salt Lake City, UT 84117. Our telephone number is (385) 388-8220. Our corporate website address is located at www.kindlymd.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Regulatory Landscape

Utah law requires that licensed medical providers who wish to recommend medical cannabis be licensed and registered with the Utah Department of Health every two years. Under the Utah Office of Health and Human Services, Center for Medical Cannabis, Rule R383-4 our providers to have an additional four hours of medical education than other providers and register with the state. Furthermore, any services offered to patients that are billed through health insurance payers require said providers to apply and contract with each insurance payer. The Company has not contracted with all payers and there is no guarantee that all payers will contract with the company, or its providers.

Laws and regulations affecting the medical marijuana industry are constantly changing, which could affect our operation. Local, state, and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter certain aspects of our business plan. In Utah, the Company complies with the Utah Medical Cannabis Act 26B-4-2, the Utah Controlled Substances Act 58-37 and under the rules established by the Utah Department of Health and Human Services, Center for Medical Cannabis. Our licensed providers are governed by the Utah Division of Professional licensing under the DOPL Licensing Act, 58-1. Federally, licensed medical providers are registered with the Drug Enforcement Administration (DEA) to prescribe scheduled medications in Utah.

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Impact of COVID-19 Pandemic

The recent outbreak of COVID-19 has spread across the globe and is impacting worldwide economic activity. In response to the COVID-19 pandemic, during 2020 and 2021, the Company established policies and protocols to address safety considerations. The extent to which the COVID-19 pandemic will continue to affect the Company’s business, financial condition, liquidity, and the Company’s operating results will depend on future developments, which are highly uncertain and cannot be predicted. It will depend on various factors including the duration and severity of the outbreak, the severity, or variants of COVID-19, including the omicron variant and its subvariants, and the effectiveness, acceptance, and availability of vaccines in countries throughout the world, and new information which may emerge concerning the appropriate responses if and to the extent that the availability of vaccines reduces restrictions imposed during the pandemic.

Inflation Risk

We do not believe that inflation has had a material effect on our business, results of operations, or financial condition. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs. Our inability or failure to do so could harm our business, results of operations, or financial condition.

Implications of Being a Smaller Reporting Company

As a smaller reporting company, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not smaller reporting companies, including, but not limited to:

●	Reduced disclosure obligations (e.g., matters regarding executive compensation) in our periodic reports, proxy statements and registration statements; and

●	Not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

We will remain a smaller reporting company until the end of the fiscal year in which (i) we have a public common equity float of more than $250 million, or (ii) we have annual revenues for the most recently completed fiscal year of more than $100 million plus we have a public common equity float or public float of more than $700 million. We also would not be eligible for status as smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

Uncertainty of Profitability

The Company has posted a net loss of $1,292,533 and has an accumulated deficit of $3,833,126 for the nine month period ending September 30, 2023. This history and our business strategy may result in meaningful volatility of revenues, losses and/or earnings. As we will only develop a limited number of business efforts, services and products at a time, our overall success will depend on a limited number of business initiatives, which may cause variability and unsteady profits and losses depending on the products and/or services offered and their market acceptance.

Our revenues and our profitability may be adversely affected by economic conditions and changes in the market for our products and/or services. Our business is also subject to general economic risks that could adversely impact the results of operations and financial condition.

We may not be able to continue our business as a going concern.

Because of the anticipated nature of the services that we offer and attempt to develop, it is difficult to accurately forecast revenues and operating results and these items could fluctuate in the future due to a number of factors. These factors may include, among other things, the following:

●	Our ability to raise sufficient capital to take advantage of opportunities and generate sufficient revenues to cover expenses.

●	Our ability to source strong opportunities with sufficient risk adjusted returns.

●	Our ability to manage our capital and liquidity requirements based on changing market conditions.

●	The amount and timing of operating and other costs and expenses.

●	The nature and extent of competition from other companies that may reduce market share and create pressure on pricing and investment return expectations.

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THE OFFERING

Issuer:	Kindly MD, Inc.

Securities offered(1):	1,272,727 Units, at a public offering price of $5.50 per Unit, each consisting of (i) one share of Common Stock, (ii) one Tradeable Warrant to purchase one share of Common Stock and (iii) one Non-tradeable Warrant to purchase one-half of one share of Common Stock. The Units will not be certificated or issued in stand-alone form. The shares of our Common Stock and the Warrants comprising the Units are immediately separable upon issuance and will be issued separately; but will be purchased together in this offering.

Description of Warrants included in Units:	Each Unit consists of one share of Common Stock and two Warrants: one Tradeable Warrant to purchase one share of Common Stock and one Non-tradeable Warrant to purchase one-half of one share of Common Stock. The exercise price of the Tradeable Warrants is $6.33 per share (115% of the public offering price per Unit), and the exercise price of the Non-tradeable Warrant is $6.33 per share (115% of the public offering price per one Unit). Each Warrant will be exercisable immediately upon issuance and will expire five years after the initial issuance date. The terms of the Warrants will be governed by a warrant agency agreement, dated as of the effective date of this offering, between us and VStock Transfer, LLC as the warrant agent (the “Warrant Agent”). This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Warrants. For more information regarding the Warrants, you should carefully read the section titled “Description of Our Securities—Warrants” in this prospectus.

Over-allotment option	We have granted the underwriters an option for a period of up to 45 days to purchase, up to 190,909 additional shares of Common Stock, and 190,909 Tradeable Warrants and/or 190,909 Non-tradeable Warrants to purchase an additional shares of Common Stock, or any combination thereof, at the public offering price per share of Common Stock and per Warrant, respectively, less, in each case, underwriting discounts and commissions, on the same terms as set forth in this prospectus, solely to cover over-allotments, if any.

Common Stock outstanding prior to the offering:	4,588,134 shares

Common Stock outstanding after the offering(2):	5,860,861 shares (6,051,770 shares if the underwriters exercise their option to purchase additional shares in full).

Use of proceeds:

We estimate that the net proceeds to us from this offering will be approximately $6,045,500 million, or approximately $6,985,250 if the underwriters exercise their over-allotment option in full, assuming an offering price of $5.50 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering primarily for general corporate purposes, including capital expenditures, labor, real estate, marketing and sales, technology development, and other expenses. See “Use of Proceeds” for additional information.

Underwriters’ compensation:

In connection with this offering, the underwriters will receive an underwriting discount equal to 9% of the gross proceeds from the sale of Units in the offering. We will also reimburse the underwriters for certain out-of-pocket actual expenses related to the offering and pay them 1.0% of the aggregate sales price sold in the Offering as non-accountable expenses. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Representative Warrants:	Upon the closing of this offering, we have agreed to issue to WallachBeth warrants that will expire on the fifth anniversary of the commencement date of sales in this offering, entitling the Representative to purchase 6% of the number of shares of Common Stock sold in this offering will have an exercise price equal to 115% of the public offering price per Unit set forth on the cover page of this prospectus (or $6.33 per share, which is the midpoint of the price range set forth on the cover page of this prospectus), will provide for a “cashless” exercise, and will contain certain antidilution adjustments (but excluding any price based antidilution). For additional information regarding the representative’s warrants, see “Underwriting—Representative’s Warrants”.

Proposed Nasdaq Capital Market trading symbol and listing:	We have applied to the Nasdaq Capital Market to list our Common Stock under the symbol “KDLY” and our Tradeable Warrants under the symbol “KDLYW.” No assurance can be given that our listing application will be approved.

Dividend policy:	We have not historically paid dividends on our Common Stock and do not anticipate paying dividends on our Common Stock for the foreseeable future.

Transfer agent/Warrant Agent:	VStock Transfer, LLC

Risk factors:	See “Risk Factors” beginning on page 10 and the other information contained in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

Lock-ups	We and our directors, officers and holders of ten percent (10%) or more of our outstanding securities have agreed with the underwriters, subject to certain exceptions, not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock for a period of six months after the completion of this offering. See “Underwriting” on page 62.

(1)	The actual number of Units we will offer and the actual price per Unit will be determined based on the actual public offering.

(2)	The total number of shares of Common Stock that will be outstanding after this offering is based on 4,588,134 shares of Common Stock outstanding as of December 7, 2023. Unless otherwise indicated, the shares outstanding after this offering excludes the following:

●	1,909,091 shares of our Common Stock issuable upon the exercise of the Tradeable Warrants, and the exercise of Non-tradeable Warrants to be issued as part of the Units;

●	87,818 shares of our Common Stock issuable upon exercise of the Representative Warrants.

●	286,364 shares of our Common Stock issuable upon the exercise of the Tradeable Warrants and the exercise of Non-tradeable Warrants to be included as part of the Over-allotment Option

Except as otherwise indicated herein, all information in this prospectus assumes, including the number of shares of common stock that will be outstanding after this offering, assumes or gives effect to

●	no shares of Common Stock have been issued pursuant to any warrants or options;

●	no exercise of outstanding options after;

●	no shares of Common Stock have been issued pursuant to the Representative’s over-allotment option; and

●	no shares of Common Stock have been issued pursuant to the Representative Warrants

●	The resale by the selling stockholders may cause the market price of our common stock to decline.

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SUMMARY OF FINANCIAL INFORMATION

The following table summarizes our financial data. The following summary statements of operations and balance sheet data for the fiscal years ended December 31, 2022 and 2021, and for the nine months ended September 30, 2023 and 2022 and the balance sheet data as of September 30, 2023 have been derived from our unaudited financial statements included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods. You should read the summary financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

Statement of Operations Data:

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2023	2022	2022	2021

REVENUE	$3,009,151	$2,856,902	$3,787,077	$2,504,319

OPERATING EXPENSES
Costs of goods sold	128,356	116,769	152,385	87,124
General and administrative	1,160,948	1,706,106	2,151,563	853,582
Personnel	3,037,938	3,257,573	4,176,542	1,502,273
TOTAL OPERATING EXPENSES	4,327,242	5,080,448	6,480,490	2,442,979

INCOME (LOSS) FROM OPERATIONS	(1,318,091)	(2,223,546)	(2,693,413)	61,340

OTHER INCOME (EXPENSE)
Other income and expense	25,558	128,996	152,820	87,996

TOTAL OTHER INCOME (EXPENSE)	25,558	128,996	152,820	87,996

INCOME (LOSS) BEFORE INCOME TAXES	(1,292,533)	(2,094,550)	(2,540,593)	149,336

Provision for income taxes	-	-	-	-
NET INCOME (LOSS)	$(1,292,533)	(2,094,550)	$(2,540,593)	$149,336

NET INCOME (LOSS) PER COMON SHARE-BASIC AND DILUTED	$(0.29)	-	$(1.56)	$-

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – BASIC AND DILUTED	4,445,714	-	1,623,386	-

1 See Note to our financial statements for an explanation of the method used to compute basic and diluted net loss per share.

Balance Sheet Data:

	September 30, 2023 (unaudited)
	Actual	Post-Offering Pro Forma without Over-Allotment Option(1)(2)	Post-Offering Pro Forma with Over-Allotment Option(3)
Cash and cash equivalents	$151,245	$6,196,745	$7,136,495
Working capital	$(324,567)	$5,720,933	$6,660,683
Total assets	$856,274	$6,901,774	$7,841,524
Total liabilities	$1,048,624	$1,048,624	$1,048,624
Accumulated deficit	$(3,833,126)	$(3,833,126)	$(3,833,126)
Total stockholders’ equity (deficit)	$(192,350)	$5,853,150	$6,792,900

1 On a pro forma as adjusted basis to give further effect to our issuance and sale of shares of common stock in this offering at an assumed initial public offering price of $5.50 per share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

2 Each $1.00 increase (decrease) in the assumed initial public offering price of $5.50 per share, would increase (decrease) the pro forma as adjusted amount of each of cash and cash equivalents, working capital, total assets and total stockholders’ equity (deficit) by approximately $1,139,091, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 1,000,000 shares in the number of shares offered by us at the assumed initial public offering price per share, would increase (decrease) the pro forma as adjusted amount of each of cash and cash equivalents, working capital, total assets and total stockholders’ equity (deficit) by approximately $4,922,500.

3 If the underwriters’ option to purchase up to an additional 190,909 shares of Common Stock is exercised we would receive approximately $1,050,000 million in additional net proceeds, based on the assumed initial public offering price of $5.50 per Unit, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us; and (ii) cash and cash equivalents, total shareholders’ equity and total capitalization would each also increase by approximately $939,750.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks that are described in this section You should also read the sections entitled “Cautionary Note Regarding Forward-Looking Statements” on page 25 of this prospectus. Additional risks not presently known or that we currently deem immaterial could also materially and adversely affect us. You should consult your own financial and legal advisors as to the risks entailed by an investment in our securities and the suitability of investing in our securities in light of your particular circumstances. If any of the risks contained in this prospectus develop into actual events, our assets, business, cash flows, condition (financial or otherwise), credit quality, financial performance, liquidity, long-term performance goals, prospects, and/or results of operations could be materially and adversely affected, the trading price of our Common Stock could decline and you may lose all or part of your investment. Some statements in this prospectus, including such statements in the following risk factors, constitute forward-looking statements.

The Company operates in an environment that involves many risks and uncertainties. The risks and uncertainties described in this section are not the only risks and uncertainties that we face. Additional risks and uncertainties that presently are not considered material or are not known to us, and therefore are not mentioned herein, may impair our business operations. If any of the risks described actually occur, our business, operating results, financial position, and value of our securities could be adversely affected.

RISKS RELATED TO OUR BUSINESS

The novel coronavirus (COVID-19) pandemic may have unexpected effects on our business, financial condition and results of operations.

In March 2020, the World Health Organization declared COVID-19 a global pandemic, and governmental authorities around the world have implemented measures to reduce the spread of COVID-19. These measures have adversely affected workforces, customers, supply chains, consumer sentiment, economies, and financial markets, and, along with decreased consumer spending, have led to an economic downturn across many global economies.

Numerous state and local jurisdictions have imposed, and others in the future may impose, shelter-in-place orders, quarantines, shut-downs of non-essential businesses, and similar government orders and restrictions on their residents to control the spread of COVID-19. Such orders or restrictions have resulted in temporary facility closures (including certain of our third-party VRCs), work stoppages, slowdowns and travel restrictions, among other effects, thereby adversely impacting our operations. In addition, we expect to be impacted by a downturn in the United States economy, which could have an adverse impact on discretionary consumer spending and may have a significant impact on our business operations and/or our ability to generate revenues and profits.

In response to the COVID-19 disruptions, we have implemented a number of measures designed to protect the health and safety of our staff and contractors. These measures include restrictions on non-essential business travel, the institution of work-from-home policies wherever feasible and the implementation of strategies for workplace safety at our facilities that remain open. We are following the guidance from public health officials and government agencies, including implementation of enhanced cleaning measures, social distancing guidelines and wearing of masks.

The extent to which COVID-19 ultimately impacts our business, financial condition and results of operations will depend on future developments, which are highly uncertain and unpredictable, including new information which may emerge concerning the severity and duration of the COVID-19 outbreak and the effectiveness of actions taken to contain the COVID-19 outbreak or treat its impact, among others. Additionally, while the extent to which COVID-19 ultimately impacts our operations will depend on a number of factors, many of which will be outside of our control. The COVID-19 outbreak is evolving and new information emerges daily; accordingly, the ultimate consequences of the COVID-19 outbreak cannot be predicted with certainty.

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In addition to the COVID-19 disruptions possibility adversely impacting our business and financial results, they may also have the effect of heightening many of the other risks described in “Risk Factors,” including risks relating to changes due to our limited operating history; our ability to generate sufficient revenue, to generate positive cash flow; our relationships with third parties, and many other factors. We will endeavor to minimize these impacts, but there can be no assurance relative to the potential impacts that may be incurred.

Uncertainty of profitability.

Our business strategy may result in meaningful volatility of revenues, losses and/or earnings. As we will only develop a limited number of business efforts, services and products at a time, our overall success will depend on a limited number of business initiatives, which may cause variability and unsteady profits and losses depending on the products and/or services offered and their market acceptance.

Our revenues and our profitability may be adversely affected by economic conditions and changes in the market for our products and/or services. Our business is also subject to general economic risks that could adversely impact the results of operations and financial condition.

We may not be able to continue our business as a going concern.

Management plans to raise additional capital through the sale of shares of Common Stock to pursue business development activities, but there are no assurances of success relative to the efforts.

Because of the anticipated nature of the services that we offer and attempt to develop, it is difficult to accurately forecast revenues and operating results and these items could fluctuate in the future due to a number of factors. These factors may include, among other things, the following:

●	Our ability to raise sufficient capital to take advantage of opportunities and generate sufficient revenues to cover expenses.

●	Our ability to source strong opportunities with sufficient risk adjusted returns.

●	Our ability to manage our capital and liquidity requirements based on changing market conditions.

●	The amount and timing of operating and other costs and expenses.

●	The nature and extent of competition from other companies that may reduce market share and create pressure on pricing and investment return expectations.

Our business may suffer if we are unable to attract or retain talented personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity, and good faith of Management, as well as other personnel. We have a small management team, and the loss of a key individual or our inability to attract suitably qualified replacements or additional staff could adversely affect our business. Our success also depends on the ability of Management to form and maintain key commercial relationships within the marketplace. No assurance can be given that key personnel will continue their association or employment with us or that replacement personnel with comparable skills will be found. If we are unable to attract and retain key personnel and additional employees, our business may be adversely affected. We do not maintain key-man life insurance on any of our executive employees.

Although we have entered into an employment agreement with our Chief Executive Officer, and do not believe our Chief Executive Officer is planning to leave or retire in the near term, we cannot assure you that he will remain with us. The loss or limitation of the services of any of our executives or members of our senior management team, or the inability to attract additional qualified management personnel, could have a material adverse effect on our business, financial condition, results of operations, or independent associate relations.

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The lack of available and cost-effective directors and officer’s insurance coverage in our industry may cause us to be unable to attract and retain qualified executives, and this may result in our inability to further develop our business.

Our business depends on attracting independent directors, executives, and senior management to advance our business plans. We currently do not have directors and officer’s insurance to protect our directors, officers, and the company against the possible third-party claims. This is due to the significant lack of availability of such policies in the cannabis industry at reasonably competitive prices. As a result, the Company and our executive directors and officers are susceptible to liability claims arising by third parties, and as a result, we may be unable to attract and retain qualified independent directors and executive management causing the development of our business plans to be impeded as a result.

Management of growth will be necessary for us to be competitive.

Successful expansion of our business will depend on our ability to effectively attract and manage staff, strategic business relationships, and shareholders. Specifically, we will need to hire skilled management and technical personnel as well as manage partnerships to navigate shifts in the general economic environment. Expansion has the potential to place significant strains on financial, management, and operational resources, yet failure to expand will inhibit our profitability goals. We have no definitive plan for expansion into other states at this time.

The failure to enforce and maintain our intellectual property rights could adversely affect the value of the Company.

The success of our business will partially depend on our ability to protect our intellectual property. As of the date hereof, we do not own any federally registered patents or trademarks. The unauthorized use of our intellectual property could diminish the value of our business, which would have a material adverse effect on our financial condition and results of operation.

Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our operation.

Local, state, and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter certain aspects of our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt certain aspects of our business plan and result in a material adverse effect on certain aspects of our planned operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to certain aspects of our businesses. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Our operations, although compliant with Utah state law, are still subject to U.S. federal law which classifies cannabis as a Schedule I controlled substance. There is always a risk of federal enforcement action, and non-compliance could lead to significant legal penalties, including but not limited to fines, imprisonment, seizure of assets, and prohibition of business operations.

Our business operations in the medical marijuana industry expose us to specific risks. The conflict between federal and state laws regarding marijuana creates a complex legal environment, where compliance with state law does not exempt us from federal prosecution. Federal enforcement could disrupt our operations and expose us to substantial legal risk. The ongoing evolution of regulations and their enforcement adds a layer of uncertainty to our business.

The Cannabis industry also faces societal perceptions and stigma which can impact our market. Changes in laws, regulations, or societal perceptions can affect market conditions and the demand for our products and services.

If we expand into other states, we will have to ensure compliance with all of the regulations of those states, which may be different from the laws in the State of Utah.

We have no definitive plans to expand into other states. However, if we do choose to expand our operations to other states in the future, we will have to ensure full compliance with the laws of those states, which will necessitate significant investments in legal, operational, and administrative resources. Each expansion will come with its own set of unique challenges and potential risks, necessitating a thorough analysis of the specific state regulatory environments. Our business operations and expansion plans are in line with the current interpretation of the regulations in place. However, a change in regulatory interpretation, enforcement or law could adversely affect our operations. Consequently, the risks inherent in the cannabis industry and our business necessitate careful consideration by potential investors.

If we incur substantial liability from litigation, complaints, or enforcement actions, our financial condition could suffer.

Our participation in the medical marijuana industry may lead to litigation, formal or informal complaints, enforcement actions, and inquiries by various federal, state, or local governmental authorities against us. Litigation, complaints, and enforcement actions could consume considerable amounts of financial and other corporate resources, which could have a negative impact on our sales, revenue, profitability, and growth prospects.

There can be no assurance that our current and future strategic alliances or expansions of scope of existing relationships will have a beneficial impact on our business, financial condition and results of operations.

We may enter into strategic alliances and partnerships with third parties that we believe will complement or augment our existing business. Our ability to complete strategic alliances is dependent upon, and may be limited by, the availability of suitable candidates and capital. In addition, strategic alliances could present unforeseen integration obstacles or costs, may not enhance our business and may involve risks that could adversely affect us, including significant amounts of management time that may be diverted from operations in order to pursue and complete such transactions or maintain such strategic alliances. Future strategic alliances could result in the incurrence of additional debt, costs and contingent liabilities, and there can be no assurance that future strategic alliances will achieve, or that our existing strategic alliances will continue to achieve, the expected benefits to our business or that we will be able to consummate future strategic alliances on satisfactory terms, if at all. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

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We may face unfavorable publicity or consumer perception.

Management believes the pain management, cannabis, and alternative medicine industry is highly dependent upon consumer perception regarding the safety, efficacy and quality of the treatment offered and outcomes produced. Consumer perception of our services may be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding opioids, cannabis, as well as alternative medicine services. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the prescription medicine, behavioral therapy industry, cannabis, or alternative medicine market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that is perceived as less favorable than, or questions earlier research reports, findings or publicity could have a material adverse effect on the demand for our services. Our dependence upon consumer perceptions means that such adverse reports, whether or not accurate or with merit, could ultimately have a material adverse effect on our business, results of operations, financial condition and cash flows. Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of treatments in general, or our services specifically, or associating the consumption of prescription or non-prescription medications, cannabis, or any other products with illness or other negative effects or events, could have such a material adverse effect.

We are subject to general economic risks.

Our operations could be affected by the economic context should the unemployment level, interest rates or inflation reach levels that influence consumer trends and spending and, consequently, impact our sales and profitability.

Provisions in our governing documents and Utah law may have an anti-takeover effect, and there are substitutional regulatory limitations on changes of control of bank holding companies.

Our corporate organizational documents and provisions of federal and state law to which we are subject contain certain provisions that could have an anti-takeover effect and may delay, make more difficult or prevent an attempted acquisition that you may favor or an attempted replacement of our board of directors or management.

Our brand is integral to our success. If we fail to effectively maintain, promote, and enhance our brand in a cost-effective manner, our business and competitive advantage may be harmed.

We believe that maintaining and enhancing our reputation and brand recognition is critical to our relationships with existing customers, providers, and strategic partners, and to our ability to attract new customers, providers, and strategic partners. The promotion of our brand may require us to make substantial investments, and we anticipate that, given the highly competitive nature of our market, these marketing initiatives may become increasingly difficult and expensive. Brand promotion and marketing activities may not be successful or yield increased revenue, and to the extent that these activities yield increased revenue, the increased revenue may not offset the expenses we incur and our results of operations could be harmed. In addition, any factor that diminishes our reputation or that of our management, including failing to meet the expectations of our customers, the providers, or partners, could harm our reputation and brand and make it substantially more difficult for us to attract new customers, providers, and partners. If we do not successfully maintain and enhance our reputation and brand recognition in a cost-effective manner, our business may not grow and we could lose our relationships with customers, providers, and partners, which could harm our business, financial condition, and results of operations.

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The market for our model and services is new, rapidly evolving, and increasingly competitive, as the healthcare industry in the United States is undergoing significant structural change and consolidation, which makes it difficult to forecast demand for our solutions.

The market for our model is new, rapidly evolving and increasingly competitive. We are expanding our business by offering technology-driven access to consultation and treatment options for new conditions, including telehealth options, but it is uncertain whether our offerings will achieve and sustain high levels of demand and market adoption. Our future financial performance depends in part on growth in this market, our ability to market effectively and in a cost-efficient manner, and our ability to adapt to emerging demands of existing and potential customers and the evolving regulatory landscape. It is difficult to predict the future growth rate and size of our target market. Negative publicity concerning telehealth generally, our offerings, customer success on our platform, or our market as a whole could limit market acceptance of our business model and services. If our customers do not perceive the benefits of our offerings, or if our offerings do not drive customer use and enrollment, then our market and our customer base may not continue to develop, or they may develop more slowly than we expect. Negative publicity regarding customer confidentiality and privacy in the context of telehealth could limit market acceptance of our business model and services.

The healthcare industry in the United States is continually undergoing or threatened with significant structural change and is rapidly evolving. We believe demand for our offerings has been driven in part by rapidly growing costs in the traditional healthcare system, difficulties accessing the healthcare system, patient stigma associated with sensitive medical conditions, the movement toward patient-centricity and personalized healthcare, advances in technology, and general movement to telehealth accelerated by the COVID-19 pandemic. Widespread acceptance of personalized healthcare enabled by technology is critical to our future growth and success. A reduction in the growth of technology-enabled personalized healthcare could reduce the demand for our services and result in a lower revenue growth rate or decreased revenue.

Additionally, if healthcare or healthcare benefits trends shift or entirely new technologies are developed that replace existing offerings, our existing or future services could be rendered obsolete and require that we materially change our technology or business model. If we are unable to do so, our business could be adversely affected. In addition, we may experience difficulties with software development, industry standards, design or marketing that could delay or prevent our development, introduction, or implementation of new options on our platform and any enhancements thereto. Any such difficulties may have an adverse effect on our business, financial condition, and results of operations.

Competitive platforms or other technological breakthroughs for the monitoring, management, treatment, or prevention of medical conditions may adversely affect demand for our offerings.

Our ability to achieve our strategic objectives will depend, among other things, on our ability to enable fast and efficient telehealth consultations and maintain comprehensive and affordable offerings. Our competitors, as well as a number of other companies and providers, within and outside the healthcare industry, are pursuing new devices, delivery technologies, sensing technologies, procedures, treatments, drugs, and other therapies for the monitoring and treatment of medical conditions. Any technological breakthroughs in monitoring, treatment, or prevention of medical conditions that we could not similarly leverage could reduce the potential market for our offerings, which could significantly reduce our revenue and our potential to grow certain aspects of our business.

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We operate in highly competitive markets and face competition from large, well-established healthcare providers, traditional retailers, pharmaceutical providers, and technology companies with significant resources, and, as a result, we may not be able to compete effectively.

The markets for healthcare and technology are intensely competitive, subject to rapid change, and significantly affected by new product and technological introductions and other market activities of industry participants. We compete directly not only with other established telehealth providers but also traditional healthcare providers, pharmacies and technology companies entering into the health and wellness industry. Our current competitors include traditional healthcare providers expanding into the telehealth market, incumbent telehealth providers, as well as new entrants into our market that are focused on direct-to-consumer healthcare or healthcare technology. Our competitors further include enterprise-focused companies that may enter the direct-to-consumer healthcare industry, as well as direct-to-consumer healthcare providers and technology companies.

New competitors or alliances may emerge that have greater market share, a larger customer base, more widely adopted proprietary technologies, greater marketing expertise, and greater financial resources, which could put us at a competitive disadvantage. For example, some state and federal regulatory authorities lowered certain barriers to the practice of telehealth in order to make remote healthcare services more accessible in response to the COVID-19 pandemic. Although it is unclear whether these regulatory changes will be permanent or that they will have a long-term impact on the adoption of telehealth services by the general public or legislative and regulatory authorities, these changes may result in greater competition for our business. The lower barriers to entry may allow various new competitors to enter the market more quickly and cost effectively than before the COVID-19 pandemic.

Additionally, we believe that the COVID-19 pandemic has introduced many new users to telehealth and further reinforced its benefits to potential competitors. We believe this may drive additional industry consolidation or cooperative relationships that may result in competitors with greater resources and access to potential customers. For example, we believe the COVID-19 pandemic may have caused various traditional healthcare providers to evaluate, and in some cases, pursue telehealth options that can be paired with their in-person capabilities. These industry changes could better position our competitors to serve certain segments of our current or future markets, which could create additional price pressure. In light of these factors, even if our offerings are more effective than those of our competitors, current or potential customers may accept competitive solutions in lieu of purchasing from us.

Our ability to compete effectively depends on our ability to distinguish our company and our offerings from our competitors and their products, and includes factors such as:

●	accessibility, ease of use and convenience;
●	price and affordability;
●	personalization;
●	brand recognition;
●	long-term outcomes;
●	breadth and efficacy of offerings;
●	market penetration;
●	marketing resources and effectiveness;
●	partnerships and alliances;
●	relationships with providers, suppliers and partners; and
●	regulatory compliance recourses.

If we are unable to successfully compete with existing and potential competitors, our business, financial condition, and results of operations could be adversely affected.

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Risks Of Government Action And Regulatory Uncertainty

Our use, disclosure, and other processing of personal information, including health information, is subject to the Health Insurance Portability and Accountability Act (HIPAA), and other federal, state, and foreign data privacy and security laws and regulations, and our failure to comply with those laws and regulations or to appropriately secure the information we hold could result in significant liability or reputational harm and, in turn, a material adverse effect on our client base, customer base and revenue.

In the course of offering personalized health and wellness recommendations, we collect a substantial amount of personalized health information. Numerous state and federal laws and regulations govern the collection, dissemination, use, privacy, confidentiality, security, availability, integrity and other processing of protected health information (PHI), and other types of personal information. For example, HIPAA establishes a set of national privacy and security standards for the protection PHI by health plans, healthcare clearinghouses and certain healthcare providers, referred to as covered entities, and the business associates with whom such covered entities contract for services, as well as their covered subcontractors. When we act in the capacity of a business associate under HIPAA, we execute business associate agreements with our clients.

HIPAA requires covered entities and business associates, such as us, to develop and maintain policies and procedures with respect to PHI that is used or disclosed, including the adoption of administrative, physical and technical safeguards to protect such information.

Violations of HIPAA may result in significant civil and criminal penalties. HIPAA also authorizes state attorneys general to file suit on behalf of their residents. Courts may award damages, costs and attorneys’ fees related to violations of HIPAA in such cases. While HIPAA does not create a private right of action allowing individuals to sue us in civil court for violations of HIPAA, its standards have been used as the basis for duty of care in state civil suits such as those for negligence or recklessness in the misuse or breach of duties related to PHI.

In addition, HIPAA mandates that the Secretary of HHS conduct periodic compliance audits of HIPAA covered entities and business associates for compliance with the HIPAA privacy and security rules.

HIPAA further requires that patients be notified of any unauthorized acquisition, access, use or disclosure of their unsecured PHI that compromises the privacy or security of such information, with certain exceptions related to unintentional or inadvertent use or disclosure by employees or authorized individuals. HIPAA requires such notifications to be made “without unreasonable delay and in no case later than 60 calendar days after discovery of the breach.” If a breach affects 500 patients or more, it must be reported to HHS without unreasonable delay, and HHS will post the name of the breaching entity on its public web site. Breaches affecting 500 patients or more in the same state or jurisdiction must also be reported to the local media. If a breach involves fewer than 500 people, the covered entity must record it in a log and notify HHS at least annually.

In addition to HIPAA, numerous other federal, state, and foreign laws and regulations protect the confidentiality, privacy, availability, integrity and security of health-related and other personal information. These laws and regulations in many cases are more restrictive than, and may not be preempted by, HIPAA and its implementing rules. These laws and regulations are often uncertain, contradictory, and subject to changed or differing interpretations, and we expect new laws, rules and regulations regarding privacy, data protection, and to be proposed and enacted in the future. Further, many state attorneys general are interpreting existing federal and state consumer protection laws to impose evolving standards for the online collection, use, dissemination and security of health-related and other personal information. Courts may also adopt the standards for fair information practices promulgated by the FTC, which concern consumer notice, choice, security and access. Consumer protection laws require us to publish statements that describe how we handle personal information and choices individuals may have about the way we handle their personal information. If such information that we publish is considered untrue, we may be subject to government claims of unfair or deceptive trade practices, which could lead to significant liabilities and consequences. Furthermore, according to the FTC, violating consumers’ privacy rights or failing to take appropriate steps to keep consumers’ personal information secure may constitute unfair acts or practices in or affecting commerce in violation of Section 5(a) of the FTC Act.

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We may become subject to the Anti-Kickback Statute, Stark Law, False Claims Act, Civil Monetary Penalties Law and may be subject to analogous provisions of applicable state laws and could face substantial penalties if we fail to comply with such laws.

There are several federal laws addressing fraud and abuse that apply to businesses that receive reimbursement from a federal health care program. There are also a number of similar state laws covering fraud and abuse with respect to, for example, private payors, self-pay and insurance. Currently, we receive a substantial percentage of our revenue from private payors and from Medicare. Accordingly, our business is subject to federal fraud and abuse laws, such as the Anti-Kickback Statute, the Stark Law, the False Claims Act, the Civil Monetary Penalties Law and other similar laws. Moreover, we are already subject to similar state laws. We believe we have operated, and intend to continue to operate, our business in compliance with these laws. However, these laws are subject to modification and changes in interpretation and are enforced by authorities vested with broad discretion. Federal and state enforcement entities have significantly increased their scrutiny of healthcare companies and providers which has led to investigations, prosecutions, convictions and large settlements. We continually monitor developments in this area. If these laws are interpreted in a manner contrary to our interpretation or are reinterpreted or amended, or if new legislation is enacted with respect to healthcare fraud and abuse, illegal remuneration, or similar issues, we may be required to restructure our affected operations to maintain compliance with applicable law. There can be no assurances that any such restructuring will be possible or, if possible, would not have a material adverse effect on our results of operations, financial position, or cash flows.

Anti-Kickback Statute

A federal law commonly referred to as the “Anti-Kickback Statute” prohibits the knowing and willful offer, payment, solicitation or receipt of remuneration, directly or indirectly, in return for the referral of patients or arranging for the referral of patients, or in return for the recommendation, arrangement, purchase, lease or order of items or services that are covered, in whole or in part, by a federal healthcare program such as Medicare or Medicaid. The term “remuneration” has been broadly interpreted to include anything of value such as gifts, discounts, rebates, waiver of payments or providing anything at less than its fair market value. The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, or the PPACA, amended the intent requirement of the Anti-Kickback Statute such that a person or entity can be found guilty of violating the statute without actual knowledge of the statute or specific intent to violate the statute. Further, the PPACA now provides that claims submitted in violation of the Anti-Kickback Statute constitute false or fraudulent claims for purposes of the federal False Claims Act, or FCA, including the failure to timely return an overpayment. Many states have adopted similar prohibitions against kickbacks and other practices that are intended to influence the purchase, lease or ordering of healthcare items and services reimbursed by a governmental health program or state Medicaid program. Some of these state prohibitions apply to remuneration for referrals of healthcare items or services reimbursed by any third-party payor, including commercial payors and self-pay patients.

Stark Law

Section 1877 of the Social Security Act, or the Stark Law, prohibits a physician from referring a patient to an entity for certain “designated health services” reimbursable by Medicare if the physician (or close family members) has a financial relationship with that entity, including an ownership or investment interest, a loan or debt relationship or a compensation relationship, unless an exception to the Stark Law is fully satisfied. The designated health services covered by the law include, among others, laboratory and imaging services. Some states have self-referral laws similar to the Stark Law for Medicaid claims and commercial claims.

Violation of the Stark Law may result in prohibition of payment for services rendered, a refund of any Medicare payments for services that resulted from an unlawful referral, $15,000 civil monetary penalties for specified infractions, criminal penalties, and potential exclusion from participation in government healthcare programs, and potential false claims liability. The repayment provisions in the Stark Law are not dependent on the parties having an improper intent; rather, the Stark Law is a strict liability statute and any violation is subject to repayment of all amounts arising out of tainted referrals. If physician self-referral laws are interpreted differently or if other legislative restrictions are issued, we could incur significant sanctions and loss of revenues, or we could have to change our arrangements and operations in a way that could have a material adverse effect on our business, prospects, damage to our reputation, results of operations and financial condition.

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False Claims Act

The FCA prohibits providers from, among other things, (1) knowingly presenting or causing to be presented, claims for payments from the Medicare, Medicaid or other federal healthcare programs that are false or fraudulent; (2) knowingly making, using or causing to be made or used, a false record or statement to get a false or fraudulent claim paid or approved by the federal government; or (3) knowingly making, using or causing to be made or used, a false record or statement to avoid, decrease or conceal an obligation to pay money to the federal government. The “qui tam” or “whistleblower” provisions of the FCA allow private individuals to bring actions under the FCA on behalf of the government. These private parties are entitled to share in any amounts recovered by the government, and, as a result, the number of “whistleblower” lawsuits that have been filed against providers has increased significantly in recent years. Defendants found to be liable under the FCA may be required to pay three times the actual damages sustained by the government, plus civil penalties ranging between $5,500 and $11,000 for each separate false claim.

There are many potential bases for liability under the FCA. The government has used the FCA to prosecute Medicare and other government healthcare program fraud such as coding errors, billing for services not provided, and providing care that is not medically necessary or that is substandard in quality. The PPACA also provides that claims submitted in connection with patient referrals that result from violations of the Anti-Kickback Statute constitute false claims for the purpose of the FCA, and some courts have held that a violation of the Stark law can result in FCA liability, as well. In addition, a number of states have adopted their own false claims and whistleblower provisions whereby a private party may file a civil lawsuit in state court. We are required to provide information to our employees and certain contractors about state and federal false claims laws and whistleblower provisions and protections.

Civil Monetary Penalties Law

The Civil Monetary Penalties Law prohibits, among other things, the offering or giving of remuneration to a Medicare or Medicaid beneficiary that the person or entity knows or should know is likely to influence the beneficiary’s selection of a particular provider or supplier of items or services reimbursable by a federal or state healthcare program. This broad provision applies to many kinds of inducements or benefits provided to patients, including complimentary items, services or transportation that are of more than a nominal value. This law could affect how we have to structure our operations and activities.

RISK ASSOCIATED WITH OUR INDUSTRY

Our business and financial performance may be adversely affected by downturns in the target markets that we serve or reduced demand for the types of services we offer.

Demand for our services is often affected by general economic conditions as well as trends in our target markets. These changes may result in decreased demand for our services. The occurrence of these conditions is beyond our ability to control and, when they occur, they may have a significant impact on our results of operations. The inability or unwillingness of our customers to pay a premium for our services due to general economic conditions or a downturn in the economy may have a significant adverse impact on results of operations.

The market for prescription digital therapeutics is new, rapidly evolving, and increasingly competitive, the healthcare industry in the U.S. is undergoing significant structural change, and the demand for prescription digital therapeutics in markets outside of the U.S. is uncertain, which makes it difficult to forecast demand for our products. As a result, all prospective financial information included herein are subject to change.\

The market for our medical evaluation and management services is new and rapidly evolving, and it is uncertain whether it will achieve and sustain high levels of demand and market adoption. Our future financial performance will depend on growth in this market and on our ability to adapt to emerging demands of our customers. It is difficult to predict the future growth rate and size of our target market.

The healthcare industry in the U.S. is undergoing significant structural change and is rapidly evolving. We believe demand for our products and services has been driven in large part by rapidly growing costs in the traditional healthcare system, the movement toward patient-centricity and personalized healthcare, and advances in technology. Widespread acceptance of personalized healthcare is critical to our future growth and success. A reduction in the growth of personalized healthcare could reduce the demand for our medical evaluation and management services and result in a lower revenue growth rate or decreased revenue.

If our assumptions regarding these uncertainties are incorrect or change in reaction to changes in our markets, or if we do not manage or address these risks successfully, our results of operations could differ materially from our expectations, and our business could suffer.

Changes within the cannabis industry or the healthcare industry may adversely affect our financial performance.

Pain clinics operate in a highly regulated industry. Changes in federal, state, or local laws and regulations can significantly affect our operations and profitability. In particular, changes in healthcare laws, policies, and regulations, including those related to insurance and Medicare/Medicaid reimbursements, may impact our revenue. Our financial health is linked to coverage of Medicare and Medicaid to cover outpatient management services, including pain management services. Reimbursement rates, or a decision by a significant number of insurers to terminate their agreements with us could adversely affect our business. The ongoing opioid crisis has led to an increased scrutiny of pain management clinics, including ours. Any perceived mismanagement of opioid prescriptions could lead to severe legal and reputational ramifications.

Like pain clinics, the cannabis industry is highly regulated, and laws can vary greatly between jurisdictions. A change in federal laws, state laws, or local ordinances could significantly impact our operations. Despite increased acceptance, cannabis usage is still stigmatized in many parts of society. Negative perceptions or stigmatization could affect the demand for our services and impact our reputation. Supply chain regulation and changes could impact our ability to provide consistent products and services to our clients.

Further, changes in research findings, particularly those that reflect negatively on cannabis, could impact consumer demand for our products and services.

Failure in the Company’s information technology systems or delays or failures in the development and implementation of updates or enhancements to those systems could significantly delay billing and otherwise disrupt the Company’s operations or patient relationships.

Our business and patient relationships depend, in part, on the continued performance of its information technology systems. Despite network security measures and other precautions, our information technology systems are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptions. Sustained system failures or interruption of our systems in one or more of its operations could disrupt our ability to conduct our business. Breaches with respect to protected health information could result in violations of HIPAA and analogous state laws, and risk the imposition of significant fines and penalties. Failure of our information technology systems could adversely affect our business, profitability and financial condition.

Medical malpractice lawsuits can be costly and damaging to our practice and reputation.

The risk of malpractice suits is significant in the medical profession. A rise in malpractice suits, or changes in laws related to malpractice, can increase our insurance costs and potentially lead to significant financial payouts.

The Company’s industry is highly competitive, and we have less capital and resources than many of our competitors which may give them an advantage in marketing services similar to ours or make our services obsolete.

Changes in the identity, ownership structure and strategic goals of our competitors and the emergence of new competitors in our target markets may harm our financial performance.

We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative methods or approaches, who may have far greater resources, more experience, and personnel perhaps more qualified than we do. Such resources may give our competitors an advantage in developing and marketing services similar to ours or services that make our services less desirable to consumers or obsolete. There can be no assurance that we will be able to successfully compete against these other entities. Furthermore, the outpatient healthcare industry is evolving rapidly with new technologies and treatments. If we fail to adapt or adopt these changes, our services may become obsolete, impacting our competitiveness and financial performance.

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We may be unable to respond to the rapid technological change in the industry and such change may increase costs and competition that may adversely affect our business.

Rapidly changing technologies, frequent new product and service introductions and evolving industry standards characterize our market. Intense competition in our industry exacerbates these market characteristics. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of our services. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of our services. In addition, any new enhancements must meet the requirements of our current and prospective customers and must achieve significant market acceptance. We could also incur substantial costs if we need to modify our services or infrastructures to adapt to these changes.

Risks Related To Our Common Stock and Securities

We may need additional capital that will dilute the ownership interest of investors.

We may require additional capital to fund our future business operations. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our shares of common stock, who may experience dilution of their ownership interest of our shares of Common Stock. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. The issuance of additional shares of Common Stock by our board of directors may have the effect of further diluting the proportionate equity interest and voting power of holders of our shares of Common Stock.

We will be controlled by our existing majority shareholder.

Our directors and officers currently in place control or beneficially own a significant portion of our shares. Thus, they will continue to oversee the Company’s operations. As a result, our directors and officers will likely have a significant influence on the affairs and management of the Company, as well as on all matters requiring stockholder approval, including electing and removing members of its board of directors, causing the Company to engage in transactions with affiliated entities, causing or restricting the sale or merger of the Company and changing the company’s dividend policy. Such concentration of ownership and control could have the effect of delaying, deferring, or preventing a change in control of the Company, even when such a change of control would be in the best interests of the company’s other stockholders.

Specifically, after consummation of this Offering, assuming all Units are sold under the Offering, our CEO, Tim Pickett will beneficially own and control 2,891,419 common shares of the Company, or 49.33% of the common shares on a fully-diluted basis. While we are and will be a “controlled company” under the rules of Nasdaq immediately after consummation of this offering we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the rules of Nasdaq.

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If you purchase Common Stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

The offering price of the Common Stock is substantially higher than the net tangible book value per share of our Common Stock (attributing no value to the Warrants). Therefore, if you purchase Common Stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. To the extent outstanding options or warrants are exercised, you will incur further dilution. Based on an assumed offering price of $5.50 per share, you will experience immediate dilution of $4.45 per share, representing the difference between our pro forma net tangible book value per share of Common Stock after giving effect to this offering and the offering price. See “Dilution” for further information.

The offering price of the primary offering and resale offering could differ.

The offering price of our common stock in the primary offering (the initial public offering) has been determined by negotiations between the Company and the underwriter based upon several factors, including prevailing market conditions, our historical performance, estimates of our business potential and earnings prospects, and the market valuations of similar companies. The offering price in the primary offering bears no relationship to our assets, earnings or book value, or any other objective standard of value. Additionally, the estimated offering price in the primary offering of $5.50 per share is substantially higher than the prices at which the selling stockholders acquired their shares. Our recent share issuances at prices substantially less than the primary offering price occurred while we were a non-public company, and the shares we issued were subject to transfer restrictions imposed by the Securities Act of 1933, as amended, and by lock-up restrictions, whereas shares issued in the primary offering will be issued after we are a public company and will be issued without restriction.

The selling stockholders may sell the resale shares at prevailing market prices or privately negotiated prices after close of the primary offering and listing of our common stock on the Nasdaq Capital Market. Therefore, the offering prices of our common stock in the primary offering and the resale offering could differ. As a result, purchasers in the resale offering could pay more or less than the offering price in the primary offering.

The resale by the selling stockholders may cause the market price of our common stock to decline.

The resale of shares of our common stock by the selling stockholders in the resale offering could result in resales of our common stock by our other shareholders concerned about selling volume. In addition, the resale by the selling stockholders after expiration of the lock-up period could have the effect of depressing the market price for our common stock.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our common stock could be negatively affected.

Any trading market for our common stock may be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our common stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage of us, the market price and market trading volume of our common stock could be negatively affected.

The Warrants are speculative in nature.

The Warrants do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price. Specifically, each Tradeable Warrant will have an exercise price equal to $6.33, and each Non-tradeable Warrant will have an exercise price equal to $6.33 per whole share. Moreover, following this offering, the market value of the Warrants is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their exercise price. Furthermore, each Warrant will expire five years from the original issuance date. In the event our Common Stock price does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may not have any value.

Holders of the Warrants will have no rights as a holder of our Common Stock until they acquire our Common Stock.

Until you acquire our Common Stock upon exercise of your Warrants, you will have no rights with respect to Common Stock issuable upon exercise of your Warrants. Upon exercise of your Warrants, you will be entitled to exercise the rights of a holder of our Common Stock as to the security exercised only as to matters for which the record date occurs after the exercise.

Provisions of the Warrants could discourage an acquisition of us by a third party.

In addition to the provisions of our amended and restated certificate of formation and amended and restated bylaws, certain provisions of the Warrants could make it more difficult or expensive for a third party to acquire us. The Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Warrants. These and other provisions of the Warrants could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

We are registering shares of common stock to certain stockholders concurrently with the primary offering; if they sell stock concurrently with the primary offering, such sales might affect the price, demand, and liquidity of our common stock.

We are registering shares of common stock to certain security holders concurrently with the primary offering which include the potential resale by certain selling stockholders of an aggregate amount up to 1,617,039 shares of our common stock. Sales by these selling stockholders may reduce the price of our common stock, demand for the shares sold in the offering and, as a result, the liquidity of your investment.

We have broad discretion in the use of our cash, cash equivalents, and investments, including the net proceeds from this offering, and may not use them effectively.

Our management will have broad discretion in the application of our cash, cash equivalents, and investments, including the net proceeds from this offering, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse impact on our business, cause the price of our common stock to decline, and delay the development of additional services or the opening of new locations. Pending their use, we may invest our cash, cash equivalents, and investments, including the net proceeds from this offering, in a manner that does not produce income or that loses value. See the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

We do not expect to pay any dividends on our common stock.

We do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment.

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Risks Related to the Offering

Our existing shareholders may experience significant dilution from the sale of our shares of Common Stock.

The perceived risk of dilution may cause our shareholders to sell their shares, which may cause a decline in the price of our shares of Common Stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our shares of Common Stock.

Unless the Company becomes public and an active trading market develops for our securities, investors may not be able to sell their shares.

The Company is not a public company and there is not currently an active trading market for our shares of Common Stock and an active trading market may never develop or, if it does develop, may not be maintained. Failure to develop or maintain an active trading market will have a generally negative effect on the price of our shares of Common Stock, and you may be unable to sell your shares of Common Stock or any attempted sale of such shares of Common Stock may have the effect of lowering the market price and therefore your investment could be a partial or complete loss. Investors may have difficulty reselling shares of our Common Stock, either at or above the price they paid for our stock, or even at fair market value.

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The market prices and trading volume of our shares of Common Stock may experience rapid and substantial price volatility , which may affect the price at which you could sell the shares underlying the Units.

Recently, the market prices and trading volume of shares of common stock of other small publicly traded companies with a limited number of shares available to purchasers have experienced rapid and substantial price volatility unrelated to the financial performance of those companies. Similarly, subsequent to this offering, shares of our Common Stock may experience similar rapid and substantial price volatility unrelated to our financial performance, which could cause purchasers of our Common Stock to incur substantial losses, which may be unpredictable and not bear any relationship to our business and financial performance. Extreme fluctuations in the market price of our Common Stock may occur in response to strong and atypical retail investor interest, including on social media and online forums, the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our Common Stock and any related hedging and other trading factors.

If there is extreme market volatility and trading patterns in our Common Stock, it may create several risks for investors, including the following:

●	the market price of our Common Stock may experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals;

●	if our future market capitalization reflects trading dynamics unrelated to our financial performance or prospects, purchasers of our Common Stock could incur substantial losses as prices decline once the level of market volatility has abated; and

●	if the future market price of our Common Stock declines, purchasers may be unable to resell your shares at or above the price at which you acquired them. We cannot assure you that the market of our Common Stock will not fluctuate or decline significantly in the future, in which case you could incur substantial losses.

Further, we may incur rapid and substantial increases or decreases in our stock price in the foreseeable future that may not coincide in timing with the disclosure of news or developments by or affecting us. Accordingly, the market price of our shares of common stock may fluctuate dramatically, and may decline rapidly, regardless of any developments in our business. Overall, there are various factors, many of which are beyond our control, that could negatively affect the market price of our Common Stock or result in fluctuations in the price or trading volume of our Common Stock, including:

●	actual or anticipated fluctuations in our quarterly results of operations;

●	recommendations by securities research analysts;

●	changes in the economic performance or market valuations of companies in the industry in which we operate;

●	addition or departure of our executive officers and other key personnel;

●	sales or perceived sales of additional Common Shares;

●	operating and financial performance that varies from the expectations of management, securities analysts and investors;

●	regulatory changes affecting our industry generally and our business and operations both domestically and abroad;

●	announcements of developments and other material events by us or our competitors;

●	fluctuations in the costs of vital services;

●	changes in global financial markets and global economies and general market conditions;

●	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;

●	operating and share price performance of other companies that investors deem comparable to us or from a lack of market comparable companies; and

●	news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in our industry or target markets.

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Financial markets have at times historically experienced significant price and volume fluctuations that: (i) have particularly affected the market prices of equity securities of companies and (ii) have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the shares underlying the Units from time to time may decline even if our operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that may result in impairment losses to us. Further fluctuations in price and volume of equity securities may occur in the future. If increased levels of volatility and market turmoil continue, our operations could be adversely impacted, and the trading price of the shares underlying the Units may be materially adversely affected.

We are eligible to be treated as an “emerging growth company” as defined in the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Common Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, (2) reduced disclosure obligations regarding executive compensation in this prospectus and periodic reports and proxy statements, and (3) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find the Common Shares less attractive because we may rely on these exemptions. If some investors find the Common Shares less attractive as a result, there may be a less active trading market for the Common Shares, and the stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies.

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Costs and expenses of being a reporting company under the 1934 Securities Exchange Act may be burdensome and prevent us from achieving profitability.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and parts of the Sarbanes-Oxley Act. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems and resources.

Since our shares of Common Stock may be thinly traded it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our shares of Common Stock may be thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to): the trading volume of our shares, the number of analysts, market-makers and brokers following our shares of Common Stock, new products or services introduced or announced by us or our competitors, actual or anticipated variations in quarterly operating results, conditions or trends in our business industries, additions or departures of key personnel, sales of our shares of Common Stock and general stock market price and volume fluctuations of publicly traded, and particularly microcap, companies.

Investors may have difficulty reselling shares of our Common Stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our shares of Common Stock are thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our shares of Common Stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against us, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business.

Because we do not expect to pay any dividends on our common stock for the foreseeable future, investors in this offering may never receive a return on their investment.

We do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment.

There could be unidentified risks involved with an investment in our securities.

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by the Company. Prospective investors must not construe this and the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in the Company for an indefinite period of time and who can afford to lose their entire investment. The Company makes no representations or warranties of any kind with respect to the likelihood of the success or the business of the Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in the Company.

The risk factors referred to above, as well as other risks not mentioned above, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us. Further, any forward-looking statement speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which ones will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts contained in this prospectus are forward-looking statements. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. These forward-looking statements include, but are not limited to, statements concerning the following:

●	our projected financial position and estimated cash burn rate;

●	our estimates regarding expenses, future revenues and capital requirements;

●	our ability to continue as a going concern;

●	our need to raise substantial additional capital to fund our operations;

●	our ability to obtain the necessary regulatory approvals to market and commercialize our products and planned future products;

●	the ultimate impact of the current coronavirus pandemic, or any other health epidemic, on our business, our customers, our competitors, healthcare systems or the global economy as a whole;

●	the results of market research conducted by us or others;

●	our ability to obtain and maintain intellectual property protection for our products and any planned future products;

●	our reliance on third-party suppliers;

●	our ability to expand our organization to accommodate potential growth and our ability to retain and attract key personnel;

●	our ability to operate our business effectively and manage patient needs; and

●	the successful development of our commercialization capabilities, including sales and marketing capabilities.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable and the information included in this registration statement is accurate we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

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USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $6,265,000, after deducting underwriting discounts and commissions and estimated offering expenses assuming a per Unit price of $5.50, or approximately $7,204,750 if the underwriters’ representative exercises the over-allotment option, with respect to both shares of Common Stock and Warrants, in full.

We plan to use the net proceeds we receive from this offering for the following purposes:

Working Capital	Use of Net Proceeds
Capital Expenditures (1)	$2,140,000
Labor	$1,300,000
Real Estate (2)	$500,000
Marketing and Sales	$630,000
Technology Development (3)	$1,000,000
Other	$695,000
Total Allocated	$6,265,000

(1)

Capital Expenditures will include a total of $2,140,000, including money spent on expansion of at least two new clinic locations in Utah and Weber Counties at an estimated capital infusion of $570,000 per clinic. It also includes funds used to acquire existing clinic operations, with an acquisition budget of approximately $1,000,000. No specific clinics have been targeted for acquisition as of the date of this filing. If no clinics are found within this budget range, new expansion capital will be estimated at $2,140,000 in total.

(2)	Real Estate will include potentially acquiring clinic locations, although no specific markets or targeted real estate have been identified or are currently known as of the date of this filing.

(3)	Technology Development will include our plans to enhance our data and artificial intelligence (“AI”) capabilities significantly. We aim to allocate $300,000 towards bolstering our data collection systems and processes, ensuring richer and more accurate insights from patient interactions. An additional $200,000 will be directed towards refining our data analysis, aiding us in better understanding the complex patterns and trends in our data. The bulk of the use of proceeds, approximately $400,000, will expand our AI capabilities, strengthening our problem-solving and decision-making processes. Finally, the remaining $100,000 will be dedicated to system implementation, staff training, and contingency needs within our core businesses. This strategic investment is designed to deliver more personalized patient experiences, make informed business decisions, and ultimately enhance our organization’s operational efficiency and profitability.

We believe that our existing cash and cash equivalents, along with the net proceeds from this offering and any proceeds from the exercise of Warrants, together with interest on cash balances, will be sufficient to fund our operating expenses and capital expenditure requirements through at least the next 12 months. The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. However, the nature, amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management has and will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

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MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market and Other Information

Nasdaq Listing Application

In connection with this offering, we have applied to have our Common Stock and Tradeable Warrants listed on the Nasdaq Capital Market under the symbols “KDLY” and “KDLYW,” respectively. If approved, we expect to list our Common Stock and the Tradeable Warrants offered in this offering on Nasdaq upon consummation of this offering. No assurance can be given that our listing application will be approved. This offering will occur only if Nasdaq or another securities exchange approves the listing of our Common Stock and Tradeable Warrants. If Nasdaq or another U.S. securities exchange does not approve the listing of our Common Stock and Tradeable Warrants, we will not proceed with this offering. There can be no assurance that our Common Stock and Tradeable Warrants will be listed on the Nasdaq or another securities exchange. For more information see the section “Risk Factors.”

Holders

As of December 7, 2023, there were 4,588,134 shares of Common Stock issued and outstanding and approximately 55 registered holders of record of our Common Stock. The number of shareholders of record does not include certain beneficial owners of our Common Stock whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock will be VStock Transfer, LLC with offices located at 18 Lafayette Place, Woodmere, NY 11598, and a telephone number of (212) 828-8436. Our transfer agent will also serve as the Warrant Agent for the Warrants underlying the Units sold in this offering.

Dividend Policy

We have not paid dividends during the three most recently completed fiscal years and have no current plans to pay dividends on our Common Stock. We currently intend to retain all earnings, if any, for use in our business.

Listing

We have applied to have our common stock and Tradeable Warrants listed on The Nasdaq Capital Market under the symbols “KDLY” and “KDLYW,” respectively, which listing is a condition to this offering. We do not intend to apply for listing of the Non-tradeable Warrants on any exchange or market.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2023. Such information is set forth on the following basis:

●	an actual basis;
●	on a pro-forma basis to give effect to our sale of 1,272,727 Units at $5.50 per Unit, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us; and
●	on a pro forma basis to give effect to our sale of 1,463,636 Units at $5.50 per Unit, assuming the underwriters elect to exercise the over-allotment option in full, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The as adjusted information below is illustrative only and our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this information together with our financial statements and the related notes thereto included elsewhere in this prospectus and the information set forth under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	as of September 30, 2023
	Actual	Post-Offering Pro Forma without Over-Allotment Option(1) (2)	Post-Offering Pro Forma with Over-Allotment Option(3)
	(U.S. dollars in thousands)
	(Unaudited)	(Unaudited)	(Unaudited)
Cash and cash equivalents	$151,245	$6,196,745	$7,136,495

Shareholders’ equity (deficit):
Preferred Stock, $0.001 par value per share, issued and outstanding as of September 30, 2023	—	—	—
Common Stock, par value $.001 per share, 4,588,134 issued and outstanding, actual; shares issued and outstanding, pro forma; and shares issued and outstanding pro forma as adjusted	4,588	5,861	6,052
Additional paid-in capital	3,636,188	9,681,688	10,621,438
Accumulated equity (deficit)	(3,833,126)	(3,833,126)	(3,833,126)

Total shareholders’ (deficit) equity	(192,350)	5,853,150	6,792,900

Total capitalization	$(192,350)	5,853,150	6,792,900

(1)	On a pro forma as adjusted basis to give further effect to our issuance and sale of shares of common stock in this offering at an assumed initial public offering price of $5.50 per share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

(2)	Each $1.00 increase (decrease) in the assumed initial public offering price of $5.50 per share, would increase (decrease) the pro forma as adjusted amount of each of cash and cash equivalents, working capital, total assets and total stockholders’ equity (deficit) by approximately $1,139,091, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 1,000,000 shares in the number of shares offered by us at the assumed initial public offering price per share, would increase (decrease) the pro forma as adjusted amount of each of cash and cash equivalents, working capital, total assets and total stockholders’ equity (deficit) by approximately $4,922,500.

(3)	If the underwriters’ option to purchase up to an additional 190,909 shares of Common Stock is exercised we would receive approximately $1,050,000 million in additional net proceeds, based on the assumed initial public offering price of $5.50 per Unit, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us; and (ii) cash and cash equivalents, total shareholders’ equity and total capitalization would each also increase by approximately $939,750.

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The number of shares of our Common Stock to be outstanding after this offering is based on 4,588,134 shares of our Common Stock outstanding as of December 7, 2023 and excludes:

●	1,909,091 shares of our Common Stock issuable upon the exercise of the Tradeable Warrants, and the exercise of Non-tradeable Warrants to be issued as part of the Units;

●	87,818 shares of our Common Stock issuable upon exercise of the Representative Warrants.

●	286,364 shares of our Common Stock issuable upon the exercise of the Tradeable Warrants and the exercise of Non-tradeable Warrants to be included as part of the Over-allotment Option

DILUTION

Each Unit, with an assumed public offering price of $5.50 per Unit, which consists of (i) one share of Common Stock, (ii) one Tradeable Warrant to purchase one share of Common Stock and (iii) one Non-tradeable Warrant to purchase one-half of one share of our Common Stock.

If you invest in our Units, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Common Stock that is part of the Unit and the as adjusted net tangible book value per share of our Common Stock immediately after giving effect to this offering.

As of September 30, 2023 our historical net tangible book value was $(490,620) or $(0.11) per share of Common Stock. Historical net tangible book value per share represents the amount of our total tangible assets reduced by total liabilities, divided by 4,588,134 the number of shares of Common Stock outstanding on September 30, 2023.

After giving effect to the sale of Units, at the assumed offering price of $5.50 per Unit, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value as of September 30, 2023 would have been $5,554,880 or $0.95 per share of Common Stock. This amount represents an immediate increase in net tangible book value of $1.05 per share to our existing stockholders. Investors purchasing our Common Stock in this offering will have paid $4.45 more than the as adjusted net tangible book value per share of Common Stock after this offering.

The following table illustrates this dilution on a per share basis:

Assumed offering price per share (attributing no value to the Warrants)	$5.50
Historical net tangible book value per share as of September 30, 2023	$(0.11)
Increase in net tangible book value per share attributable to new investors	$1.05
Net tangible book value per share after the offering	$0.95
Dilution per share to new investors	$4.45

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The following table summarizes, on a pro forma basis as of September 30, 2023, the differences between the number of shares of Common Stock acquired from us, the total amount paid and the average price per share paid by the existing holders of our Common Stock and by investors in this offering, based upon an assumed public offering price of $5.50 per Unit.

	Shares		Total Consideration		Average Price Per
	Number	Percent	Amount	Percent	Share
Existing shareholders	4,588,134	78%	$3,259,628	32%	$0.71
New investors	1,272,727	22%	$7,000,000	68%	$5.50
Total	5,860,861	100%	$10,259,628	100%

The number of shares of our Common Stock to be outstanding after this offering is based on 4,588,134 shares of our Common Stock outstanding as of December 7, 2023, and excludes:

●	1,909,091 shares of our Common Stock issuable upon the exercise of the Tradeable Warrants, and the exercise of Non-tradeable Warrants to be issued as part of the Units;

●	87,818 shares of our Common Stock issuable upon exercise of the Representative Warrants.

●	286,364 shares of our Common Stock issuable upon the exercise of the Tradeable Warrants and the exercise of Non-tradeable Warrants to be included as part of the Over-allotment Option

If we issue additional shares of Common Stock in the future, there could be further dilution to investors participating in this offering. In addition, we anticipate needing to raise additional capital before generating positive cash flows and we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations for the years ended December 31, 2022 and 2021  and for the nine months ended September 30, 2023 and 2022 should be read in conjunction with the information included under “Business,” “Selected Financial Data” and our financial statements and the accompanying notes included elsewhere in this prospectus. The discussion and analysis below are based on comparisons between our historical financial data for different periods and include certain forward-looking statements about our business, operations, and financial performance. These forward-looking statements are subject to risks, uncertainties, assumptions, and other factors described in “Risk Factors.” Our actual results may differ materially from those expressed in, or implied by, those forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

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Overview

KindlyMD is a healthcare data company, focused on holistic pain management and aiding in the fight against the opioid epidemic. KindlyMD offers direct health care to patients integrating prescription medicine and behavioral health services to reduce opioid use in the chronic pain patient population. Kindly believes these methods to be superior in managing the root cause of symptoms and improve outcomes while lowering dependency on opiates. Our specialty outpatient clinical services are offered on a subscription and fee-for-service basis to augment traditional healthcare. The Company offers evaluation and management, including, but not limited to chronic pain, functional medicine, cognitive behavioral therapy, trauma and addiction therapy, recovery support services, overdose education efforts, peer support, limited urgent care, preventative medicine, travel services, and hormone therapy. Through its focus on an integrated model of prescriber and therapist teams, KindlyMD is working to develop patient-specific care programs with a specific mission to reduce opioid use in the patient population while successfully treating patients with effective and evidence based non-opioid alternatives and in conjunction with behavioral therapy.

Beyond its treatment of patients, KindlyMD collects data focused on why and how patients turn to alternative treatments to reduce prescription medication use and addiction. The Company captures all relevant datapoints to assist and appropriately treat each individual patient. This also results in valuable data for the company and the company’s investors. We strive to become a source for evidence-based guidelines, data, and education in the fight against the opioid crisis in America. While we know one company alone cannot end the opioid epidemic, we strive to do what we can to work with other groups and individuals to fight against the opioid crisis facing America today.

Business Revenue Streams

We operate across various revenue streams: (i) medical evaluation and treatment visits for chronic pain and illness, (ii) subscription outpatient medicine (pain clinic medicine), (iii) data collection and research, (iv) education partnerships, (v) online and email campaign marketing revenue, (vi) service affiliate agreements, and (vii) retail sale of dietary products.

KindlyMD is a licensed healthcare facility performing routine evaluation and management for non-emergent conditions in a direct care and subscription model. KindlyMD focuses primarily on three visit types. 1) Patients with pain who are using opioid medications, 2) patients seeking evaluation and management for non-opioid alternative treatments that require the recommendation of a licensed prescriber. 3) Behavioral Therapy and guided therapy visits billed through traditional insurance or out of pocket.

Patients with pain who are using opioid medications

New patients pay an initial evaluation fee of $249 and a monthly subscription fee or visit fee of $119, plus labs and testing on an individual basis as needed. Visits are required once per month for programs involving the management of an opioid medication.

Patients seeking evaluation and management for non-opioid alternative treatments that require the recommendation of a licensed prescriber

New patients pay an initial evaluation fee of $249 and $189 for a follow-up appointment. KindlyMD sees between 1600 and 1900 visits per month in total under this program in Utah.

Behavioral Therapy and guided therapy visits billed through traditional insurance or out of pocket

Behavioral health therapy visits are embedded into the Company’s clinical model and also performed either on a fee for service basis or paid through traditional insurance contracts. The clinical model includes behavioral therapy for 15-minute sessions at each visit, plus the Company offers 50-minute therapy sessions with licensed therapists trained in trauma-based therapy.

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Data Collection and Research

KindlyMD collects valuable data from interactions with people online, via telecommunication, and patient interactions and through our products. Clients provide some of this data directly, as do clinicians and staff, by collecting data about interactions, product and medication use, experiences, and behavior. The data we collect depends on the context of the interactions with KindlyMD and the choices people make, including their privacy settings and the products and features they use. We also obtain data about customers, patients, and clients from third parties.

We gather information from our patients and potential clients through various online and paper forms, such as self-screening forms, that may collect demographic, clinical, medical or preferences from the person. We provide clear consent procedures during this process, outlining the use of data, and allowing for changes in preferences at any time. Interactions with our patients and clients can occur online through forms, product purchases, or service requests, through telecommunication/web chat support requests, or through the analysis of product and service sales.

Clinical and demographic data are particularly useful in understanding the needs of patients. This includes information such as names, addresses, income levels, household indicators, diagnosis, symptoms, medical history, and social history, along with data from purchased products from websites and clinics, including item types, quantity, and average time before next purchase. Information about medical conditions and medications used provides insights into the healthcare requirements of individual patients. These insights can help tailor our services to better meet patient needs and contribute to improved health outcomes. We also leverage physical addresses to identify potential marketing areas in local markets and for targeted expansion discussions.

Patient data is governed by HIPAA. Patients consent to allow KindlyMD use of their data upon signing up for our services. When we collect demographic or medical data during appointments and questionnaire gathering, we inform the patient that their information is protected under HIPAA and that we will not share private health information with other institutions or individuals without the patient’s consent. Patients, clients, and customers of KindlyMD have choices when it comes to the technology they use and the data they share. If someone chooses not to share their data with KindlyMD, we may not provide services. Where providing data is optional, clients, patients, and customers are offered the choice to provide the data or not to.

In collecting data from these interactions, we combine data we collect from different contexts or obtain from third parties to provide a more seamless, consistent, and personalized experience, to make informed business decisions, to make clinical decisions, and for other legitimate business purposes.

Our processing of personal and healthcare data for these purposes includes both automated and manual (human) methods of processing. Our automated methods often are related to and supported by our manual methods. For example, our automated methods may include artificial intelligence (AI), which is a set of technologies that enable computers to perceive, learn, reason, and assist in decision-making to solve problems in ways that are similar to what people do. We are currently training machine learning processes within our Microsoft environment to improve categorization of patient needs and use prepopulated AI models, like ChatGPT from OpenAI, to help us leverage data.

We utilize advanced artificial intelligence technology, such as OpenAI, within our Microsoft environment to help gather data and create operational plans. This use of AI enables us to strategize the use of the data we collect more effectively, resulting in improved business operations and patient services. This technology is being leveraged alongside Azure Machine Learning processes to help categorize and identify trends in various data sets, including what brings a patient to our clinic, from where and under what pretexts.

This information gathered resides in our database, where we have business agreements with each entity accessing this system. A manual review may be conducted by KindlyMD employees or vendors who are working on KindlyMD’s behalf.

We share personal data with consent or to complete any transaction or provide any product an individual has requested or authorized. We also share data with KindlyMD controlled affiliates and subsidiaries; with vendors working on our behalf; when required by law or to respond to legal process; to protect our customers; to protect our customers and patients; to protect lives; to maintain the security of our products; and to protect the rights and property of KindlyMD and its customers and patients.

KindlyMD is required to protect the information it collects and maintains. KindlyMD respects the right to privacy and will protect the information it maintains about clients and patients in accordance with all required laws, regulations and standards. All healthcare research and published data regarding clinical outcomes is anonymized and governed by HIPAA. Personally identifying information is protected and removed from any research, publication, or sale to a third party.

Education Partnerships with various entities

We strive to build a large audience of those seeking honest, evidence-based, holistic and practical information about alternatives to opioids. Our in-house education center creates educational content for all KindlyMD’s programs. Some of the educational content is subsidized through local and regional partnership agreements, currently representing approximately 2% of overall revenue.

Online and Email Campaign Marketing Revenue

KindlyMD has a combined reach of over 32,000 email contacts that have opted-in to our education and marketing communication. Paid messaging is offered to local and regional businesses for a fee.

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Retail Sales of Dietary Products

In early 2023, the company expanded service lines to include full-spectrum hemp-based products, including “gummies”. Our mission is to enhance our patient’s and customers’ overall quality of life and reduce the use of prescription medications, specifically opioids. We launched a line of white-labeled hemp-derived delta 9 products supported by our direct care of patients. The company’s four initial gummy product offerings contain a variety of cannabinoids and terpenes, in addition to CBD, while maintaining THC amounts within the limits set in the 2018 Farm Bill.

Product Description

Our white-labeled products are manufactured by a third party, licensed hemp-manufacturer in Utah with whom we have no material written agreements related to their licensing to process hemp in Utah. All ingredients are sourced by the manufacturer directly. KindlyMD “white-labels” proprietary formulations, or rebrands the product as its own. All products are approved for sale in Utah and registered by the Utah Department of Agriculture, Division of Industrial Hemp and Medical Cannabis (UDAF). This process requires KindlyMD to submit a complete product registration application, a full panel certificate of analysis (COA) provided by the manufacturer, a product label design that complies with administrative rule R68-26-5, and a fee of $325 for each cannabinoid product registered. Each registration is effective for 12 months. Products must be reregistered each year. Additionally, in order to sell hemp products in Utah, companies must register as hemp retailers through UDAF, each calendar year, for $50.

Beyond the federal guidelines, which are further described in the section “Government Regulations,” hemp products registered in Utah after May 3rd, 2023, cannot exceed a total of THC and any THC analog that is greater than 5 milligrams per serving; and 150 milligrams per package or be sold to persons under 21 years of age.

Our current white-labeled products include hemp-based gummies containing cannabinoids. Each formulation, “Revive”, “Calm”, “Balance”, “THC Free”, and “Missy’s Micros” is formulated with a different ratio of cannabinoids and registered for legal sale and kept on public file at the UDAF website.

Education Partnerships

We strive to build a large audience of those seeking honest, evidence-based, holistic and practical information about alternatives to opioids. Our in-house education center creates educational content for all of KindlyMD’s programs. Some of the educational content is subsidized through local and regional partnership agreements, currently representing approximately 2% of overall revenue.

Online and Email Campaign Marketing Revenue

KindlyMD has a combined reach of over 32,000 email contacts that have opted-in to our education and marketing communication. Paid messaging is offered to local and regional businesses for a fee.

Affiliate Agreements

KindlyMD networks with local healthcare clinics and product manufacturers in geographic markets to maximize our ability to increase service and product offerings to more individuals, usually through referrals. We work with local healthcare clinics, the providers and administrators at the local Veterans Administration (VA), including those specializing in the evaluation and management of similar conditions as well as organizations specializing in specialized procedures, treatments, and behavioral health therapy. These include verbal referrals and cooperation in patient care plans which may include services provided by different clinics. We may white-label dietary products suited to our customers using local or regional manufacturers. In the future, KindlyMD may also sublease space within a primary clinic in order to expand services by an affiliate organization. These service agreements are governed by a healthcare Business Associate Agreement (BAA) as well as financial contracts, where necessary.

Effects of the COVID-19 Pandemic

The current outbreak of COVID-19 has globally resulted in loss of life, business closures, restrictions on travel, and widespread cancellation of social gatherings. While the disruption is currently expected to be temporary, there is considerable uncertainty around the duration. The extent to which the COVID-19 pandemic impacts our business will depend on future developments, which are highly uncertain and cannot be predicted at this time, including:

●	new information which may emerge concerning the severity of the disease, its relationship to other illnesses, medication interactions and side effects of treatments, protocols surrounding transmission, effects and long-term effects, among other medically related information;

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●	the duration and spread of the outbreak;

●	the severity of travel restrictions imposed by geographic areas in which we operate, mandatory or voluntary business closures;

●	regulatory actions taken in response to the pandemic;

●	other business disruptions that affect our workforce;

●	the impact on capital and financial markets; and

●	actions taken throughout the world, including in markets in which we operate, to contain the COVID-19 outbreak or treat its impact.

In addition, the current outbreak of COVID-19 has resulted in a widespread global health crisis and adversely affected global economies and financial markets, and similar public health threats could do so in the future. If the disruptions posed by the COVID-19 pandemic or other matters of global concern continue for an extensive period of time, the operations of our business may be materially adversely affected.

To the extent the COVID-19 pandemic or a similar public health threat has an impact on our business, it is likely to also have the effect of heightening many of the other risks described in the “Risk Factors” section.

Critical Accounting Policies, Estimates and Assumptions

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in the accompanying financial statements include the amortization period for intangible assets, valuation and impairment valuation of intangible assets, valuation of share-based payments.

Changes in Accounting Principles. No significant changes in accounting principles were adopted through September 30, 2023.

Impairment of Long-Lived Assets. The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards ASC 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Fair Value of Financial Instruments and Fair Value Measurements. The Company measures their financial assets and liabilities in accordance with generally accepted accounting principles. For certain of our financial instruments, including cash, accounts payable, accrued expenses and short-term loans the carrying amounts approximate fair value due to their short maturities.

We have adopted accounting guidance for financial and non-financial assets and liabilities. The adoption did not have a material impact on our results of operations, financial position, or liquidity. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

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Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Revenue Recognition. The Company records revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606. This Accounting Standards Update (“ASU”) is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer purchase orders, including significant judgments.

The Company recognizes revenue from: (i) medical evaluation and treatment, (ii) subscription outpatient medicine (pain clinic medicine and behavioral therapy), (iii) data collection and research, (iv) education partnerships, (v) online and email campaign marketing revenue, (vi) service affiliate agreements, and (vii) retail sale of dietary products.

We recognize revenue when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. We account for a contract when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance, and collectability of consideration is probable.

The Company recognizes revenue after the transaction price has been allocated and when it satisfies the performance obligation. Usually, there is only a single performance obligation in the contract, and therefore the entire transaction price is allocated to the single performance obligation. This typically occurs at a point in time when products and or services are delivered or shipped.

Stock-Based Compensation. The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method.

Allowance for Doubtful Accounts. The Company establishes an allowance for doubtful accounts to ensure trade receivable are not overstated due to non-collectability. The Company’s allowance is based on a variety of factors, including age of the receivable, significant one-time events, historical experience, and other risk considerations.

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Plan of Operation

The 2023 and 2024 operational plan consists of:

1.

Continued establishment and expansion of current and associated service lines within the scope of KindlyMD’s operations. The expansion of pain management services with integrated behavioral health will be our central focus as we continue to expand into new Utah based locations. KindlyMD may also expand upon its existing service lines. We are in the early stages of development. The types of opportunities we intend to explore include acquisition of existing pain clinics, behavioral health clinics, or other traditional medical clinics, which may have characteristics to include credentialing of insurance payers, patient base primarily of chronic pain patients, located in markets with existing or nascent medical marijuana programs within their respective locations.

At present, our operations are solely based in Utah and we have not currently targeted or planned specific expansion into other states. Given the complex, state-specific regulatory landscape of the cannabis industry as well as the healthcare industry, expanding our operations will necessitate extensive preparation and understanding of the relevant regulations, licensure, and registration requirements in any such state. Each state has a unique set of rules and regulations pertaining to the use, possession, production, and distribution of medical prescription services and medical cannabis use by patients and consumers. Consequently, any potential expansion will involve a careful evaluation of the state-specific regulatory environment, ensuring full compliance with all requisite laws and regulations to prevent legal ramifications.

The company has not taken concrete steps to expand into markets outside of Utah as of this filing, nor have we identified any additional clinic locations or acquisitions or entered into any agreements or commitments for any material acquisitions or investments.

a. Data Collection and Research

Data collection, research, and analyzation are core tenets within KindlyMD and will continue through the 2023 and 2024 operational plan and beyond. Key implementation projects may allow us to improve clinical research and development of best practice guidelines within the pain treatment market as well as develop products and services to enhance opioid prescription safety and risk mitigation programs for patients. The main data collection and research projects in 2023 and 2024 are as follows:

●	Clinical process customization of integrated behavioral health team models and documentation standardization. Highly focused patient evaluations and efficient documentation methods may produce clinical data sets that illustrate and help produce potentially highly effective patient treatment methods. Bringing behavioral healthcare in-house allows for BHC and prescriber to work together in real-time and coordinate care plans. This allows us to create standard workflows based on provider/patient interaction. This can be both art and science and may yield new processes that could improve patient outcomes in relation to the opioid epidemic in the United States. Specifically, by reducing the time to coordinate care, improving patient engagement and compliance, and collecting both prescriber and behavioral clinical data sets in one integrated system.

●	Interface creation between Electronic Health Record systems and Cloud Data Models (Health Cloud). Data points gathered from staff, providers, patients, and third parties, are entered into multiple systems with discreet data fields and reporting capabilities. We take this data, collate it, and analyze it to identify potentially efficacious treatment methodologies. Large data sets of this type may have many applications that could range from improved patient outcomes to licensed access.

●	Data extraction and analytics may be used to create a Data Lake. A data lake is a centralized repository designed to store, process, and secure large amounts of structured, semi structured, and unstructured data. It can store data in its native format and process any variety of it, ignoring size limits. This level of ability and agility in the healthcare data field can be combined with machine learning and may be extremely productive and lucrative in its application.

●	Continued enhancements to data security policies and protocols. The healthcare and technology industries have constantly changing and increasing requirements. It is imperative that we remain abreast of current and emerging technologies if we wish to be at the forefront of the fight against the opioid epidemic. It is our plan to constantly assess and improve our processes, policies, and procedures to safeguard our data and our patients.

●	Integration with internal and partner resources. Kindly may work with partners, vendors, third parties, as well as internally to enhance the flow of bi-directional information where possible. Once created, integrations of this type can greatly increase the speed of information gathering and data research and may even be licensed for use with other entities.

b. Outpatient Medicine (Pain Clinic Medicine)

KindlyMD will expand services of outpatient evaluation and management of chronic pain patients as well as patients seeking management of alternative, non-opioid medicine. This effort will initially include expansion of services within the Salt Lake City area Utah market, leasing of a larger facility in Utah County, and expansion into the Southern Utah market. Expansion will increase the KindlyMD labor force in a linear fashion of approximately one employee for every 250 new patients acquired. KindlyMD has been able to hire highly skilled and motivated individuals who advocate for non-opioid drugs and who are motivated to be involved in the deprescribing movement. We anticipate increasing labor costs due to macroeconomic factors. Currently labor is approximately 80% of KindlyMD’s budgetary allowance for the nine months ending September 30, 2023.

Clinic operations will continue to require a high number of licensed prescribers and a growing number of licensed clinical behavioral therapists and consultants. We intend to maintain approximately one licensed provider (MD, NP, PA) and one licensed Behaviorist per 3,000 active patients in the outpatient program. Growth of the program will also require an increasing number of Licensed Clinical Social Workers (LCSWS) at a rate sufficient to maintain patient care and capacity. We anticipate two LCSW hires in 2023 in the Utah market.

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KindlyMD is one of the largest providers of medical evaluation and management services related to treatment recommendations within the medical cannabis program in Utah. We plan to continue this service line as a core revenue driver and awareness builder. Currently, we treat approximately 14,800 patients, or approximately 21% of patients reported by the Utah Department of Health and Human Services to be in this program, and we have continued to see increases year over year. As of May 3, 2023, our lobbying efforts were successful; Utah increased the number of patients each registered provider may recommend medical cannabis for to one and one-half percent (1.5%) of the total patient population. Furthermore, patients who are treated by providers contracting with insurance to see said patients are not counted against that cap. Operationally, we anticipate this will help fuel continued growth of our patient base and revenue through 2023 and 2024.

Our model of healthcare blends prescribers and licensed behavioral health clinicians into patient care plans at the point of service. Although there are a number of small to large networks using this model in low-income and high-risk population care, we know of no other large pain clinic in Utah, or the US, which uses this integration model. Importantly, we are also one of a limited number of specialty providers who allow patients to utilize non-opioid alternative medications, such as medical cannabis, concomitantly with opioids under guided supervision by a licensed integration team.

c. Education Partnerships with Cannabis Companies and Healthcare Organizations

Existing partnerships include education with medical cannabis facilities in Utah. Limited advertising and promotion laws restrict these companies from sending marketing material to consumers and potential patients. Additionally, barriers to entry continue to exist in these programs for patients due to cost, continued stigma, and lack of local access. All these variables are targets for KindlyMD to facilitate aid to at-risk communities of patients in order to improve access to non-opioid pain management as well as improve current prescribing and risk mitigation practices within patient groups who are at higher risk of opioid complications.

Training will expand to handle this growth. Training will require developing further behavior integration process manuals and development of internal training protocols. Due to limited psychological integration with prescription medicine practices, these training tools will require custom development internally. Each care team will travel to SLC for immersive two-week training and integration practice work before launching in their own unique locations. Full-time training and implementation staff will be hired to facilitate these outlined processes and ensure appropriate adherence to the program is attained.

d. Service Affiliate Agreements

KindlyMD partners with local healthcare clinics and product manufacturers in geographic markets to maximize our ability to increase service and product offerings to more individuals, mostly through referrals. We partner with local healthcare clinics, the individual providers and administrators at the local Veterans Administration (VA), including those specializing in the evaluation and management of similar conditions as well as organizations specializing in specialized procedures, treatments, and behavioral therapy. These include verbal referrals and cooperation in patient care plans which may include services provided by different clinics. We may “white-label” dietary products suited to our customers using local or regional manufacturers. In the future, KindlyMD may also sublease space within a primary clinic in order to expand services by an affiliate organization. These service agreements are governed by a healthcare Business Associate Agreement (BAA) as well as financial contracts, where necessary. No written financial agreements are in place at the time of this filing.

Our BAA with local healthcare clinics, manufacturers and vendors includes written description of obligations and activities of the business associate, explaining that the associate will not use of disclose Protected Health Information (PHI) other than as permitted or required by the Agreement or as required by law. It also states that the associate will use appropriate safeguards to prevent the use or disclosure of PHI. The Company does not currently have vendors or associates that review predictions or inferences made by AI. Furthermore, the BAA specifies situations in which the associate is allowed to use and disclose PHI. This could be for the purposes of the services they provide, or for managing and administering their own business. The Company is responsible for notifying the associate of any limitations in its notice of privacy practices, changes in and individual’s permission to use PHI, and any restrictions on the use of PHI. The term of the BAA is specified in each BAA and termination provisions allow for termination of the BAA if the associate violates a material term of the Agreement. Otherwise the BAA remains in effect until written notice of termination.

In 2023 KindlyMD plans to continue and hopes to increase these affiliate agreements as needed.

e. Online and Email Campaign Marketing

Online marketing and email campaign marketing was a small portion of revenue in 2022/2021 but will continue as the audience grows. Limiting factors have been the lack of paid advertising options, but will improve with the KindlyMD model of pain medicine management and data driven healthcare.

2.	Adopt a comprehensive branding, marketing, digital and social media strategy for its revenue lines.

Marketing is currently based in-house with supplemental contracted work on an as needed basis. We have an in-house design and content creation team which maintains expertise in promoting the safe and effective use of non-opioid products, including medical cannabis, where legal markets allow for its consumption. KindlyMD also aggressively markets its services through paid channels including but not limited to paid online advertising, social media, emails to a list of over 32,000 contacts and patients, podcasting, YouTube channel content, blogging, press releases, and more. Ongoing spending of approximately 10% of total income is budgeted in order to improve saturation and brand building.

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3.

Acquisition growth strategy.

KindlyMD will continue to leverage its growth potential as a leader in specialized data collection and healthcare in the opioid and alternative medicine space. We have not identified specific acquisition targets to disclose as of this offering. We intend to research and negotiate acquisitions as much as we are able. We seek out specialty clinics focused on opioid or non-opioid evaluation and management of pain and other chronic illnesses. Clinics with large patient numbers that are and are not involved in state legal medical cannabis programs, where patients are not able to receive behavioral healthcare, addiction services, or prescription management and education. These programs will be evaluated by a small team led by the CEO, COO, and consultant evaluators in order to acquire them as wholly owned subsidiaries or integrated healthcare clinics.

4.

Apply for Grant funding through US and State funded opioid and stimulant misuse programs.

In May 2022, President Biden announced grant funding for improved substance use disorder treatment and mental health services. $1.6 Billion was announced awarded in September 2022. No specific government funding programs have materially impacted our operations and therefore have not impacted our operating results. We expect no change to this in the foreseeable future. We plan to watch closely for funding opportunities in 2023 and 2024, contracting with a grant funding analyst to work on increasing KindlyMD’s capacity for government grants related to services of opioid treatment, education, and addiction mitigation with the proceeds from this offering.

Kindly MD’s Commercial operations are in Salt Lake City, Utah.

No assurances can be given that any of these plans will come to fruition or that if implemented they will necessarily yield positive results.

Results of Operations

For the Years Ended December 31, 2022 and 2021

Revenue

The Company had revenue of $3,787,077 for the year ended December 31, 2022, compared to $2,504,319 for the year end December 31, 2021. The increase by $1,282,758, or 51.2%, is primarily attributable to continued growth of customer acquisition, improvement of clinic utilization and standardization of operational processes. The increase in non-opioid treatment appointments was primarily the source of increased sales. There was no material change in pricing between 2021 and 2022. The portion of 2022 total revenue comprised by our controlled substance medication services was not material.

Operating Expenses

The Company had operating expenses of $6,480,490 for the year ended December 31, 2022, compared to $2,442,979 for the comparable period in 2021. The increase in operating expenses is primarily due to the following:

1.	Costs of goods sold increased by $65,261, or 74.9%, from $87,124 in 2021 to $152,385 in 2022, primarily due to increased retail sales volume.
2.	General and administrative expenses increased by $1,297,981, or 52.1%, from $853,582 in 2021 to $2,151,563 in 2022, primarily due to, $106,363 in software and IT consulting, $875,013 payments to professional management and legal expenses, and $316,604 in other expansion efforts.
3.

Personnel expenses increased by $2,674,269, or 17.8%, from $1,502,273 in 2021 to $4,176,542 in 2022, $1,359,652 million of this increase was a result of reorganization of the company from an LLC and subsequent share issuance to key employees after the reorganization. The issuance of the equity-based compensation is believed to be a one-time event to reward our long-time employees and we do not expect an issuance of this magnitude to occur in the future. The remaining $1,314,617 million expense was primarily a result of our expanded workforce to support our growth initiatives.

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Other Income (Expense)

Our other income increased by $64,824, or 74%, from $87,996 for the year ended December 31, 2021, to $152,820 for the year ended December 31, 2022. This increase is primarily attributable to gains from expanded marketing and education income and other non-operating income.

Net Income (Loss)

The Company had a net loss of $2,540,593 for the year ended December 31, 2022, compared to net income of $149,336 for the year ended December 31, 2021. This was due to the expansion of the key personnel and investment into a larger clinic location in Murray, Utah. This was also due to the use of stock as compensation of early key talent.

Liquidity and Capital Resources

As of December 31, 2022, we had total assets of $1,001,269, an increase of $553,626, or 123.7%, compared to $447,643 as of December 31, 2021. The increase in total assets is primarily due to the growth in our business and strategic investments in property, equipment, and operating right-of-use assets.

Our total liabilities increased by $445,698, or 255.3%, from $174,557 as of December 31, 2021, to $620,255 as of December 31, 2022. This increase is primarily due to the increase in accounts payable and accrued expenses, deferred revenue, operating lease liabilities, and amounts due to related parties.

We have sufficient resources to effectuate our business without additional expansion. Without additional required funding, we expect to generate positive cash flows from operations, sufficient to cover our operating expenses for a period of twelve months after the date of this filing.

Our stockholders’ equity increased by $107,939, or 39.5%, from $273,086 as of December 31, 2021, to $381,014 as of December 31, 2022. This increase is primarily due to the issuance of common stock, additional paid-in capital, and accumulated deficit.

Cash Flow

During the year ended December 31, 2022, our net cash used in operating activities was $140,383, compared to net cash provided by operating activities of $74,100 during the year ended December 31, 2021. The change in net cash from operating activities is primarily due to the increase in recruiting and expanding the workforce in key personnel and the increase in accrued liabilities.

Net cash used in investing activities was $317,388 during the year ended December 31, 2022, compared to $63,602 during the year ended December 31, 2021. The increase in cash used in investing activities is primarily due to investments in property and equipment to support our growth.

Net cash provided by financing activities was $550,000 during the year ended December 31, 2022, compared to $2,000 during the year ended December 31, 2021. The increase in cash provided by financing activities is primarily due to the issuance of common stock and additional paid-in capital.

As a result of these cash flow activities, our net cash increased by $92,229, or 97.4%, from $94,689 as of December 31, 2021, to $186,918 as of December 31, 2022.

Outlook

We expect to continue investing in our growth initiatives, including expanding our client base, enhancing our product and service offerings, and improving our operational efficiency. We believe that these investments will support our long-term growth and profitability.

However, we recognize that there are inherent risks and uncertainties associated with our growth strategy, including the ability to maintain and grow our client base, successfully execute on our strategic initiatives, and manage our operating expenses. We will continue to monitor our financial performance and make adjustments to our growth strategy as necessary to ensure the long-term success of our business.

Comparison of the Nine Months Ended September 30, 2023 and 2022

Revenue

The company had revenue of $3,009,151 for the nine months ended September 30, 2023, compared to $2,856,902 for the corresponding period, 2022. This increase of $152,249, or 5%, is primarily attributable to continued growth of customer acquisition and utilization of our new space in Murray, Utah. We continue to see growth of non-opioid treatment appointments as the main driver of increased sales.

Operating Expenses

General and administrative expenses decreased to $1,160,948 in the nine months ended September 30, 2023 as compared to $1,706,106 for the same period in 2022, which was a decrease of $545,158 or 32%. The decrease was primarily the result of decreased professional fees paid in the amount of $571,963.

Personnel expenses for the nine months ended September 30, 2023 were $3,037,938 compared to the nine months ended September 30, 2022 which were $3,257,573 , representing a decrease of $219,635 or 7% over the corresponding period ending September 30, 2022. The lower personnel costs relative to the revenue increase is due to greater efficiencies in personnel expenses and business operations. Pricing of services has remained consistent over the Company’s history relative to the pricing of similar healthcare services offered by similar clinics in the Utah market.

The Company had a working capital deficit of $324,567 as of September 30, 2023, as compared to the working capital deficit of $40,506 for December 31, 2022. This is a decrease of $284,061. The decrease in working capital was primarily the result of increased accounts payable and accrued expenses in the amount of $263,702.

Net Loss

The company had a net loss of $1,292,533 for the nine months ended September 30, 2023 compared to a net loss of $2,094,550 in the same period for 2022. The improvement of $802,017 or 38% is due to decreased operating expenses for general and administrative categories in the amount of $545,158, and decreased personnel expenses in the amount of $219,635.

Stockholders’ equity showed a deficit of $192,350 as of September 30, 2023 compared to equity of $381,014 at the end of December 31, 2022 which is a decrease of $573,364.

Cash Flows from Operating Activities

During the nine months ended September 30, 2023, cash used in operations totalled $240,806, compared to net cash provided by operations in the corresponding period, 2022 of $129,432, The net change is primarily due to net loss, equity-based compensation subsequent to reorganization, and common stock issued for services.

Net cash used in investing activities was $14,420 during the period ending September 30, 2023, compared to cash used in investing activities of $158,209 for the comparable period, 2022.

Net cash used in financing activities was $219,553 during the period ending September 30, 2023, compared to $558,761 for the comparable period ending September 30, 2022.

As a result of increased operating activities, net change in cash decreased from a surplus of $529,984 as of September 30, 2022 to a deficit of $35,673 as of September 30, 2023.

Liquidity and Capital Resources

As of September 30, 2023 we had total assets of $856,274, compared to $1,001,269 as of December 31, 2022. The decrease is due to a decrease in property and equipment and right of use operating leases.

As of September 30, 2023 we had total liabilities of $1,048,624, compared to $620,255 as of December 31, 2022. This is an increase of $428,369 and is primarily due to increases in accounts payable and accrued expenses, including the loan to a related party, Wade Rivers LLC.

We have sufficient resources to effectuate our business without additional expansion. Without additional required funding, we expect to generate positive cash flows from operations sufficient to cover our operating expenses for a period of twelve months after the date of this filing.

Outlook

We expect to continue our growth initiatives, including expanding our client base, enhancing our product and service offerings, and improving our operational efficiency. We believe that these initiatives will support our long-term growth and profitability. Specifically, we look forward to credentialing with insurance payers in late 2023 and selling retail products as initiatives to expand our revenue and profitability goals for late 2023 and 2024.

However, we recognize that there are inherent risks and uncertainties associated with our growth strategy, including the ability to maintain and grow our client base, successfully execute on our strategic initiatives, and manage our operating expenses. We will continue to monitor our financial performance and make adjustments to our growth strategy as necessary to ensure the long-term success of our business.

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BUSINESS

Overview

KindlyMD is a holistically focused pain management clinic and healthcare data company formed in 2019. KindlyMD offers direct health care to patients integrating prescription medicine and behavioral health services to reduce opioid use in the chronic pain patient population. Its specialty outpatient clinical services are offered on a subscription and fee-for-service basis to augment traditional healthcare. The Company offers evaluation and management, including, but not limited to chronic pain, functional medicine, cognitive behavioral therapy, recovery support services, overdose education efforts, peer support, limited urgent care, preventative medicine, travel services, and hormone therapy. Through its focus on an embedded model of prescriber and therapist teams, KindlyMD is working to develop patient-specific care programs with a specific mission to reduce opioid use in the patient population while successfully treating patients with evidence based behavioral therapy and non-opioid alternatives.

Beyond its treatment of patients, KindlyMD collects data focused on why and how patients turn to alternative treatments to reduce prescription medication use and addiction. The Company captures all relevant datapoints to assist and appropriately treat each individual patient. This also results in valuable data for the company and the company’s investors. We strive to become a source for evidence-based guidelines, data, and education in the fight against the opioid crisis in America.

KindlyMD offers direct healthcare focused on what patients want and need, not what the doctor wants or needs. Its prescribers and therapists listen, use data and evidence, then help patients decide on a care plan. Through its focus on the de-stigmatization of behavioral healthcare, alternative therapies, and by taking a collaborative approach to counsel patients on every option available to them, KindlyMD is develops patient-specific care programs that imbed behavioral therapy in every visit. KindlyMD providers are experts in de-prescribing and using alternatives to opioids, such as medical cannabis, Ketamine infusion therapy, and other prescription and non-prescription alternatives.

To further reduce inefficacious and opioid use we destigmatize behavioral health by imbedding behavioral health into every program we offer. Sessions are paid either through insurance or out of pocket. Additional work is done for addictions counseling, naloxone education, and risk mitigation strategies as part of our work on the Biden-Harris opioid initiative which places emphasis on decreasing overprescribing while improving access to addiction treatment and mental health initiatives. We offer naloxone to each chronic opioid patient as well as education and monitoring for addiction and recovery through the integrated model.

KindlyMD is most successful when patients report positive health outcomes as a result of our care. KindlyMD imbeds prescribers with behavioral health consultants to develop person-specific care programs for patients. Its medical advisory committee evaluates the efficacy of those programs. Impact goals are set within individual programs and measured against national benchmarks and “Clinical Quality Measures.”

KindlyMD’s medical advisory committee is comprised of at least four individuals, including an MD, licensed behavioral health clinician, Advanced Practice Clinician, and a care coordinator. Individuals are appointed to the committee by the Board of Directors. The committee is responsible for reviewing Clinical Quality Measures for each calendar year, reviewing patient outcomes, and making recommendations for improvement in treatment protocols.

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KindlyMD’s Clinical Quality Measure goals for 2023/2024 include:

● Opioid dose reduction at a level pain scale rating

● Pain brought under control within 48 hours

● Preventive Care and Screening: Screening for depression and follow-up plan

● Functional status change for patients with low back pain

● Implementation of improvements causing more timely communication of test results

In August and September of 2022, KindlyMD collected voluntary responses from 1,157 of our patients. This data was collected through a voluntary response follow-up survey. Data was anonymized for patient privacy. Patients were asked to answer this question relative to their experience using medical cannabis under our care over the previous six months.

Beyond its treatment of patients, KindlyMD collects data focused on why and how patients may turn to non-opioid alternatives to reduce prescription medication use and addiction. The Company captures all available data from patient visits (including prescriptions, use history, purchase history, and trauma history) and is the only known alternative medicine data source of its kind in Utah. Such data is used to study the effects and habits of patients using alternative treatments versus traditional medications, primarily in the pain and addiction space and medical cannabis space.

KindlyMD’s Role in Fighting the Opioid Epidemic

Sixty nine percent of Americans aged 45-64 use prescription medication, and most of these prescriptions do not help enough to offset the significant risks associated with long term side effects or do not help at all. Over age 65, it gets much worse, with opioids and benzodiazepines the most worrisome. Almost 108,000 Americans died of overdose in the U.S. in 2021 spurring the government to initiate the largest opioid treatment grant funding ever. Yet the opioid market is forecast to grow 3.5% year over year despite heavy regulations and stricter guidelines for providers who prescribe opioids. The aging U.S. population will increase the diagnosis of osteoarthritis beyond 67 million individuals by 2025 and about 100 million Americans suffer from chronic pain each year.

Rising demand for surgeries, increasing awareness, availability of treatment options, and the willingness to seek treatment are expected to complement the growth of the population of patients seeking treatment for pain and/or chronic pain medication use. Furthermore, while non-opioid treatment options, including medical cannabis, are becoming much more widespread, they are not included in clinical guidelines in any helpful fashion. Doctors are not trained in non-opioid alternatives and generally feel unprepared to prescribe or recommend alternatives to opioids. Only 1 in 10 medical doctors are prepared to recommend these non-opioid drugs in their practice.

A growing number of adults are using long term medications that they do not need. Many of these medications cause long term negative side effects and even death. Few providers offer education and guidance around formulary products with simple guidelines targeted to reducing dangerous opioid use. Research on patient behavior and non-opioid alternative use is lacking quality and consistency in large part due to the patchy regulatory framework, inadequate training, and stigma. Patients often seek out alternative medical interventions or turn to dangerous drugs such as fentanyl when traditional healthcare systems fail to meet their needs. Additionally, mental health stressors are known to contribute to chronic medical illness and have skyrocketed in the past three years.

Life stressors and trauma, stress-related physical symptoms, and ineffective patterns of healthcare utilization led KindlyMD to develop a holistically focused solution for patients. KindlyMD offers direct health care focused on prescribing what is needed and getting rid of what is not, blending prescription medicine, behavioral health services, and alternative medicine at an affordable rate. This increases access for the many patients seeking treatment who now have a clear path of integrated medical care. It also focuses data and evidence collection on the patients and their treatment programs in order to develop clear clinical guidelines, services, and products designed to lower opioid use and improve outcomes using the safest and most effective products and services available.

The four pillars of KindlyMD are:

1.	Listen. KindlyMD is the first healthcare company of its kind to blend prescriptions, behavioral health services, and alternative medicine to create custom, personalized care plans for patients.

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2.	Integrate. Each “Integration Team” consists of a prescriber, BHC (Behavioral Health Clinician), and Care Coordinator — because it works best when everyone is on the same team under the same roof. Our care is outcome-focused by being patient-focused.

3.	Track. KindlyMD captures and tracks unique and sought-after patient data. Our national database strives to be a large non-opioid alternative medicine data source working to end the opioid epidemic.

4.	Understand. KindlyMD understands the burden of the opioid epidemic on at-risk populations. KindlyMD connects at-risk veterans, the terminally ill, and low-income individuals with healthcare resources and education through its charitable care.

KindlyMD Headquarters

Our headquarters are located at 5097 S 900 E, Suite 100 Salt Lake City, UT 84117.

Recent Expansion

KindlyMD executed a four-year lease for 5,321 square feet of clinic and office space in Murray Utah. This expansion offers up to ten more exam and consultation rooms to our local clinical capacity. It also allows KindlyMD to consolidate a smaller location into a larger location, which will improve the cost-per-patient-visit ratio. We will also use this flagship location as a training facility for new providers and staff to learn the integrated behavioral medical model.

Business Revenue Streams

We operate across various revenue streams: (i) medical evaluation and treatment visits for chronic illness, (ii) subscription outpatient medicine (pain clinic medicine), (iii) data collection and research, (iv) education partnerships with various entities, (v) online and email campaign marketing revenue, (vi) product affiliate agreements, and (vii) retail sale of dietary products.

KindlyMD is a licensed healthcare facility performing routine evaluation and management for non-emergent conditions in a direct care and subscription model. KindlyMD focuses primarily on three visit types. 1) Patients with pain who are using opioid medications, 2) patients seeking evaluation and management for non-opioid alternative treatments that require the recommendation of a licensed prescriber. 3) Behavioral Therapy and guided therapy visits billed through traditional insurance or out of pocket.

Patients with pain who are using opioid medications

New patients pay an initial evaluation fee of $249 and a monthly subscription fee or visit fee of $119, plus labs and testing on an individual basis as needed. Non subscription follow up visits are billed $189. Visits are required at least once per month for programs involving the management of an opioid medications.

Patients seeking evaluation and management for non-opioid alternative treatments that require the recommendation of a licensed prescriber

New patients pay an initial evaluation fee of $249 and $189 for a follow-up appointment. KindlyMD sees between 1600 and 1900 visits per month in total under this program in Utah.

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Behavioral Therapy and guided therapy visits billed through traditional insurance or out of pocket

Behavioral health therapy visits are embedded into the Company’s clinical model and also performed either on a fee for service basis or paid through traditional insurance contracts. The clinical model includes behavioral therapy for 15-minute sessions at each visit, plus the Company offers 50-minute therapy sessions with licensed therapists trained in trauma-based therapy.

Data Collection and Research

KindlyMD collects valuable data from interactions with people online, via telecommunication, and patient interactions and through our products. Clients provide some of this data directly, as do clinicians and staff, by collecting data about interactions, product and medication use, experiences, and behavior. The data we collect depends on the context of the interactions with KindlyMD and the choices people make, including their privacy settings and the products and features they use. We also obtain data about customers, patients, and clients from third parties.

We gather information from our patients and potential clients through various online and paper forms, such as self-screening forms, that may collect demographic, clinical, medical or preferences from the person. We provide clear consent procedures during this process, outlining the use of data, and allowing for changes in preferences at any time. Interactions with our patients and clients can occur online through forms, product purchases, or service requests, through telecommunication/web chat support requests, or through the analysis of product and service sales.

Clinical and demographic data are particularly useful in understanding the needs of patients. This includes information such as names, addresses, income levels, household indicators, diagnosis, symptoms, medical history, and social history, along with data from purchased products from websites and clinics, including item types, quantity, and average time before next purchase. Information about medical conditions and medications used provides insights into the healthcare requirements of individual patients. These insights can help tailor our services to better meet patient needs and contribute to improved health outcomes. We also leverage physical addresses to identify potential marketing areas in local markets and for targeted expansion discussions.

Patient data is governed by HIPAA. Patients consent to allow KindlyMD use of their data upon signing up for our services. When we collect demographic or medical data during appointments and questionnaire gathering, we inform the patient that their information is protected under HIPAA and that we will not share private health information with other institutions or individuals without the patient’s consent. Patients, clients, and customers of KindlyMD have choices when it comes to the technology they use and the data they share. If someone chooses not to share their data with KindlyMD, we may not provide services. Where providing data is optional, clients, patients, and customers are offered the choice to provide the data or not to.

In collecting data from these interactions, we combine data we collect from different contexts or obtain from third parties to provide a more seamless, consistent, and personalized experience, to make informed business decisions, to make clinical decisions, and for other legitimate business purposes.

Our processing of personal and healthcare data for these purposes includes both automated and manual (human) methods of processing. Our automated methods often are related to and supported by our manual methods. For example, our automated methods may include artificial intelligence (AI), which is a set of technologies that enable computers to perceive, learn, reason, and assist in decision-making to solve problems in ways that are similar to what people do. We are currently training machine learning processes within our Microsoft environment to improve categorization of patient needs and use prepopulated AI models, like ChatGPT from OpenAI, to help us leverage data.

We utilize advanced artificial intelligence technology, such as OpenAI, within our Microsoft environment to help gather data and create operational plans. This use of AI enables us to strategize the use of the data we collect more effectively, resulting in improved business operations and patient services. This technology is being leveraged alongside Azure Machine Learning processes to help categorize and identify trends in various data sets, including what brings a patient to our clinic, from where and under what pretexts.

This information gathered resides in our database, where we have business agreements with each entity accessing this system. A manual review may be conducted by KindlyMD employees or vendors who are working on KindlyMD’s behalf.

We share personal data with consent or to complete any transaction or provide any product an individual has requested or authorized. We also share data with KindlyMD controlled affiliates and subsidiaries; with vendors working on our behalf; when required by law or to respond to legal process; to protect our customers; to protect our customers and patients; to protect lives; to maintain the security of our products; and to protect the rights and property of KindlyMD and its customers and patients.

KindlyMD is required to protect the information it collects and maintains. KindlyMD respects the right to privacy and will protect the information it maintains about clients and patients in accordance with all required laws, regulations and standards. All healthcare research and published data regarding clinical outcomes is anonymized and governed by HIPAA. Personally identifying information is protected and removed from any research, publication, or sale to a third party.

Education Partnerships with various entities

We strive to build a large audience of those seeking honest, evidence-based, holistic and practical information about alternatives to opioids. Our in-house education center creates educational content for all KindlyMD’s programs. Some of the educational content is subsidized through local and regional partnership agreements, currently representing approximately 2% of overall revenue.

Online and Email Campaign Marketing Revenue

KindlyMD has a combined reach of over 32,000 email contacts that have opted-in to our education and marketing communication. Paid messaging is offered to local and regional businesses for a fee.

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Retail Sales of Dietary Products

In early 2023, the company expanded service lines to include full-spectrum hemp-based products, including “gummies”. Our mission is to enhance our patient’s and customers’ overall quality of life and reduce the use of prescription medications, specifically opioids. We launched a line of white-labeled hemp-derived delta 9 products supported by our direct care of patients. The company’s four initial gummy product offerings contain a variety of cannabinoids and terpenes, in addition to CBD, while maintaining THC amounts within the limits set in the 2018 Farm Bill.

Product Description

Our white-labeled products are manufactured by a third party, licensed hemp-manufacturer in Utah with whom we have no material written agreements related to their licensing to process hemp in Utah. All ingredients are sourced by the manufacturer directly. KindlyMD “white-labels” proprietary formulations, or rebrands the product as its own. All products are approved for sale in Utah and registered by the Utah Department of Agriculture, Division of Industrial Hemp and Medical Cannabis (UDAF). This process requires KindlyMD to submit a complete product registration application, a full panel certificate of analysis (COA) provided by the manufacturer, a product label design that complies with administrative rule R68-26-5, and a fee of $325 for each cannabinoid product registered. Each registration is effective for 12 months. Products must be reregistered each year. Additionally, in order to sell hemp products in Utah, companies must register as hemp retailers through UDAF, each calendar year, for $50.

Beyond the federal guidelines, which are further described in the section “Government Regulations,” hemp products registered in Utah after May 3rd, 2023, cannot exceed a total of THC and any THC analog that is greater than 5 milligrams per serving; and 150 milligrams per package or be sold to persons under 21 years of age.

Our current white-labeled products include hemp-based gummies containing cannabinoids. Each formulation, “Revive”, “Calm”, “Balance”, “THC Free”, and “Missy’s Micros” is formulated with a different ratio of cannabinoids and registered for legal sale and kept on public file at the UDAF website.

Our Competitive Strengths

KindlyMD is one of the largest providers of medical evaluation and management services related to treatment recommendations within the medical cannabis program in Utah, serving 21% of the Utah market as of this filing. Our model of healthcare is unique in Utah, blending prescribers and licensed behavioral health clinicians into every patient care plan. We know of no other large pain clinic in Utah that utilizes this integration model. We are one of a limited number of specialty providers who allow patients to utilize non-opioid alternative medications with their opioids with supervision by a licensed prescriber. Our competition are pain clinics as well as other non-opioid specialty alternative medicine clinics in Utah. KindlyMD providers are experts in de-prescribing and using alternatives to opioids, so much so that in a survey of 1,157 our patients in 2022, 88% of our patients saw a reduction in other medication in just 6 months.

In additional to its in-person clinics, KindlyMD offers telehealth online to patients in the Utah market where the standard of care is the same as in-person visits. KindlyMD believes its business model could thrive in other states where a pain clinic can build a profitable base in treating pain patients with prescription medication regardless of the state-legal alternative, non-opioid options available to patients. With KindlyMD’s data driven model, positive outcomes could contribute to more favorable legislation toward many non-opioid alternative medication options in the US, such as cannabis and psychedelics to augment treatment protocols.

In addition, KindlyMD’s significant database and data collection model sets it apart from its competitors. Visits may be charted by two clinicians, one prescriber and one BHC. This data focuses on why and how patients may turn to alternative medicine to reduce prescription medication use and addiction and is a valuable tool in establishing treatment protocols and advocating the medical and pharmaceutical industries for more diverse treatment options. We know of no other data pool or data collection model that matches this specificity or level of functionality.

Competition

KindlyMD’s patient services faces competition from existing chronic pain clinics, alternative pain treatment centers, and direct to patient healthcare subscription companies (such as goforward.com or Medalus). Competition also comes from imbedded integration company EvolvedMD who are a behavioral health company imbedding BHC’s into existing clinics in Arizona and Utah through an affiliate model. Further, it also faces competition from other non-opioid focused healthcare data collection companies. However, the Company believes that there is a high barrier for entry in this industry that requires specialized expertise, licensure, and that will require significant capital. The Company believes it can compete with these other companies due to the experience of the team and the unique model of healthcare provided.

Marketing and Customers

KindlyMD uses various marketing techniques to advertise its services and attract potential new clients and patients. Such techniques include releasing weekly podcasts and posting videos on a YouTube channel, aggressive online and social media marketing, billboard campaigns in target markets, publishing research, and participating in speaking engagements. KindlyMD has two specific target markets: patients and businesses. KindlyMD attempts to target patients suffering from chronic pain, adults on opioids or more than one prescription medication, and adults seeking access to medical cannabis in state-legal markets. Further, the Company targets businesses looking for data resources, clinic operations and centers dedicated to wellness, research and analysis, market research, and consumer analyses.

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Corporate History

On December 2, 2019, the Company filed their original articles of organization with the state of Utah under the name “Utah Therapeutic Health Center, PLLC.”

On April 15, 2020, the Company filed Articles of conversion with the State of Utah converting the entity from a PLLC to an LLC.

On March 11, 2022, the Company filed Articles of Conversion with the State of Utah converting the entity from a limited liability company to a corporation and formally changing the name of the Company to “Kindly MD, Inc.”

On July 5, 2022, the Company filed Amended and Restated Articles of Incorporation with the State of Utah, adding a preferred class of stock to its authorized shares and increasing the amount of common shares authorized, among other corporate governance matters.

Intellectual Property

The Company has no intellectual Property as of the filing date.

Properties

Currently, the Company operates within a leased property located at 5097 S 900 E, Suite 100, Salt Lake City, UT 84117. The lease is for a 48-month term through January 31, 2027. The monthly rate is $6,278.96 per month.

The Company also operates clinics located at the following locations:

In Millcreek, Utah at 740 E 3900 S, Suite 108 Salt Lake City, Utah 84107. The lease is for a 12-month term through June 30, 2024. The monthly rate is $2,350 per month.

In Ogden, Utah at 2485 Grant Ave, Suite 105 Ogden, Utah 84401. The lease expired on August 31, 2022 and is currently on a month-to-month basis. The monthly rate is $978.33 per month.

In Bountiful, Utah at 580 W 100 N, Suite 4 Bountiful, Utah 84010. The lease is for a 48-month term through April 30, 2025. The monthly rate is $1,152 per month.

In Provo, Utah at 222 Draper Lane, Suite 2 Provo, Utah 84601. The lease is for a 15-year term through February 28, 2035. The monthly rate is $510 per month.

Seasonality

Full healthcare clinics and data collection and research businesses typically operate on a full-time basis, twelve months a year, without much seasonal impact or variation.

Employees and Human Capital

We currently have a total of 64 employees, consisting of 21 full-time employees and 43 part-time employees.

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Government Regulation

We are subject to local, state, federal and international laws, statutes, rules, policies, and regulations (collectively “Regulations”) that relate directly or indirectly to our operations. These include health practices, privacy, and data protection regulations. Our business operations involve the collection, transfer, use, disclosure, security, and disposal of personal or sensitive information. As a result, our business is subject to complex and evolving U.S. and international laws and regulations regarding privacy and data protection. We are also subject to common business and tax rules and regulations pertaining to the operation of our business. Below is a discussion of the federal and state-level regulatory regimes in those jurisdictions where we are currently directly involved.

We are subject to the Controlled Substances Act (CSA) as enforced by the Drug Enforcement Administration (DEA). The CSA is the federal U.S. drug policy under which the manufacture, importation, possession, use, and distribution of certain narcotics, stimulants, depressants, hallucinogens, anabolic steroids, and other chemicals are regulated. The DEA is the federal agency responsible for enforcing the CSA. A pain clinic that prescribes opioids must register with the DEA and follow strict record-keeping, reporting, and security measures to ensure that these substances are not misused. Non-compliance can result in substantial penalties and criminal charges.

Food and Drug Administration (FDA): The FDA is responsible for protecting the public health by ensuring the safety, efficacy, and security of drugs, biological products, and medical devices. Our clinic must only use FDA-approved medications and devices, and follow FDA guidelines in their use.

Utah State Medical Boards: Each state has its own medical board that licenses and regulates physicians and other healthcare professionals. They also establish rules for clinics and the prescribing of controlled substances. WE are subject to the Utah Department of Professional Licensing with regard to our Nurse Practitioners, Physicians Assistant, Medical Doctors, Phycologists, and Licensed Clinical Social Workers to maintain licensing.

Health Insurance Portability and Accountability Act (HIPAA): HIPAA sets national standards for the security of electronic health care transactions, the privacy of health information, and the conduct of healthcare providers. We must have systems in place to protect patient privacy and maintain data security.

Centers for Medicare & Medicaid Services (CMS): If or when KindlyMD treats Medicare or Medicaid patients, CMS rules dictate regarding billing, reporting, and patient care guidelines.

Federal Regulation of Cannabis

In 2005, the U.S. Supreme Court ruled that Congress has the power to regulate cannabis.

The U.S. federal government regulates drugs through the Controlled Substances Act, which places controlled substances, including cannabis, in a schedule. Cannabis is classified as a Schedule I controlled substance. A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The Department of Justice defines Schedule I drugs, substances or chemicals as “drugs with no currently accepted medical use and a high potential for abuse.” However, the Food and Drug Administration has approved Epidiolex, which contains a purified form of the drug CBD, a non-psychoactive ingredient in the cannabis plant, for the treatment of seizures associated with two epilepsy conditions. The Food and Drug Administration has not approved cannabis or cannabis compounds as a safe and effective drug for any other condition. Moreover, under the 2018 Farm Bill or Agriculture Improvement Act of 2018 legalized the regulated production of hemp, which is defined as cannabis with less than 0.3% THC by weight. All KindlyMD products contain less than 0.3% THC by weight

FDA and Hemp Products: The FDA regulates products containing cannabis or cannabis-derived compounds under the Federal Food, Drug, and Cosmetic Act (FD&C Act). The FDA currently prohibits THC or CBD products from being sold as dietary supplements or in food interstate commerce. Any product marketed with a therapeutic claim must be approved by the FDA before it can be sold.

KindlyMD does not market or sell products as dietary supplements or food, and makes no health claims on any of the aforementioned products sold.

Marijuana is largely regulated at the state level.

State laws that permit and regulate the production, distribution and use of cannabis for adult use or medical purposes are in direct conflict with the Controlled Substances Act, which makes cannabis use and possession federally illegal. Although certain states and territories of the U.S. authorize medical and/or adult use cannabis production and distribution by licensed or registered entities, under U.S. federal law, the possession, use, cultivation and transfer of cannabis and any related drug paraphernalia is illegal and any such acts are criminal acts under federal law under any and all circumstances under the Controlled Substances Act. Although our activities are believed to be compliant with applicable state and local laws, strict compliance with state and local laws with respect to cannabis may neither absolve us of liability under U.S. federal law, nor may it provide a defense to any federal proceeding which may be brought.

The risk of federal enforcement and other risks associated with our business are described in the section entitled “Risk Factors.”

Regulation of the Cannabis Market at State and Local Level

The Utah Medical Cannabis Act (H.B. 3001 Utah Medical Cannabis Act) directs the Utah Department of Health (UDOH) to issue medical cannabis cards to patients, register medical providers who wish to recommend medical cannabis treatment for their patients, and license medical cannabis pharmacies. Physicians, Advanced Practice Registered Nurses, and physician assistants who are licensed to prescribe a controlled substance are allowed to recommend medical cannabis treatment for their patients. Providers must register as a qualified medical provider through an Electronic Verification System (EVS) established by the UDOH. Registered providers may only recommend medical cannabis treatment to a patient in the course of the physician-patient relationship after completing and documenting in the patient’s record a thorough assessment of the patient’s condition and medical history.

Hemp products are approved for sale in Utah and registered by the Utah Department of Agriculture, Division of Industrial Hemp and Medical Cannabis (UDAF). This process requires a complete product registration application, a full panel certificate of analysis (COA), a product label design that complies with administrative rule R68-26-5, and a fee of $325 for each cannabinoid product registered. Each registration is effective for 12 months and must reapply for registration each year. Hemp is only allowed for sale in registered establishments through UDAF.

The Utah Department of Agriculture and Food oversees the market for industrial hemp and medical cannabis in Utah and is governed, in part, by H.B. 227 Hemp Amendments, effective May 3, 2023. This bill outlines the hemp producer registration process, establishes the age of 21 as the legal age in which a person in Utah may purchase a hemp product and generally governs the rules surrounding legal limits of tetrahydrocannabinol (THC) and THC analogs in hemp products to 5mg per serving and 150mg total per package. UDAF also regulates compliance by monitoring processors and retail establishments. All products labeled and sold in Utah must be approved by UDAF.

Product registration application and COA requirements are subject to Utah administrative rule R68-26-4 and R68-37 for testing standards. Label requirements are found in Utah administrative rule R68-26-5.

Telemedicine

The Utah Medical Practice Act allows healthcare providers to establish a provider-patient relationship via telemedicine, as long as the standard of care is the same as in-person visits. Healthcare providers providing telehealth and telepsychology telemedicine services to patients in Utah must be licensed to practice in the state. Utah allows for telemedicine prescribing as long as the standard of care is the same as in-person visits. Controlled substances have additional regulations that often require an in-person exam. Telemedicine is allowed under the Utah Medical Cannabis Act only after the Provider has evaluated the patient, at least once, face-to-face. All interactions between the treating provider and patient are considered healthcare interactions and therefore are governed by HIPAA privacy laws.

The Ryan Haight Online Pharmacy Consumer Protection Act of 2008: This is a federal law that regulates the distribution of controlled substances online. When KindlyMD uses telemedicine services to prescribe opioids, we must comply with this Act. The Ryan Haight Act requires a valid prescription for controlled substances, which generally entails a prior in-person medical evaluation.

Telepsychology services in Utah also require provider licensing, which is governed by the Utah Psychology Licensing Board. Providers need to meet stringent educational, internship, and examination requirements, aligning with the American Psychological Association’s guidelines.

Corporate Practice of Medicine laws aim to preserve the physician-patient relationship from potential commercial intrusions. In Utah, these laws apply to telemedicine. We enter into contractual agreements with physicians and APCs to preserve the provider-patient relationship from commercial intrusions.

Fee-splitting, the sharing of professional fees between medical practitioners and non-medical practitioners, is illegal in Utah. Cybersecurity is governed by the Utah health Information Network (UHIN) standards, which provide a framework for data security and protection in healthcare, which we adhere to. We utilize encryption for all healthcare related communication channels and data storage, inclusive of telemedicine. Insurance regulation also influences telemedicine practice in Utah. Utah law mandates private payer parity for telemedicine services, meaning private insurance companies must cover telemedicine services at the same rate as in-person services. However, specifics of billing and reimbursement vary among insurers.

Expansion outside of Utah

At present, our operations are solely based in Utah and we have not currently targeted or planned specific expansion into other states. Given the complex, state-specific regulatory landscape of the cannabis industry as well as the healthcare industry, expanding our operations will necessitate extensive preparation and understanding of the relevant regulations, licensure, and registration requirements in any such states.

In Utah, we operate under the Utah Medical Cannabis Act which guides our licensure, operations, and patient interaction. Each state has a unique set of rules and regulations pertaining to the use, possession, production, and distribution of medical cannabis. Consequently, any potential expansion will involve a careful evaluation of the state-specific regulatory environment, ensuring full compliance with all requisite laws and regulations to prevent legal ramifications.

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Regulatory Risks

Our operations, although compliance with Utah state law, are still subject to U.S. federal law which classifies cannabis as a Schedule I controlled substance. There is always a risk of federal enforcement action, and non-compliance could lead to significant legal penalties, including but not limited to fines, imprisonment, seizure of assets, and prohibition of business operations.

Our business operations in the medical marijuana industry expose us to specific risks. The conflict between federal and state laws regarding marijuana creates a complex legal environment, where compliance with state law does not exempt us from federal prosecution. Federal enforcement could disrupt our operations and expose us to substantial legal risk. The ongoing evolution of regulations and their enforcement adds a layer of uncertainty to our business.

The Cannabis industry also faces societal perceptions and stigma which can impact our market. Changes in laws, regulations, or societal perceptions can affect market conditions and the demand for our products and services.

If or when we expand our operations to other states in the future, we will have to ensure full compliance with the laws of those states, which will necessitate significant investments in legal, operational, and administrative resources. Each expansion will come with its own set of unique challenges and potential risks, necessitating a thorough analysis of the specific state regulatory environments. Our business operations and expansion plans are in line with the current interpretation of the regulations in place. However, a change in regulatory interpretation, enforcement or law could adversely affect our operations. Consequently, the risks inherent in the cannabis industry and our business necessitate careful consideration by potential investors.

Legal Proceedings

From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

MANAGEMENT

Executive Officers, Directors and Director Nominees

The following table sets forth information about our directors and executive officers as of December 7, 2023. We intend to appoint three independent directors upon the consummation of this offering and their position is contingent upon the completion of the offering.

Name	Age	Position	Date of Appointment
Timothy Pickett	45	Chief Executive Officer, Director	December 2019
Adam Cox	45	Chief Operating Officer, Director	April 2022
Jared Barrera	42	Chief Financial Officer	September 2022
Amy Powell	50	Independent Director Nominee
Christian Robinson	54	Independent Director Nominee
Gary Seelhorst	52	Independent Director Nominee

Biographies of Directors and Officers

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer, and key employee of our Company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

The following noteworthy experience, qualifications, attributes, and skills for each Board member, together with the biographical information for each nominee described below, led to our conclusion that the person should serve as a director in light of our business and structure:

Tim Pickett, Chief Executive Officer, Chairman

Tim Pickett, MPAS-C, age 45, is the founder and CEO since the Company was founded in 2019. He graduated from the University of Utah with a Master’s Degree in Physician Assistant Studies (2014). He previously worked in General Surgery, Trauma, and Emergency Medicine for Steward Medical Group’s Physician Group of Utah from 2014 to October, 2020. His experience in surgery and critical care shaped his view of the opioid crisis. He currently teaches at the University of Utah Physician Assistant program as a guest lecturer on medical cannabis. His role at PGU included extensive outpatient clinic, surgical first assist, and critical care at the bedside. He currently teaches at the University of Utah Physician Assistant program as a guest lecturer on medical cannabis. He lobbies governments for improved legislation for non-opioid medicine access and is an advocate for the practical use of safe, evidence-based alternatives, in medical treatment. He was voted Utah’s best Medical Cannabis Doctor in 2020 and 2021, respectively.

Adam Cox, Chief Operating Officer, Director

Adam Cox, age 46, is an experienced businessperson, entrepreneur, and inspiring leader. After more than a decade in corporate healthcare, he joined KindlyMD full time on May 1, 2022. He was appointed COO on October 6 to pursue a solution to the opioid epidemic through data analytics and optimum operational management. Adam’s notable business ventures include working in the healthcare sector since 2011 transitioning healthcare entities from paper charting to electronic records under the CMS mandate for Meaningful Use. Adam began working for Physician Group of Utah in 2012 and quickly moved up the ranks to join its parent company, IASIS Healthcare. In 2016, as the Corporate Manager of Electronic Health Record Implementation at IASIS Healthcare, he pioneered several streamlining initiatives in healthcare data analytics, training, and management in Utah that were then implemented nationwide as enterprise level solutions. Following the success of his position and the acquisition of IASIS by Steward Healthcare in 2017, Mr. Cox moved on to guide nationwide hospital and clinical acquisitions as an Acquisitions Analyst with the Information Systems (IS) arm of Corporate Operations. Mr. Cox established himself as Steward Healthcare’s go-to expert for many critical ambulatory operations, often traveling nationwide to evaluate, troubleshoot, and stabilize IS and acquisition related issues in various markets. His tenured and diverse skill sets along with his proven trustworthiness rendered him as the primary, and often solitary, internal resource capable of resolving complex issues that couldn’t be managed remotely, ensuring the steady functionality and success of Steward Healthcare’s ambulatory operations. By 2019, the national evaluation, interoperability, integration, implementation, and standardization of all clinical IS operations for acquisition and expansion by Steward Healthcare fell to Mr. Cox and his specialized team.

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Jared Barrera, Chief Financial Officer

Jared Barrera, MBA, age 42, joined KindlyMD as its full time CFO on September 28, 2022. He has extensive expertise in both the banking and healthcare industries for the last 20 years, specifically in finance and accounting. He has a wide array of experience ranging from revenue optimization, business intelligence, GAAP accounting, budgeting and forecasting, financial modeling, lending and credit analysis, revenue cycle management, collections management, auditing and payroll processing. Jared graduated with Master’s degree in Business Administration with an emphasis in accounting from Utah Valley University, 2015. He also received a Bachelor’s of Science degree in accounting from Utah Valley University in 2011. From November of 2018 to September of 2022, Jared worked as the Senior Manager of Revenue Cycle and Business Intelligence for Granger Medical Clinic which is one of Utah’s largest physician-owned groups. Prior to Granger Medical Clinic, Jared worked from October 2015 to October of 2018 as the Director of Finance for Physician Group of Utah.

Amy Powell, Director Nominee

Amy Powell, MD, FACP, FAMSSM, age 50, is currently a Professor (Clinical) in the Department of Orthopaedics at the University of Utah, where she has cared for intercollegiate athletes alongside active people across the lifespan for 20 years. She graduated from the University of Washington with a Medical Doctorate (1999) and completed fellowship training in sports medicine (internal medicine) at the Cleveland Clinic Foundation in 2003. We believe her extensive experience with multimodal pain management (medications, physical therapy, injections, and mental coaching for wellness) for acute and chronic injury management and her experience in medical research and education will greatly benefit patients served by KindlyMD and qualifies her to serve on the Board. Dr. Powell brings vital clinical and research acumen which is crucial to enhancing and validating KindlyMD’s pain management approaches, specifically given the blend of multimodal pain management methods the company uses. Her 20 years of experience in caring for athletes and active individuals aligns with the company’s mission to reduce opioid usage while successfully treating patients, utilizing both her practical and theoretical insights in pain management. Her role in medical education can further bolster KindlyMD’s research, clinical protocols, and patient education strategies in creating evidence-based guidelines and therapies.

Christian Robinson, Director Nominee

Christian Robinson, CPA, age 54, is currently the Chief Financial Officer of the Zion Pharmaceuticals, LLC and Intrepid Biosciences, LLC group of companies (2021 – present). He Graduated with a BBA in Accounting in 1996 from the University of Texas at Arlington and has been a licensed CPA for over 25 years. Christian started his career by working as an auditor for Deloitte from 1996 until 1999 and then worked at Ernst & Young from 1999 to 2003. After leaving public accounting, Christian has worked in variety of accounting and finance positions for companies in the transportation, nutraceuticals, nuclear waste and medical cannabis industries, including a small startup industrial hemp extraction company (2019 – 2021) and as a self-employed financial consultant (2016 – 2019). Mr. Robinson worked for EnergySolutions, Inc. as the Corporate Controller and Chief Accounting Officer (1996 – 2016) where he helped take the company public in 2007, ensured Sarbanes-Oxley (SOX) compliance, and managed all SEC financial reporting and compliance matters. Given KindlyMD’s diversified services and data management, we believe Christian’s vast experience in managing finances, ensuring compliance (such as with SOX), and overseeing SEC reporting qualifies Christian to serve on our Board and is pivotal for financial stability and regulatory adherence. His experience with startups, particularly in the medical cannabis industry, resonates with KindlyMD’s approach to alternative treatments and may offer valuable insights into both strategic financial planning and industry-specific nuances. Ensuring that KindlyMD adheres to financial regulations and maintains transparent communication with investors and stakeholders will be crucial, especially in light of the company’s collection and management of sensitive patient data and its varied revenue streams (subscription, fee-for-service, etc).

Gary Seelhorst, Director Nominee

Gary Seelhorst, MS, MBA, age 52, currently serves as Senior VP of National Compliance & Governemtal Affairs at Justice Grown, since 2018. His 25-year background in Pharmaceuticals and Healthcare brings scientific rigor to KindlyMD. Gary previously worked with Clinics and Surgery Centers with Imprimis/Harrow Health as a VP of Business Development during the company’s biggest growth phase (2013-2017). His experience also includes lengthy stints at both Eli Lilly as a medical writer (1996-1998) and Pfizer as a Manager of Clinical Development (1998- 2003) and as Director of Corporate Development (2003-2006) as well as several start-ups developing corporate and expansion strategies. He has a BS/BA from UC San Diego in Biochemistry/Psychology (1994), an MS in Clinical Physiology from Indiana University (1993), and an MBA with an emphasis in finance from the University of Michigan (2004). We believe Gary’s 25-year background in Pharmaceuticals and Healthcare is invaluable for navigating the pharmaceutical landscape, especially regarding non-opioid alternatives qualifies him to serve on our Board. His business development role during the growth phase at Imprimis/Harrow Health, and his MBA with a focus on finance, could be crucial in aiding KindlyMD to strategically navigate its expansion strategies and potentially increase its service portfolio or market share. His varied roles in both clinical and corporate development offer a balanced perspective that is particularly useful in ensuring that KindlyMD’s clinical and corporate strategies are aligned, sustainable, and optimized for both patient outcomes and business growth.

Indemnification of Directors and Officers

Subject to Title 16, Chapter 10a, Part 9 of the Utah Revised Business Corporation Act (the “Act”) and the laws of the State of Utah, officers shall be indemnified by the Corporation, so long as the officer acted in a manner substantially similar to and consistent with the standard of care for directors. Any officer indemnification shall be limited to proceedings that are directly related to or have arisen out of the officer’s acts on behalf of the Corporation.

Family Relationships

There are no family relationships between our officers and members of our Board of Directors.

Significant Employees

The significant employees are Timothy Pickett and Adam Cox and Jared Barrera.

Director Compensation

There are no formal agreements with our directors for compensation and will be formalized upon consummation of this offering.

Director Independence

The listing rules of Nasdaq require that independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has undertaken a review of the independence of our directors and considered whether any director has a material relationship with it that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, the Board has determined that no members are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of the Company’s capital stock by each non-employee director, and any transactions involving them described in the section captioned “Certain Relationships and Related Party Transactions.” The Company intends to appoint three independent board members upon the completion of the Offering.

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Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. As such, it is important for us to have our Chief Executive Officer serve on the Board as he plays key roles in the risk oversight of our Company. Each of the Board committees, when established prior to the effectiveness of the registration statement of which this prospectus is a part, will also provide risk oversight in respect of its areas of concentration and report material risks to the Board for further consideration.

Board Committees

Upon consummation of this offering, our Board will have established the following three standing committees: audit committee (the “Audit Committee”); compensation committee (the “Compensation Committee”); and nominating and governance committee (the “Nominating Committee”). Each of our independent directors, Amy Powell, Gary Seelhorst, and Christian Robinson, will serve on each committee. Our Board will adopt written charters for each of these committees. Upon consummation of this offering, copies of the charters will be available on our website at www.kindlymd.com. Our Board may establish other committees as it deems necessary or appropriate from time to time.

The Board may create committees to delegate certain powers to act on behalf of the Board, provided the Board passes a resolution indicating such creation or delegation. The Board may delegate to a committee the power to appoint directors to fill vacancies on the Board. The creation or appointment of a committee does not relieve the Board or its members from their standard of care

Audit Committee

The Audit Committee, among other things, will be responsible for:

●	appointing; approving the compensation of; overseeing the work of; and assessing the independence, qualifications, and performance of the independent auditor;

●	reviewing the internal audit function, including its independence, plans, and budget;

●	approving, in advance, audit and any permissible non-audit services performed by our independent auditor;

●	reviewing our internal controls with the independent auditor, the internal auditor, and management;

●	reviewing the adequacy of our accounting and financial controls as reported by the independent auditor, the internal auditor, and management;

●	overseeing our financial compliance system; and

●	overseeing our major risk exposures regarding the Company’s accounting and financial reporting policies, the activities of our internal audit function, and information technology.

The Board has affirmatively determined that each member of the Audit Committee meets the additional independence criteria applicable to audit committee members under SEC rules and Nasdaq listing rules. Effective upon the completion of this offering the Board will adopt a written charter setting forth the authority and responsibilities of the Audit Committee. The Board has affirmatively determined that each member of the Audit Committee is financially literate, and that Christian Robinson meets the qualifications of an Audit Committee financial expert under the rules promulgated by the SEC.

The Audit Committee will consist of Amy Powell, Gary Seelhorst, and Christian Robinson, and Christian Robinson will chair the Audit Committee. We believe that, after consummation of this offering, the functioning of the Audit Committee will comply with the applicable requirements of the rules and regulations of the Nasdaq listing rules and the SEC.

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Compensation Committee

The Compensation Committee will be responsible for:

●	reviewing and making recommendations to the Board with respect to the compensation of our officers and directors, including the CEO;

●	overseeing and administering the Company’s executive compensation plans, including equity-based awards;

●	negotiating and overseeing employment agreements with officers and directors; and

●	overseeing how the Company’s compensation policies and practices may affect the Company’s risk management practices and/or risk-taking incentives.

Effective upon the completion of this offering, the Board will adopt a written charter setting forth the authority and responsibilities of the Compensation Committee.

The Compensation Committee will consist of Amy Powell, Gary Seelhorst, and Christian Robinson, Gary Seeelhorst will serve as chairman of the Compensation Committee. The Board has affirmatively determined that each member of the Compensation Committee meets the independence criteria applicable to compensation committee members under SEC rules and Nasdaq listing rules. The Company believes that, after the consummation of the offering, the composition of the Compensation Committee will meet the requirements for independence under, and the functioning of such Compensation Committee will comply with, any applicable requirements of the rules and regulations of Nasdaq listing rules and the SEC.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, among other things, will be responsible for:

●	reviewing and assessing the development of the executive officers and considering and making recommendations to the Board regarding promotion and succession issues;

●	evaluating and reporting to the Board on the performance and effectiveness of the directors, committees and the Board as a whole;

●	working with the Board to determine the appropriate and desirable mix of characteristics, skills, expertise and experience, including diversity considerations, for the full Board and each committee;

●	annually presenting to the Board a list of individuals recommended to be nominated for election to the Board;

●	reviewing, evaluating, and recommending changes to the Company’s corporate governance principles and committee charters;

●	recommending to the Board individuals to be elected to fill vacancies and newly created directorships;

●	overseeing the Company’s compliance program, including the code of business conduct and ethics; and

●	overseeing and evaluating how the Company’s corporate governance and legal and regulatory compliance policies and practices, including leadership, structure, and succession planning, may affect the Company’s major risk exposures.

Effective upon completion of this offering, the Board will adopt a written charter setting forth the authority and responsibilities of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consist of Amy Powell, Gary Seelhorst, and Christian Robinson, Gary Seelhorst, will serve as chairperson. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the independent director guidelines of Nasdaq listing rules.

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Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serves, or in the past has served, as a member of the Board or the Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of the Board or its Compensation Committee. None of the members of the Compensation Committee is, or has ever been, an officer or employee of the company.

Code of Business Conduct and Ethics

Prior to the completion of this offering, the Board will adopt a code of business conduct and ethics applicable to its employees, directors, and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of Nasdaq. The code of business conduct and ethics will be publicly available on the Company’s website at www.kindlymd.com. Any substantive amendments or waivers of the code of business conduct and ethics or code of ethics for senior financial officers may be made only by the Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

Corporate Governance Guidelines

Prior to the completion of this offering, the Board will adopt corporate governance guidelines in accordance with the corporate governance rules of Nasdaq.

Involvement in Certain Material Legal Proceedings During the Last Ten Years

During the past ten years, none of our current directors or executive officers has been:

●	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, or banking activities;

●	found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated;

●	subject of, or a party to, any order, judgment, decree or finding, not subsequently reversed, suspended, or vacated, relating to an alleged violation of a federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies, law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	subject of, or a party to, any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

None of our directors, officers or affiliates, or any beneficial owner of 5% or more of our Common Stock, or any associate of such persons, is an adverse party in any material proceeding to, or has a material interest adverse to, us or any of our subsidiaries.

Meetings of the Board of Directors

During its fiscal year ended December 31, 2022, and through September 30, 2023, there were seven meetings of the Board. The Board acted by written consent from its members on seven occasions.

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Directors’ and Officers’ Liability Insurance

The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any Indemnitee for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, member, managing member or agent, or arising out of his or her status as such, whether or not the Corporation has the authority to indemnify him or her against such liability and expenses.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth, for our last two fiscal years, the compensation of our officers.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards	All Other Compensation		Total
		($)	($)	($)	($)		($)
Timothy Pickett, CEO (a)	2022	139,092	-	161,700	132,624	(b)	439,763
	2021	140,852	-	-	149,336	(b)	290,188
Adam Cox, COO (c)	2022	101,753	-	161,663	-		263,416
Jared Barrera, CFO (d)	2022	30,050	-	46,200	-		76,250

(a)	Mr. Pickett was Appointed as CEO on December 19, 2019.

(b)

The amount included in “All Other Compensation” consists of related party compensation paid to Wade Rivers, LLC, an entity that is beneficially owned by The Pickett Legacy Trust, for which Mr. Pickett and his spouse serve as trustees. In 2022, Wade Rivers, LLC was paid $132,624 in total other compensation through a Consulting Agreement this amount includes $58,480 in stock awards. In 2021, Wade Rivers, LLC received $149,336 in other compensation from the Company paid through a Consulting Agreement.

(c)	Mr. Cox was appointed as the COO of the Company on October 6, 2022. Prior to his appointment, Mr. Cox served as a consultant for Kindly MD from May 1, 2022 to October 6, 2022. The amounts included in this table include all amounts earned by Mr. Cox in 2022 for both roles in which he served.

(d)	Mr. Barrera was appointed as the CFO of the Company on September 28, 2022.

The Company has health insurance benefits for our employees, including our executive officers. The Company does not have pension, annuity, profit sharing or similar benefit plans at this time, but the Board of Directors may decide to enact such plans in the future.

Employment Agreements

The Company entered into a three-year employment agreement with Tim Pickett, CEO, effective September 1, 2023. The agreement also provides that the executive will continue as a director. The agreement provides for an initial term, commencing on the effective date of the agreement and ending on August 30, 2026, and continuing on a year-to-year basis thereafter unless terminated by either party on not less than 60 days’ notice given prior to the expiration of the initial term or any one-year extension. For his services to the Company during the term of the agreement, Mr. Pickett receives and annual salary of $150,000 per annum, commencing on the effective date of the agreement and increasing to $265,000 per annum in the month in which the Company shall have received not less than $3,000,00 from one or more public or private financings of the Company’s equity securities subsequent to the date of the agreement.

On October 10, 2022, Mr. Pickett received issuance of restricted shares of Company stock in the amount of 35,000 shares. On June 30, 2023, Mr. Pickett received issuance of shares of restricted Company stock in the amount of 12,842 shares.

Wade Rivers, LLC

The Company entered into a consulting agreement with Wade Rivers, a WY Limited Liability Company on January 1, 2021. The agreement provides for a continuous term unless terminated by either party on not less than 30 days’ notice given. For services to the Company during the term of the agreement, Wade Rivers received $132,624 of compensation in 2022, of which $58,480 was paid in stock compensation.

In 2021, Kindly MD, Inc. earned net income of $149,336, which was passed through to Wade Rivers, LLC as the then- sole owner of the Company.

The Company entered into a two-year employment agreement with Adam Cox, COO, effective September 16, 2023. The agreement provides for an initial term, commencing on the effective date and ending on September 15, 2025, and continuing a year-to-year basis thereafter unless terminated by either party on not less than 60 days’ notice given prior to the expiration of the initial term or any on-year extension. For his services to the Company during the term of the agreement, Mr. Cox receives and annual salary of $138,000 per annum and increasing to $225,000 per annum in the month in which the Company shall have listed on the Nasdaq public market subsequent to the date of the agreement.

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On August 17 and October 10, 2022, Mr. Cox received issuance of shares of restricted Company stock, in the amounts of 20,000, and 14,992, respectively. On June 30, 2023, Mr. Cox received issuance of shares of restricted Company stock in the amount of 10,842 shares. On September 14, 2023, Mr. Cox received issuance of shares of restricted Company stock in the amount of 18,000 shares.

The Company entered into a two-year employment agreement with Jared Barrera, CFO, effective September 16, 2023. The agreement provides for an initial term, commencing on the effective date and ending on September 15, 2025, and continuing a year-to-year basis thereafter unless terminated by either party on not less than 60 days’ notice given prior to the expiration of the initial term or any on-year extension. For his services to the Company during the term of the agreement, Mr. Barrera receives and annual salary of $130,000 per annum and increasing to $215,000 per annum in the month in which the Company shall have listed on the Nasdaq public market subsequent to the date of the agreement.

On October 10, 2022, Mr. Barrera received issuance of shares of restricted Company stock, in the amount of 10,000 shares. On June 30, 2023, Mr. Barrera received issuance of shares of restricted Company stock in the amount of 842 shares. On September 14, 2023, Mr. Barrera received issuance of shares of restricted Company stock in the amount of 5,000 shares.

The Company has entered into other employment agreements with several of its non-executive employees. Some of these agreements require the annual issuance of shares as part of the employee’s compensation.

Outstanding Equity Awards

There were no equity awards made to any named executive officer that were outstanding at September 30, 2023.

Director Compensation

The Company will include director compensation when appointed and prior to listing on the NASDAQ public market.

Change-in-Control Agreements

None.

Incentive Stock Plan

On October 10, 2022, the Company’s shareholders and Board approved the Incentive Stock Plan (the “Plan”).

Indemnification

The Company shall indemnify any and all of its directors, officers, former directors, former officers and any person who may have served at its request as a director or officer of another company in which it owns shares or of which it is a creditor, who were or are made a party or are threatened to be made a party to or are involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (each a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, against any and all liabilities, damages, reasonable and documented expenses (including reasonably incurred and substantiated attorneys’ fees), financial effects of judgments, fines, penalties (including excise and similar taxes and punitive damages) and amounts paid in settlement in connection with such Proceeding by any of them. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled otherwise.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our Company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

SEC rules require us to disclose any transaction since the beginning of our last fiscal year and for the two fiscal years preceding our last fiscal year, or any currently proposed transaction in which we are a participant in which the amount involved exceeded or will exceed $120,000 and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our Common Stock, or an immediate family member of any of those persons.

The Company has transactions with related parties, including officers, directors, and their affiliates. The transactions are conducted in the ordinary course of business and are generally on terms no less favorable than those available to unrelated third parties.

As of December 31, 2021, the company had a note receivable from Wade Rivers, LLC, a company then-owned 50% by the Chief Executive Officer of KindlyMD, in the amount of $66,212. In June 2022 the Company received $151,100 from Wade Rivers, LLC. This paid the balance in full and the remaining proceeds were established as a note payable to Wade Rivers, LLC per a written agreement between parties. On April 15, 2023, the Company entered into a long-term unsecured loan payable to Wade Rivers, LLC, in the amount of $332,545. This consolidated the existing loan payable of $82,545 with an additional $250,000 of capital for use in the operations of the Company. The origination fee was 5% or $16,627 and interest expense of $11,808 was paid for the three months ending September 30, 2023. On September 7, 2023, we entered into a loan modification agreement to add $17,000 to the existing loan. As of September 30, 2023, the Company had an outstanding balance in the amount of $328,725.  Wade Rivers, LLC is currently owned by The Pickett Legacy Trust for which he and his spouse serve as trustees.

The Company reimburses officers and directors for reasonable and necessary expenses incurred in the course of performing their duties for the Company. The Company also provides certain officers and directors with health insurance, retirement benefits, and other fringe benefits.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of December 7, 2023, the number of shares of Common Stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock; (ii) each of our named executive officers and directors of our Company; and (iii) all of our named executive officers officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal shareholders and management is based upon information furnished by each person using beneficial ownership’ concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 4,588,134 shares of our Common Stock issued and outstanding as of December 7, 2023. Except as disclosed herein, we do not have any outstanding options, or other securities exercisable for or convertible into shares of our Common Stock. Unless otherwise indicated, the address of each person listed is c/o Kindly MD, Inc., 5097 S 900 E, Suite 100, Salt Lake City, UT 84117.

To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name of Beneficial Owner	Beneficially Owned Before Offering	Beneficially Owned After Offering	Percent of Class Before Offering	Percent of Class After Offering (2)
Directors and Named Executive Officers
Tim Pickett	2,891,419 (1)	2,891,419	63.02%	49.33%
Adam Cox	63,834	63,834	1.39%	1.09%
Jared Barrera	15,842	15,842	* %	* %
Amy Powell	-	-	-
Christian Robinson	-	-	-
Gary Seelhorst	-	-	-

All current named executive officers and directors as a group (6 persons)	2,971,095	2,971,095	64.76%	50.69%

5% or Greater Stockholders:
Wade Rivers LLC (1)	2,843,577	2,843,577	61.98%	48.52%
Sally Alicia LLC	350,000	350,000	7.63%	5.97%
Gus Doodle LLC	350,000	350,000	7.63%	5.97%
Frank Stevens LLC	350,000	350,000	7.63%	5.97%

*	Represents beneficial ownership of less than 1%

(1)	Tim Pickett and his spouse serve as the co-investment trustees of The Wade Rivers Trust (the Trust), which is the sole Member of Wade Rivers, LLC. Tim Pickett is the manager of Wade Rivers LLC, and in such capacity has the right to vote and dispose of the securities held by such entities.

(2)	The total number of shares of Common Stock that will be outstanding after this offering is based on 4,588,134 shares of Common Stock outstanding as of December 7, 2023. Unless otherwise indicated, the shares outstanding after this offering excludes the following:

●	1,909,091 shares of our Common Stock issuable upon the exercise of the Tradeable Warrants, and the exercise of Non-tradeable Warrants to be issued as part of the Units;

●	87,818 shares of our Common Stock issuable upon exercise of the Representative Warrants.

●	286,364 shares of our Common Stock issuable upon the exercise of the Tradeable Warrants and the exercise of Non-tradeable Warrants to be included as part of the Over-allotment Option

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DESCRIPTION OF OUR SECURITIES

General

The following description of our Common Stock and provisions of our Articles of Incorporation and bylaws are summaries and are qualified by reference to such Articles of Incorporation and bylaws that will be in effect upon the closing of this offering. By becoming a shareholder in our Company, you will be deemed to have notice of and consented to these provisions of our Articles of Incorporation and bylaws.

Authorized Stock

Our Articles of Incorporation authorizes us to issue up to 100,000,000 shares of Common Stock (the “Common Stock”) and up to 10,000,000 shares of Preferred Stock (the “Preferred Stock). The authorized but unissued shares of our Common Stock and Preferred Stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate finance transactions, acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Voting Rights

Every shareholder entitled to vote at any meeting shall be entitled to one vote for each share of stock entitled to vote and held by him of record on the date fixed as the record date for said meeting and may so vote in person or by proxy. Any corporate action, other than the election of directors, shall be authorized by a simple majority of the votes cast in favor of or against such action by the holders of shares entitled to vote thereon except as may otherwise be provided by statute or the Articles of Incorporation. An abstention shall not count as a vote cast.

Liquidation or Dissolution

In the event of our liquidation or dissolution, the holders of Common Stock are entitled to receive proportionately all assets available for distribution to shareholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences, and privileges of holders of Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future.

Dividends

The dividend rights, if any, of such class or series, the dividend preferences, if any, as between such class or series and any other class or series of stock, whether and the extent to which shares of such class or series shall be entitled to participate in dividends with shares of any other class or series of stock, whether and the extent to which dividends on such class or series shall be cumulative, and any limitations, restrictions or conditions on the payment of such dividends is determined by our Board.

Preemptive Rights

The holders of our Common Stock generally do not have preemptive rights to purchase or subscribe for any of our capital stock or other Common Stock.

Redemption

The terms and conditions, if any, of any purchase, retirement, or sinking fund which may be provided for the shares of such class or series is subject to the authorization of the Board.

Preferred Stock

Our Board is empowered, without stockholder approval, to issue shares of Preferred Stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the Preferred Stock could be utilized as a method of discouraging, delaying, or preventing a change in control of us. Although no shares of Preferred Stock are currently issued and outstanding, and we do not currently intend to issue any shares of Preferred Stock, we cannot assure you that we will not do so in the future.

Transfer Agent and Registrar

Our transfer agent for our Common Stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY, 11598, (212) 828-8436.

Options

We currently have no outstanding options to purchase shares of our Common Stock with employees. In September 2023, the Company granted 3,000 non-qualified stock options without vesting conditions to our consulting Medical Director.

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Warrants

We currently have no outstanding warrants to purchase shares of our Common Stock.

Warrants to Be Issued in the Offering

Overview. The following summary of certain terms and provisions of the Warrants, included in the Units offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrant Agent Agreement between us and VStock Transfer, LLC, as Warrant Agent, and the forms of Tradeable Warrant and Non-tradeable Warrant, all of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the Warrant Agent Agreement, including the annexes thereto, and forms of Warrant. The Tradeable Warrant and the Non-tradeable Warrant have identical terms except that (i) unlike the Non-tradeable Warrant, the Tradeable Warrant will be tradeable and will be listed on the Nasdaq Capital Market, and (ii) the exercise price per share of Common Stock is $6.33 per share for the Tradeable Warrant and $6.33 per whole share for the Non-tradeable Warrant.

Duration. The Warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Warrants will be exercisable immediately upon issuance, will be issued separately from the Common Stock and may be transferred separately immediately thereafter. A Warrant to purchase one share of our Common Stock will be issued for every share of Common Stock purchased in this offering.

Exercise Price. The exercise price of the Tradeable Warrant is $6.33 per share, which is 115% of the assumed offering price of the Units, and exercise price of the Non-tradeable Warrant is $6.33 per whole share, which is 115% of the assumed offering price of the Units. The exercise price of both the Tradeable Warrants and Non-tradeable Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Exercisability. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will round down to the next whole share.

Cashless Exercise. If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Warrants.

Transferability. Subject to applicable laws, a Warrant in book entry form may be transferred at the option of the holder through the facilities of The Depository Trust Company (“DTC”) and Warrants in physical form may be transferred upon surrender of the Warrant to the Warrant Agent together with the appropriate instruments of transfer. Pursuant to a warrant agency agreement between us and the Warrant Agent, the Warrants initially will be issued in book-entry form and will be represented by one or more global certificates deposited with DTC and registered in the name of [●], a nominee of DTC, or as otherwise directed by DTC.

Exchange Listing. We have applied for listing our Common Stock and the Tradeable Warrants on The Nasdaq Capital Market under the symbols “KDLY” and “KDLYW,” respectively. No assurance can be given that our listing application will be approved.

Right as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Warrants.

Fundamental Transaction. In the event of any fundamental transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of Common Stock, then upon any subsequent exercise of a Warrant, the holder will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation of our Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Warrants have the right to require us or a successor entity to redeem the Warrants for cash in the amount of the Black Scholes Value (as defined in each Warrant) of the unexercised portion of the Warrants concurrently with or within 30 days following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our Board, the holders of the Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrant, that is being offered and paid to the holders of our Common Stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our Common Stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Governing Law; and Exclusive Forum. The Warrants and the Warrant Agent Agreement are governed by New York law. The warrant certificates governing the Tradeable Warrants and Non-tradeable Warrants provide that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by the warrant certificate (whether brought against a party to the warrant certificate or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. The warrant certificates further provide that we and the Warrant holders irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute under the warrant certificate or in connection with it or with any transaction contemplated by it or discussed in it. Furthermore, we and the Warrant holders irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that we or they are not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. With respect to any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder, we note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision in the Warrant certificates expressly does not apply to suits brought to enforce any duty or liability created by the Exchange Act. We irrevocably waive any right we may have to, and agree not to request, a jury trial for the adjudication of any dispute under, in connection with, or arising out of the Warrant or any transaction contemplated by the Warrant.

Representative Warrants

The registration statement of which this prospectus forms a part also registers for sale the Representative Warrants, as a portion of the underwriting compensation in connection with this offering. The Representative Warrants will be exercisable for a five-year period commencing on the date of commencement of sales pursuant to the registration statement of which this prospectus forms a part at an exercise price of $6.33 per share (115% of the assumed public offering price per Unit). See “Underwriting” for a description of the Representative Warrants.

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Listing

We have applied to have our Common Stock listed on the Nasdaq Capital Market under the symbol “KDLY.” We also have applied to have our Tradeable Warrants listed on the Nasdaq Capital Market under the symbol “KDLY.” We will not proceed with this offering in the event our listing application is not approved for listing on the Nasdaq Capital Market.

Holders

On December 7, 2023, there were approximately 55 record holders of our Common Stock.

Certain Provisions Potentially Having an Anti-Takeover Effect

Several provisions of our Articles and Bylaws, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us.

Control Shares Acquisition Act

The Corporation elects to opt out of the provisions of the Control Share Acquisitions Act, UTAH CODE ANN. § 61-6-1, et seq., as they may apply to the Corporation or any transaction involving the Corporation. The provisions of the Control Share Acquisitions Act, UTAH CODE ANN. § 61-6-1, et seq., shall not be applicable to control share acquisition of the securities of the Corporation. This election is made in accordance with the provisions of Utah Code Ann. Section 61-6-1 et seq.

Limitation of Liability and Indemnification of Directors and Officers

Under the provisions of our Articles of Incorporation and Bylaws, as of the date of this Registration Statement, each person who is or was a director, officer or employee of registrant shall be indemnified by the registrant to the full extent permitted or authorized by Title 16, Chapter 10a, Part 9 of the Utah Revised Business Corporation Act (“URBCA”), provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other non-adjudicated disposition of any threatened or pending action or proceeding unless the Company has given its prior consent to such settlement or other disposition.

The limitation of liability and indemnification provisions in our Articles and Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Common Stock in the public market, including shares issued upon the exercise of outstanding options or warrants, or upon debt conversion, or the anticipation of these sales, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sales of equity securities.

Upon completion of this offering, we estimate that we will have 5,860,861 outstanding shares of our Common Stock, calculated as of December 7, 2023, assuming no exercise of outstanding options or warrants, if any.

Any of the shares held by our directors, officers and holders of at least 10% of the Company’s outstanding securities will be subject to a 6-month lock-up restriction described under “Underwriting” on page 62. Accordingly, there will be a corresponding increase in the number of shares that become eligible for sale after the lock-up period expires. As a result of these agreements, subject to the provisions of Rule 144 or Rule 701, shares will be available for sale in the public market as follows:

●	beginning on the date of this prospectus, all of the shares sold in this offering will be immediately available for sale in the public market (except as described above);
●	beginning six (6) months after this offering is completed, at the expiration of the lock-up period for our officers, directors and holders of at least 10% of the Company’s outstanding securities, 2,971,095 additional shares will become eligible for sale in the public market, all of which shares will be held by affiliates and subject to the volume and other restrictions of Rule 144 and Rule 701 as described below.

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Sale of Restricted Securities

The shares of our Common Stock sold pursuant to this offering will be registered under the Securities Act and therefore freely transferable, except for our affiliates. Our affiliates will be deemed to own “control” securities that are not registered for resale under the registration statement covering this prospectus. Individuals who may be considered our affiliates after this offering include individuals who control, are controlled by or are under common control with us, as those terms generally are interpreted for federal securities law purposes. These individuals may include some or all of our directors and executive officers. Individuals who are our affiliates are not permitted to resell their shares of our Common Stock unless such shares are separately registered under an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act is available, such as Rule 144.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who beneficially owns “restricted securities” (i.e., securities that are not registered by an effective registration statement) of a “reporting company” may not sell these securities until the person has beneficially owned them for at least six months. Thereafter, affiliates may not sell within any three-month period a number of shares in excess of the greater of: (i) 1% of the then outstanding shares of Common Stock as shown by the most recent report or statement published by the issuer; and (ii) the average weekly reported trading volume in such securities during the four preceding calendar weeks.

Sales under Rule 144 by our affiliates will also be subject to restrictions relating to manner of sale, notice and the availability of current public information about us and may be affected only through unsolicited brokers’ transactions.

Persons not deemed to be affiliates who have beneficially owned “restricted securities” for at least six months but for less than one year may sell these securities, provided that current public information about the Company is “available,” which means that, on the date of sale, we have been subject to the reporting requirements of the Exchange Act for at least 90 days and are current in our Exchange Act filings. After beneficially owning “restricted securities” for one year, our non-affiliates may engage in unlimited re-sales of such securities.

Shares received by our affiliates in this offering or upon exercise of stock options or upon vesting of other equity-linked awards may be “control securities” rather than “restricted securities.” “Control securities” are subject to the same volume limitations as “restricted securities” but are not subject to holding period requirements.

Rule 701

Rule 701 generally allows a stockholder who purchased shares of the Company’s Common Stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of the Company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits affiliates of the Company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this prospectus before selling such shares pursuant to Rule 701 and until expiration of the lock-up period described below.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our Common Stock purchased in this offering, which we refer to collectively as our securities, but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the provisions of the Code, final, temporary, and proposed Treasury regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions, all as of the date hereof. These authorities may change, possibly retroactively, resulting in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership, or disposition of our securities.

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This summary does not address any alternative minimum tax considerations, any considerations regarding the Medicare tax, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address all of the tax consequences that may be relevant to investors, nor does it address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	tax-exempt entities or governmental organizations, including agencies or instrumentalities thereof;

●	regulated investment companies and real estate investment trusts;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	tax-qualified retirement plans;

●	certain former citizens or long-term residents of the United States;

●	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities including S corporations and trusts (and any investors therein);

●	persons who hold our securities as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who do not hold our securities as a capital asset within the meaning of Section 1221 of the Code; or

●	persons deemed to sell our securities under the constructive sale provisions of the Code, or persons holding the securities as part of a “straddle,” hedge, conversion transaction, integrated transaction, or other similar transaction.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our securities, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our securities arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of our securities. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of our securities, other than a partnership, that is:

●	an individual citizen or resident of the United States;

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●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

●	an estate trust whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court, and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our Common Stock and do not anticipate paying any dividends on our Common Stock in the foreseeable future. However, if we do make distributions in cash or other property on our Common Stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent our distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital that will first reduce your basis in our Common Stock, but not below zero, and then will be treated as gain from the sale or other disposition of stock as described below under “—Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied with certain exemptions. Any dividends that we pay to a U.S. holder that is a corporation will qualify for the dividends received deduction if the requisite holding period is satisfied, subject to certain limitations. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange, or other taxable disposition of our Common Stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s adjusted tax basis in such Common Stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such Common Stock. A U.S. holder’s adjusted tax basis in its Common Stock will generally equal the U.S. holder’s acquisition cost or purchase price, less any prior distributions treated as a return of capital. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the Common Stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our Common Stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Unearned Income Medicare Tax

A 3.8% Medicare contribution tax will generally apply to all or some portion of the net investment income of a U.S. holder that is an individual with adjusted gross income that exceeds a threshold amount ($200,000, or $250,000 if married filing jointly).

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Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a non-U.S. holder of our securities. A “non-U.S. holder” is a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not a U.S. holder. The term “non-U.S. holder” includes:

●	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

●	a foreign corporation;

●	an estate or trust that is not a U.S. holder; or

●	any other Person that is not a U.S. holder.

But generally does not include an individual who is present in the U.S. for 183 days or more or who is otherwise treated as a U.S. resident in the taxable year. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Distributions

Subject to the discussion below regarding effectively connected income, any distribution paid to a non-U.S. holder, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) generally will constitute a dividend for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S., will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us with an €RS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced rate. These forms must be provided prior to the payment of dividends and must be updated periodically. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty should consult with its individual tax advisor to determine if you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a non-U.S. holder holds our securities through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by a non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are generally exempt from such withholding tax if the non-U.S. holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. holders, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

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Gain on Sale, Exchange, or Other Taxable Disposition of Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange, or other taxable disposition of our Common Stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

●	the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

●	shares of our Common Stock constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our Common Stock (provided that an exception does not apply), and, in the case where shares of our Common Stock are regularly traded on an established securities market, the non-U.S. holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. holder’s holding period for the shares of our Common Stock.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our Common Stock is regularly traded on an established securities market, such Common Stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively hold more than five percent of such regularly traded Common Stock at any time during the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our Common Stock.

If the non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or (in each case) such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange, or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may apply.

Federal Estate Tax

Common Stock beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

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A non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8.Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “foreign financial institution” (as specially defined under these rules), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our securities, including the consequences of any proposed changes in applicable laws.

UNDERWRITING

WallachBeth Capital LLC is acting as the sole book-running manager and representative of the underwriters of this offering (the “Representative”). Subject to the terms and conditions of the underwriting agreement between us and the Representative, we have agreed to sell to the underwriters and the underwriters have agreed to purchase from us, at the public offering price per share less the underwriting discounts set forth on the cover page of this prospectus, the number of shares listed next to its name in the following table:

Underwriter	Number of Shares
WallachBeth Capital, LLC	1,272,727
Total	1,272,727

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The underwriters are committed to purchase all the Units offered by us other than those covered by the option to purchase additional shares described below, if they purchase any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the Units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Option to Purchase Additional Securities

We have granted the Representative of the underwriters an option to purchase from us, at the public offering price, less the underwriting discounts and commissions, up to an additional 190,909 shares of Common Stock and/or 190,909 Tradeable Warrants, and/or 190,909 Non-Tradeable Warrants, in any combination thereof, less the underwriting discounts and commissions, within 45 days from the date of this prospectus to cover over-allotments, if any. If this option is exercised in full, the total offering price to the public will be $1,050,000 and the total net proceeds, before expenses, to us will be $955,500.

Discount and Commissions; Expenses

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Unit	Total Without Over- Allotment Option	Total With Over- Allotment Option
Public offering price	$5.50	$7,000,000	$8,050,000
Underwriting discount (9.0%)	$0.50	$630,000	$724,500
Proceeds, before expenses, to us	$5.01	$6,370,00	$7,325,500

The underwriters propose to offer the Units offered by us to the public at the public offering price per Units set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares to other securities dealers at such price less a concession of $0.50 per Unit. If all of the Units offered by us are not sold at the public offering price per Unit, the underwriters may change the offering price per share and other selling terms by means of a supplement to this prospectus.

We have also agreed to reimburse the underwriters for reasonable out-of-pocket expenses not to exceed $145,000 in the aggregate whether or not there is a closing of this offering. We estimate that total expenses payable by us in connection with this offering, other than the underwriting discount will be approximately $219,500. In addition, we have also agreed to pay to the underwriters a non-accountable expense allowance in the amount of 1.0% of the gross offering amount (including shares purchased upon exercise of the over-allotment option).

The underwriting agreement, however, provides that in the event the offering is terminated, any advance expense deposits paid to the underwriters will be returned to the extent that offering expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

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Representative’s Warrants

We have agreed to issue warrants to the Representative to purchase up to a total of 87,818 shares of Common Stock equal to (6%) of the shares of Common Stock underlying the Units sold in this offering. We are registering hereby the issuance of the Representative Warrants and the shares of Common Stock issuable upon exercise of such warrants. The Representative Warrants will be exercisable as of the date of the commencement of sales of the offering and will expire on the fifth anniversary of the effective date of the registration statement of which this prospectus forms a part and in compliance with FINRA Rule 5110(f)(2)(G). The Representative Warrants will be exercisable at a price equal to 115% of the public offering price in connection with this offering. The Representative Warrants shall not be redeemable. The Representative Warrants may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days beginning on the date of commencement of sales of the offering, except as provided for in FINRA Rule 5110(e)(2). Notwithstanding the foregoing, the Representative Warrants may be assigned, in whole or in part, to any officer, manager or member of the Representative (or to officers, managers or members of any such successor or member), and to members of the underwriting syndicate or selling group. The Representative Warrants may be exercised as to all or a lesser number of shares of common stock for a period of five (5) years following the commencement of sales of the offering, will provide for cashless exercise and will contain provisions for one demand registration of the sale of the underlying shares of Common Stock, provided, there is no effective registration statement for such shares, at the Company’s expense, and unlimited “piggyback” registration rights at the Company’s expense. The sole demand registration right provided at the issuer’s expense will not be greater than five (5) years from the commencement of sales of the offering in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided will not be greater than seven (7) years from the commencement of sales of the offering in compliance with FINRA Rule 5110(g)(8)(D). The Representative Warrants shall further provide for anti-dilution protection (adjustment in the number and price of such warrants and the shares underlying such warrants) resulting from corporate events (which would include dividends, reorganizations, mergers, etc.) when the public shareholders have been proportionally affected and otherwise in compliance with FINRA Rule 5110(g)(8)(E).

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Indemnification

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

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Pricing of this Offering

Prior to this offering, there has not been an active market for our common stock. The public offering price for our common stock will be determined through negotiations between us and the underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the public offering price of our common stock will correspond to the price at which our common stock will trade in the public market subsequent to this offering or that an active trading market for our common stock and warrants will develop and continue after this offering.

Lock-Up Agreements

We and each of our officers, directors, and 10% or greater stockholders have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock for a period of six months after this offering is completed without the prior written consent of the Representative.

The Representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Trading; Nasdaq Capital Market Listing

We intend to apply to list our common stock and Tradeable Warrants offered in the offering on the Nasdaq Capital Market under the symbol “KDLY” and “KDLYW,” respectively. No assurance can be given that our listing application will be approved by the Nasdaq Capital Market. The consummation of this offering is conditioned on obtaining Nasdaq approval.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any covered short position by either exercising its over-allotment option and/or purchasing securities in the open market.

●	Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. A naked short position occurs if the underwriters sell more securities than could be covered by the over-allotment option. This position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when securities originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

65

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our shares of common stock and warrants may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock and warrants. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on a website maintained by the Representative and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Representative to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of shares offered by this prospectus to accounts over which they exercise discretionary authority.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Other

From time to time, the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees. Except for the services provided in connection with this offering and other than as described below, the underwriters have not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

66

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby and certain other legal matters will be passed upon for us by Brunson Chandler & Jones PLLC, Salt Lake City, UT. Certain legal matters in connection with this offering will be passed upon for the underwriters by Sheppard, Mullin, Richter & Hampton LLP, New York, NY.

EXPERTS

The financial statements of KindlyMD as of December 31, 2022 and 2021 appearing in this prospectus and registration statement of which this prospectus forms a part, are undergoing an audit by Sadler, Gibb & Associates, LLC., independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the shares of Common Stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement on Form S-1 and its exhibits. For further information with respect to KindlyMD and the Common Stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. We also maintain a website at www.kindlymd.com.

We are subject to the information reporting requirements of the Exchange Act, and we will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available on the website of the SEC referred to above. The information contained in, or that can be accessed through, our website is not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our Common Stock.

67

KINDLY MD, INC.

INDEX TO FINANCIAL STATEMENTS

Annual Financial Statements for the Years Ended December 31, 2022 and 2021

Unaudited Interim Condensed Financial Statements as of and for the nine months ended September 30, 2023 and 2022

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Kindly MD, Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Kindly MD, Inc. (“the Company”) as of December 31, 2022 and 2021, the related statements of operations, stockholders’ and member’s equity, and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2022.

Draper, UT

May 1, 2023

F-2

Kindly MD, Inc.

(formerly Utah Therapeutic Health Center LLC)

BALANCE SHEETS

	December 31, 2022	December 31, 2021

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$186,918	$94,689
Accounts receivable, net	12,123	13,474
Inventory, net	49,568	59,770
Prepaid expenses and other current assets	60,958	35,299
Due from related parties	-	66,212
TOTAL CURRENT ASSETS	309,567	269,444
Property and equipment, net	326,509	62,566
Operating lease right-of-use asset	350,688	109,003
Security deposits	14,505	6,630
	691,702	178,199

TOTAL ASSETS	$1,001,269	$447,643

LIABILITIES AND STOCKHOLDERS’ AND MEMBER’S DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$166,258	$47,496
Deferred revenue	8,600	17,250
Current portion of operating lease liability	82,670	53,544
Due to related parties	92,545	-
TOTAL CURRENT LIABILITIES	350,073	118,290

Operating lease liability, net of current portion	270,182	56,267

TOTAL LIABILITIES	620,255	174,557

Commitments and contingencies	-	-

STOCKHOLDERS’ AND MEMBER’S EQUITY
Member’s equity	$-	$273,086
Retained Earnings
Preferred stock, $0.001 par value, 10,000,000 shares authorized, -0- outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 4,434,596 and -0- shares issued and outstanding at December 31, 2022 and 2021 respectively.	4,434	-
Additional paid-in capital	2,917,173	-
Accumulated deficit	(2,540,593)
TOTAL STOCKHOLDERS’ AND MEMBER’S EQUITY	$381,014	$273,086

TOTAL LIABILITIES AND STOCKHOLDERS’ AND MEMBRER’S EQUITY	$1,001,269	$447,643

The accompanying notes are an integral part of these financial statements.

F-3

Kindly MD, Inc.

(Formerly Utah Therapeutic Health Center LLC)

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2022	2021

REVENUE	$3,787,077	$2,504,319

OPERATING EXPENSES
Costs of goods sold	152,385	87,124
General and administrative	2,151,563	853,582
Personnel	4,176,542	1,502,273
TOTAL OPERATING EXPENSES	6,480,490	2,442,979

INCOME (LOSS) FROM OPERATIONS	(2,693,413)	61,340

OTHER INCOME (EXPENSE)
Other income and expense	152,820	87,996

TOTAL OTHER INCOME (EXPENSE)	152,820	87,996

INCOME (LOSS) BEFORE INCOME TAXES	$(2,540,593)	$149,336

Provision for income taxes	-	-
NET INCOME (LOSS)	$(2,540,593)	149,336

NET INCOME (LOSS) PER COMON SHARE-BASIC AND DILUTED	$(1.56)	$-

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – BASIC AND DILUTED	1,623,386	-

The accompanying notes are an integral part of these financial statements.

F-4

Kindly MD, Inc.

(formerly Utah Therapeutic Health Center LLC)

STATEMENTS OF STOCKHOLDERS’ AND MEMBER’S EQUITY

	Members’	Common Stock		Additional Paid-in	Accumulated
	Equity	Shares	Amount	Capital	Deficit	Total
Balance - December 31, 2020	$123,550	-	$-	$-	$-	$123,550
Member Contributions	2,000	-	-	-	-	2,000
Net income for the year ended December 31, 2021	149,336	-	-	-	-	149,336
Balance - December 31, 2021	273,086	-	-	-	-	273,086

Net income prior to effect of reorganization	28,629	-	-	-	-	28,629
Effect of reorganization on members’ capital	(301,715)	3,868,287	3,868	297,847	-	-
Equity-based compensation subsequent to reorganization	-	352,553	352	1,628,443	-	1,628,795
Common stock issued for cash	-	86,581	86	399,918	-	400,004
Common stock issued for compensation	-	88,119	88	407,022	-	407,110
Common stock issued for services	-	39,056	40	180,399	-	180,439
Net loss for the year ended December 31, 2022	-	-	-	-	(2,540,593)	(2,540,593)
Balance – December 31, 2022	$-	4,434,596	$4,434	$2,917,173	$(2,540,593)	$381,014

The accompanying notes are an integral part of these financial statements.

F-5

Kindly MD, Inc.

(formerly Utah Therapeutic Health Center LLC)

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$(2,540,593)	$149,336
Adjustments to reconcile net income (loss) to net cash from operating activities:
Net income prior to effect of reorganization	28,629	-
Depreciation expense	53,445	4,855
Amortization of operating lease right-of-use assets	52,737	58,543
Equity-based compensation subsequent to reorganization	1,628,795	-
Common stock issued for services	587,549	-
Changes in operating assets and liabilities:
Accounts receivable, net	(7,123)	(401)
Inventory	10,202	(30,643)
Prepaid expenses	(17,185)	(38,847)
Other assets	(7,875)	(3,571)
Interest accrued related party payable	8,757	-
Accounts payable and accrued liabilities	122,311	23,189
Customer deposits	(8,650)	17,250
Operating lease liabilities	(51,382)	(59,072)
Net cash from operating activities	(140,383)	121,441

Cash flows from investing activities:
Purchases of property and equipment	(317,388)	(63,602)
Net cash from investing activities	(317,388)	(63,602)

Cash flows from financing activities:
Net proceeds from related party notes payable	150,000	(47,341)
Capital contribution from member	-	2,000
Proceeds from common stock issued for cash	400,000	-
Net cash from financing activities	550,000	(45,341)

Net change in cash	92,229	12,498
Cash at beginning of year	94,689	82,191
Cash at end of year	$186,918	$94,689

Non Cash Investing and Financing Activities
Operating lease right-of-use asset and liability	$294,422	$101,490
Transfer of related party receivable to payable	$83,745	$-
Effect of reorganization on members’ capital	$301,715	$-

The accompanying notes are an integral part of these financial statements.

F-6

Kindly MD, Inc.

(Formerly Utah Therapeutic Health Center LLC)

NOTES TO FINANCIAL STATEMENTS

December 31, 2022 and 2021

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Kindly MD, Inc. (“KindlyMD” or “the Company”) was formed on December 2, 2019. The Company filed their original articles of organization in the State of Utah under the name Utah Therapeutic Health Center, PLLC. The Company is located in Salt Lake City, Utah and is a healthcare and healthcare data company, focused on holistic pain management and aiding in the fight against the opioid epidemic.

In April 2020, the Company converted from a PLLC to an LLC. In March 2022, the Company converted from an LLC to a corporation and changed its name to “Kindly MD, Inc.” In July 2022, the Company amended its articles of incorporation, including the addition of stock and authorized common shares.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company are prepared in accordance with generally accepted accounting principles in the Unites States of America (“GAAP”) and are presented in US dollars. In the opinion of management, all adjustments considered necessary for a fair presentation have been included.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. At December 31, 2022 and 2021, the Company had no cash equivalents that exceeded the $250,000 federally insured limits.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company records revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606. This Accounting Standards Update (“ASU”) is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer purchase orders, including significant judgments.

The Company recognizes revenue from: (i) medical evaluation and treatment, (ii) education partnerships, (vi) online and email campaign marketing revenue, (iii) service affiliate agreements, and (iv) retail sales.

We recognize revenue when control of the promised goods or services is transferred to our customers, or when services are rendered to the patient, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. We account for a contract when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance, and collectability of consideration is probable.

F-7

1.	For medical evaluation and treatment, revenue is recognized upon completion of the service and payment of the patient’s obligation under the contract or agreement to receive treatment.

2.	For education partnerships, online and email campaign marketing revenue, and service affiliate agreements, revenue is recognized when the contract has approval and collectability is probable.

3.	For retail sales, revenue is recognized upon receipt of payment for distinct goods.

The Company recognizes revenue after the transaction and/or service price has been allocated and when it satisfies the performance obligation. Usually, there is only a single performance obligation in the sale and service, and therefore the entire transaction price is allocated to the single performance obligation. This typically occurs at a point in time when products and or services are rendered, delivered, or shipped.

Performance Obligations

A performance obligation is a promise to transfer a distinct good or service to the customer or patient and is the unit of account in the revenue standard. The contract transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. For the Company’s different revenue service types, the performance obligation is satisfied at different times.

The Company’s performance obligations include providing products and professional services. The Company recognizes product revenue performance obligations in most cases when the product has shipped to the customer. When we perform professional service work, we recognize revenue when we have the right to invoice the customer for the work completed, which typically occurs on an interaction basis for the work performed during any particular billable interaction.

All revenue recognized on the Statement or Operations are considered to be revenue from contracts with customers.

Deferred Revenue

Deferred revenue is typically deposits for services scheduled to be delivered at a future date. Amounts are recognized only when services are delivered as per the Revenue Recognition policy above.

Accounts Receivable

Accounts receivable consist of trade receivables in the normal course of business. The Company historically collects substantially all its trade receivables from customers and bad debt expense at the point of service and bad debt expense has been historically immaterial to the financial statements. Uncollectible balances are expensed in the period they are determined to be uncollectible.

The Company establishes an allowance for doubtful accounts to ensure trade receivable are not overstated due to non-collectability. The Company’s allowance is based on a variety of factors, including age of the receivable, significant one-time events, historical experience, and other risk considerations. The Company had an allowance at December 31, 2022 and 2021 of $45,689 and $0, respectively. The Company had bad debt expense of $59,639 and $1,371 for the years ended December 31, 2022, and 2021, respectively.

Inventory

Inventory is set at the lower of cost or net realizable value. The cost of inventory is determined using the first-in, first-out (“FIFO”) method. An allowance is made for the estimated losses due to obsolescence. In determining excess or obsolescence reserves for its products, the Company considers assumptions such as changes in business and economic conditions, other-than-temporary decreases in demand for its products, and changes in technology or customer requirements. In determining the lower of cost or net realizable value reserves, the Company considers assumptions such as recent historical sales activity and selling prices, as well as estimates of future selling prices. The Company fully reserves for inventories deemed obsolete.

Property and Equipment

Property and equipment are stated at the historical cost and depreciated on a straight-line method over the estimated useful life of the asset. Leasehold improvements are amortized over the estimated life of the leasehold improvements. Expected useful lives of property and equipment vary but generally are 3 years for computer hardware and software, and 5-7 years for medical equipment.

F-8

Long-lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When projections indicate that the carrying value of the long-lived asset is not recoverable, the carrying value is reduced by the estimated excess of the carrying value over the fair value. An impairment charge is recognized if the carrying amount is not recoverable and the carrying amount exceeds the fair value of the long-lived assets as determined by projected discounted net future cashflows.

Operating Leases

The Company accounts for leases in accordance with ASC 842. The Company determines whether a contract is a lease at contract inception or for a modified contract at the modification date. At inception or modification, the Company recognizes right-of-use (“ROU”) assets and related lease liabilities on the balance sheet for all leases greater than one year in duration. Lease liabilities and their corresponding ROU assets are initially measured at the present value of the unpaid lease payments as of the lease commencement date. If the lease contains a renewal and/or termination option, the exercise of the option is included in the term of the lease if the Company is reasonably certain that a renewal or termination option will be exercised. As the Company’s leases do not provide an implicit rate, the Company uses an estimated incremental borrowing rate (“IBR”) based on the information available at the commencement date of the respective lease to determine the present value of future payments. The IBR is determined by estimating what it would cost the Company to borrow a collateralized amount equal to the total lease payments over the lease term based on the contractual terms of the lease and the location of the leased asset.

Operating lease payments are recognized as an expense on a straight-line basis over the lease term in equal amounts of rent expense attributed to each period during the term of the lease, regardless of when actual payments are made. This generally results in rent expense in excess of cash payments during the early years of a lease and rent expense less than cash payments in later years. The difference between rent expense recognized and actual rental payments is typically represented as the spread between the ROU asset and lease liability.

When calculating the present value of minimum lease payments, we account for leases as one single lease component if a lease has both lease and non-lease fixed cost components. Variable lease and non-lease cost components are expensed as incurred. We do not recognize ROU assets and lease liabilities for short-term leases that have an initial lease term of 12 months or less. We recognize the lease payments associated with short-term leases as an expense on a straight-line basis over the lease term.

Income Taxes

As of December 31, 2021, the Company was a limited liability entity, and any income or losses were passed directly to the members who assume their own tax liabilities. The company converted from an LLC to a Corporation in March 2022. The Company is subject to income taxes in Utah. We recognize deferred tax assets to the extent that it is more likely than not that the asset will be realized and have evaluated the realizability of the deferred tax assets and determined that they are fully realizable. It is important to note that the tax laws and regulations governing the calculation of income taxes are complex and subject to interpretation. As a result, the ultimate tax liability may differ from the amounts recorded in the financial statements. The Company regularly assesses its tax positions and adjusts the amounts recorded as necessary.

The Company incurred a net loss before income taxes in the current year, resulting in no provision for income taxes being recorded. As of December 31, 2022, the Company concluded that a full valuation allowance was necessary for all of its net deferred tax assets. The Company had no amounts recorded for uncertain tax positions, interest or penalties in the accompanying financial statements. The Company regularly assesses its tax positions and adjusts amounts recorded as necessary to ensure compliance with applicable tax laws and regulations.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash. The Company’s cash and cash equivalents are concentrated primarily in banks or credit unions. At times, such deposits could be in excess of insured limits. Management believes that the financial institutions that hold the Company’s financial instruments are financially sound and, accordingly, minimal credit risk is believed to exist with respect to these financial instruments.

Earnings Per Share

The Company calculates earnings per share (EPS) in accordance with the FASB ASC Topic 260. The computation of Basic EPS is based on the weighted average number of shares of common stock outstanding during each period. Basic EPS is calculated by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS accounts for the potential dilution from securities that could be converted into common stock. It is calculated in the same manner as Basic EPS, but includes the impact of potentially dilutive securities such as stock options, convertible shares, and debt. In the event of a net loss, diluted EPS is equivalent to basic EPS as dilutive securities are anti-dilutive. Please note that EPS may not fully represent our cash generation capacity. It should be considered alongside other financial measures provided in our financial statements.

Stock-Based Compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method.

Fair Value of Financial Instruments

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. Fair value measurements do not include transaction costs. A fair value hierarchy is used to prioritize the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Cash, accounts receivable, inventory, prepaid expenses, accounts payable, and accrued expenses approximate fair value due to the short-term nature. The fair value hierarchy is defined in the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

F-9

Level 2: Observable market-based inputs or inputs that are corroborated by market data.

Level 3: Unobservable inputs that are not corroborated by market data.

The carrying value of the Company’s financial instruments including cash and cash equivalents, accounts receivable, prepaid expenses, and accrued expenses approximate their fair value due to the short maturities of these financial instruments. As of December 31, 2022 and 2021, there were no financial assets or liabilities that required disclosure.

Impact of COVID-19

In December 2019, a novel strain of coronavirus (“COVID-19”) emerged in China. On March 11, 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic. The extent of the COVID-19 pandemic’s continued effect on our operational and financial performance and those of third parties on which the Company relies will depend on future developments, including the duration, spread and intensity of the outbreak, the pace at which jurisdictions across the country re-open and restrictions begin to lift. The ultimate impact of the COVID-19 pandemic is highly uncertain and subject to change. The Company does not yet know the full extent of potential impacts on its business and financing. However, these effects could have a material impact on the Company’s liquidity, capital resources, operations and business and those of the third parties on which the Company relies.

Recent Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. This ASU removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. This ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The adoption of this standard did not have a material impact on our combined financial statements.

The Company has reviewed all other FASB-issued ASU accounting pronouncements and interpretations thereof that have effective dates during the period reported and in future periods. The Company has carefully considered the new pronouncements that alter previous GAAP and does not believe that any new or modified principles will have a material impact on the company’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of the Company’s financial management and certain standards are under consideration.

NOTE 3 – REVENUE

The Company recognized revenue from the sale of outpatient medical services and retail sales. Revenue recognized amounted to $3,787,077 and $2,504,319 for the years ended December 31, 2022 and 2021, respectively.

The following table presents the Company’s revenues disaggregated by type of customer of such revenue recognized during the years ended December 31, 2022 and 2021.

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021

Net Service Revenue	$3,594,355	$2,412,847
Product Revenue	192,722	91,472
Net Sales	$3,787,077	$2,504,319

NOTE 4 – INVENTORY

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
Finished goods inventory	$53,268	$62,770
Allowance for Inventory Obsolescence	(3,700)	(3,000)
Inventory, net	$49,568	$59,770

F-10

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2022 and 2021

	December 31, 2022	December 31, 2021

Leasehold Improvements	$132,027	$33,404
Furniture	87,234	15,118
Equipment - Computer	84,756	16,057
Equipment - Other	8,841	2,916
Software	72,025	-
Less: Accumulated Depreciation	(58,374)	(4,929)
Property and equipment, net	$326,509	$62,566

Depreciation expense for the years ended December 31, 2022 and 2021 was $58,374 and $4,929, respectively.

NOTE 6 –LEASES

We have leases for office space. The real property leases typically are for two-to-five year terms with many containing options for similar renewal periods.

KindlyMD recently executed a four-year lease for 5,321 square feet of clinic and office space in Murray Utah. This expansion complements our existing clinic location in Millcreek Utah and offers eight more exam and consultation rooms to our local clinical capacity. It also allowed KindlyMD to consolidate a smaller location into a larger location, which will improve the cost-per-patient-visit ratio. We anticipate this expansion to increase revenue opportunity by up to $270,000 per month in the summer of 2023. This additional space coincides with the expansion of services offering to occur in the fall of 2022 to include medication management and imbedded behavioral health services for patients.

The Company also operates clinics located at the following locations:

In Millcreek, Utah at 740 E 3900 S, Suite 108 Salt Lake City, Utah 84107. The lease is for a 24 month term through March 31, 2022, with an option for a one year extension through April 30, 2023. The monthly rate is $2,334 per month.

In Ogden, Utah at 2485 Grant Ave, Suite 105 Ogden, Utah 84401. The lease expired on August 31, 2022 and is currently on a month-to-month basis. The monthly rate is $978.33 per month.

In Bountiful, Utah at 580 W 100 N, Suite 4 Bountiful, Utah 84010. The lease is for a 48-month term through April 30, 2025. The monthly rate is $1,152 per month.

In Provo, Utah at 222 Draper Lane, Suite 2 Provo, Utah 84601. The lease is for a 15-year term through February 28, 2035. The monthly rate is $510 per month.

In Murray, Utah at 5097 S 900 E, Suite 100, Murray, Utah 84117. The lease is for a 48 month term through January 31, 2027. The monthly rate is $6,278.96 per month.

In Cedar City, Utah at 301 S Main St. Ste B, Cedar City, Utah 84720. The lease is for a 24-month term through August 8, 2023. The monthly rate is $1,200 per month.

The following table shows the components of lease expense:

Lease Cost	2022	2021
Total lease expense	$102,150	$70,969

Other information related to operating leases as of December 31 was as follows:

Weighted average remaining lease term, in years	3.62	2.52
Weighted average discount rate	6.11%	6.11%

Future minimum lease payments under operating leases as of December 31, 2021 were as follows:

Years ending December 31	2022	2021
2022	-	$58,635
2023	$121,617	28,852
2024	104,580	20,592
2025	96,655	10,988
2026	87,381
2027	7,294
Total minimum lease payments	417,526	119,067
Less: Imputed interest	(66,838)	(9,255)
Total present value of minimum lease payments	$350,688	$109,812
Current portion operating lease liabilities	$82,670	$53,544
Non-Current operating lease liabilities	270,182	$56,268
Total operating lease liabilities	$350,688	$109,812

F-11

NOTE 7 – INCOME TAXES

As of December 31, 2022 the Company had net operating loss carryforwards of $966,438, giving rise to a deferred tax asset of $250,781 that has been fully allowed for.

Realization of the deferred tax asset is dependent on generating sufficient taxable income to offset the tax items that will be deductible in the future. Although realization is not assured, Management believes it is more likely than not that all of the deferred tax assets will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced. The Company has recorded a valuation allowance on December 31, 2022 to allow against all deferred tax assets.

For the Year Ended December 31, 2022
Deferred Tax Liabilities
Taxable temporary differences, net:	$326,510
Expected tax rate	26%
Deferred tax liabilities	$84,403

Deferred Tax Assets
Deductible temporary differences, net:	3,700
Loss carryforwards	966,438
970,138
Expected tax rate	26%
250,781
Tax credit carryforwards	-
Preliminary deferred tax assets	-
Deferred tax asset valuation allowance	(250,781)
Net deferred tax assets	$-

Deferred Tax Expense (Benefit)
Beginning net deferred tax asset (liability), net:	(166,378)
Ending net deferred tax asset (liability), net:	166,378
Deferred tax benefit	$-

The table below outlines the components of income tax expense (benefit):

For the Year Ended December 31, 2022
Taxable Income
Financial Statement pretax income (loss)	$(2,670,410)
Nondeductible expenses	1,953,920
Tax-exempt income	-
(716,490)
(Increase) decrease in taxable temporary differences, net:	(250,648)
(Increase) decrease in tax basis adjustments for taxable temporary differences, net:
Increase (decrease) in deductible temporary differences, net:	700
Increase (decrease) in tax basis adjustments for deductible temporary differences, net:
Loss (operating, capital, passive, and contribution) carryforwards used this period	-
Capital losses, passive losses, and charitable contributions not deductible in the current period	-
Deduction for state and local taxes	-
Federal taxable income (loss)	$(966,438)
Taxes on taxable income (loss)	-
Taxes on current period income	-
Tax benefit from carryback of current period loss and tax credits to prior periods	-
Tax credit carryforwards used this period	-
-
Increase (decrease) in unrecognized tax benefit liabilities, net:
Cash payments for settlements of uncertain tax positions	-
Adjustments of income taxes receivable (payable)	-
Current tax expense	$-

F-12

The tax provision differs from amounts that would be calculated by applying federal statutory rates to income before income taxes primarily because no tax benefits have been recorded for nondeductible expenses totaling $1,953,920. Deferred tax liabilities recognized for taxable temporary differences total $84,403. Deferred tax assets recognized for deductible temporary differences and loss carryforwards total $250,781. The Company has the following carryforwards available at December 31, 2022: Operating Losses in the amount of $966,438 that expire indefinitely.

The Company has not recognized a liability for uncertain tax positions as of December 31, 2022, and there are no significant tax audits or disputes in progress. The Company has not made any payments for tax liabilities during the year ended December 31, 2022. It is important to note that tax laws and regulations are complex and subject to interpretation. As a result, the ultimate tax liability may differ from the amounts recorded in the financial statements. The Company regularly assesses its tax positions and adjusts the amounts recorded as necessary to ensure compliance with applicable tax laws and regulations.

NOTE 8 – STOCKHOLDER’S AND MEMBER’S EQUITY

Upon conversion from an LLC to a corporate structure in March 2022, the company originally authorized 42,000,000 shares. This was amended July 5, 2022, to authorize a total of 110,000,000 shares, consisting of 10,000,000 shares of preferred stock having a par value of $0.001 per share and 100,000,000 shares of common stock having a par value $0.001 per share.

Common Stock - As of December 31, 2022, 4,434,596 shares were issued and outstanding. The common stockholders are entitled to one vote per share and are entitled to receive dividends when and if declared by the board of directors.

Preferred Stock - As of December 31, 2022, no shares of preferred stock were issued or outstanding.

The Company has granted stock to employees and directors. The fair value of each award is estimated on the date of grant using a Black-Scholes option-pricing model, and the expense is recognized over the vesting period of the award.

On August 17, 2022 the company issued 3,868,287 shares of common stock to Wade Rivers, LLC as an effect of reorganization and 352,553 shares of common stock to founders at a at a price of $4.62 per share, which resulted in a recognized expense of $1,628,395, for a total of 4,220,840 shares.

In September 2022, the company issued 54,113 and 32,468 shares of common stock at a price of $4.62 per share pursuant to the Purchase Agreement for total cash proceeds to the company of $400,000.

On September 30, 2022 the Company issued 88,119 restricted shares of common stock at a fair value of $4.62 per share that immediately vested for compensation of $407,110 to employees.

On December 31, 2022, the Company issued 39,056 restricted shares of common stock at a fair value of $4.62 per share that immediately vested for services valued at $108,439 through December 31, 2022.

NOTE 9 – RELATED PARTY TRANSACTIONS

The Company has transactions with related parties, including officers, directors, and their affiliates. The transactions are conducted in the ordinary course of business and are generally on terms no less favorable than those available to unrelated third parties.

As of December 31, 2021, the company had a note receivable from Wade Rivers, LLC, a company owned 50% by the Chief Executive Officer of KindlyMD, in the amount of $66,212. In June 2022 the Company received $151,100 from Wade Rivers, LLC. This paid the balance in full and the remaining proceeds were established as a note payable to Wade Rivers, LLC per a written agreement between parties. As of December 31, 2022, the Company had an outstanding unsecured loan payable to Wade Rivers, LLC, in the amount of $92,545.

The Company reimburses officers and directors for reasonable and necessary expenses incurred in the course of performing their duties for the Company. The Company also provides certain officers and directors with health insurance, retirement benefits, and other fringe benefits.

F-13

Kindly MD, Inc.

(formerly Utah Therapeutic Health Center LLC)

BALANCE SHEETS

	September 30,	December 31,
	2023	2022
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$151,245	$186,918
Accounts receivable, net	7,962	12,123
Inventory, net	96,699	49,568
Prepaid expenses and other current assets	27,560	60,958
TOTAL CURRENT ASSETS	283,466	309,567

Property & Equipment, net	263,259	326,509
Operating lease right-of-use assets	298,273	350,688
Security deposits	11,276	14,505
TOTAL LONG-TERM ASSETS	309,549	365,193

TOTAL ASSETS	$856,274	$1,001,269

LIABILITIES AND STOCKHOLDERS’ AND MEMBER’S EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$429,960	$166,258
Deferred revenue	6,550	8,600
Current portion of operating lease liabilities	96,302	82,670
Current portion of notes payable	75,221	92,545
Total Current Liabilities	608,033	350,073

LONG-TERM LIABILITIES:
Note payable, net of current portion	237,754	-
Operating lease liabilities, net of current portion	202,837	270,182
Total Liabilities	1,048,624	620,255

Commitments and Contingencies	-	-

STOCKHOLDERS’ AND MEMBER’S EQUITY (DEFICIT):
Preferred stock, $0.001 par value, 10,000,000 shares authorized, -0- outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized; 4,588,134 and 4,434,596 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	4,588	4,434
Additional paid-in-capital	3,636,188	2,917,173
Accumulated deficit	$(3,833,126)	(2,540,593)
Total Stockholders’ and Member’s Equity (Deficit)	(192,350)	381,014

TOTAL LIABILITIES AND STOCKHOLDERS’ AND MEMBER’S EQUITY (DEFICIT)	$856,274	$1,001,269

The accompanying notes are an integral part of these financial statements.

F-14

Kindly MD, Inc.

(formerly Utah Therapeutic Health Center LLC)

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Nine Months Ended
	September 30,
	2023	2022

Revenue	$3,009,151	$2,856,902

Operating Expenses:
Cost of goods sold	128,356	116,769
General & Administrative	1,160,948	1,706,106
Salaries & Wages	3,037,938	3,257,573
Total Operating Expenses	4,327,242	5,080,448

Loss from Operations	(1,318,091)	(2,223,546)

Other income (expense):
Other income and expense	25,558	128,996
Total other income (expense)	25,558	128,996

Loss before provision for income taxes	(1,292,533)	(2,094,550)

Provision for income taxes	-	-

Net Loss	$(1,292,533)	$(2,094,550)

Loss per share	$(0.29)	$-

Weighted average shares of common stock outstanding - basic and diluted	4,445,714	-

The accompanying notes are an integral part of these financial statements.

F-15

Kindly MD, Inc.

(formerly Utah Therapeutic Health Center LLC)

STATEMENTS OF STOCKHOLDERS’ AND MEMBER’S EQUITY (DEFICIT)

(Unaudited)

Nine Months Ended September 30, 2023

	Members’	Common Stock		Additional Paid-in	Accumulated
	Equity	Shares	Amount	Capital	Deficit	Total
Balance – December 31, 2022	$-	4,434,596	$4,434	$2,917,173	$(2,540,593)	$381,014

Common stock issued for compensation	-	842	1	3,976	-	3,977
Common stock issued for services	-	20,474	21	97,252	-	97,273
Net loss for the three months ended March 31, 2023	-	-	-	-	(180,979)	(180,979)
Balance – March 31, 2023	-	4,455,912	4,456	$3,018,401	(2,721,572)	301,285

Common stock issued for compensation	-	27,424	27	$126,673	-	126,700
Common stock issued for services	-	23,824	25	$110,047	-	110,072
Net loss for the three months ended June 30, 2023	-	-	-	-	(596,407)	(596,407)
Balance – June 30, 2023	-	4,507,160	4,508	3,255,121	(3,317,979)	(58,350)

Common stock issued for compensation	-	56,332	56	260,198	-	260,254
Common stock issued for services	-	24,642	24	113,819	-	113,843
Stock Options vested value	-	-	-	7,050	-	7,050
Net loss for the three months ended September 30, 2023	-	-	-	-	(515,147)	(515,147)
Balance – September 30, 2023	$-	4,588,134	$4,588	$3,636,188	$(3,833,126)	$(192,350)

Nine Months Ended September 30, 2022

	Members’	Common Stock		Additional Paid-in	Accumulated
	Equity	Shares	Amount	Capital	Deficit	Total
Balance - December 31, 2021	$273,086	-	$-	$-	$-	$273,086

Net Income for the three months ended March 31, 2022	63,599	-	-	-	-	63,599
Balance – March 31, 2022	336,685	-	-	-	-	336,685

Effect of reorganization on member’s equity	(301,715)	3,868,287	3,868	297,847	-	-
Net loss for the three months ended June 30, 2022	(34,970)	-	-	-	-	(34,970)
Balance – June 30, 2022	-	3,868,287	3,868	297,847	-	301,715

Equity-based compensation subsequent to reorganization	-	352,553	352	1,628,443	-	1,628,795
Common stock issued for compensation	-	83,650	84	386,379	-	386,463
Common stock issued for services	-	18,876	19	87,188	-	87,207
Common stock issued for cash	-	86,581	86	399,918	-	400,004
Net income (loss) September 30, 2022	-	-	-	-	(2,123,179)	(2,123,179)
Balance – September 30, 2022	$-	4,409,947	$4,409	$2,799,775	$(2,123,179)	$(681,005)

The accompanying notes are an integral part of these financial statements.

F-16

Kindly MD, Inc.

(formerly Utah Therapeutic Health Center LLC)

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$(1,292,533)	$(2,094,550)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation expense	77,670	32,093
Amortization of operating lease right-of-use assets	52,415	55,607
Amortization of debt discounts	1,912	-
Equity-based compensation subsequent to reorganization	-	1,628,795
Common stock issued for services	712,119	473,670
Fair value of stock options vested	7,050	-
Changes in operating assets and liabilities:
Accounts receivable, net	4,161	(31,364)
Inventory	(47,131)	12,740
Prepaid expenses	33,398	(8,415)
Other assets	3,229	(7,875)
Accounts payable and accrued liabilities	262,667	129,501
Customer deposits	(2,050)	(6,450)
Operating lease liabilities	(53,713)	(54,320)
Net cash provided by (used in) operating activities	(240,806)	129,432

Cash flows from investing activities:
Purchases of property and equipment	(14,420)	(158,209)
Net cash used in investing activities	(14,420)	(158,209)

Cash flows from financing activities:
Common stock issued for cash	-	400,004
Cash proceeds from notes payable – related party	250,373	-
Net proceeds from related party	(30,820)	158,757
Net cash provided by financing activities	219,553	558,761

Net change in cash	(35,673)	(529,984)
Cash and cash equivalents - Beginning of period	186,918	94,689
Cash and cash equivalents - End of period	$151,245	$624,673

Supplemental Disclosures of Cash Flow Information
Cash paid for:
Interest	$16,133	$-
Income taxes	$-	$-

Non-cash financing and investing activities
Debt discount on related party note payable	$16,627	$-
Operating lease right-of-use asset and liability	$-	$36,324
Effect of reorganization on members’ capital	$-	$301,715

The accompanying notes are an integral part of these financial statements.

F-17

Kindly MD, Inc.

(Formerly Utah Therapeutic Health Center LLC)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Kindly MD, Inc. (“KindlyMD” or “the Company”) was formed on December 2, 2019. The Company filed their original articles of organization in the State of Utah under the name Utah Therapeutic Health Center, PLLC. The Company is located in Salt Lake City, Utah and is a healthcare and healthcare data company, focused on holistic pain management and aiding in the fight against the opioid epidemic.

In April 2020, the Company converted from a PLLC to an LLC. In March 2022, the Company converted from an LLC to a corporation and changed its name to “Kindly MD, Inc.” In July 2022, the Company amended its articles of incorporation, including the addition of stock and authorized common shares.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company are prepared in accordance with generally accepted accounting principles in the Unites States of America (“GAAP”) and are presented in US dollars. In the opinion of management, all adjustments considered necessary for a fair presentation have been included.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. At September 30, 2023, the Company had no cash equivalents that exceeded the $250,000 federally insured limits.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company records revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606. This Accounting Standards Update (“ASU”) is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer purchase orders, including significant judgments.

The Company recognizes revenue from: (i) medical evaluation and treatment, (ii) education partnerships, (vi) online and email campaign marketing revenue, (iii) service affiliate agreements, and (iv) retail sales.

We recognize revenue when control of the promised goods or services is transferred to our customers, or when services are rendered to the patient, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. We account for a contract when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance, and collectability of consideration is probable.

1.	For medical evaluation and treatment, revenue is recognized upon completion of the service and payment of the patient’s obligation under the contract or agreement to receive treatment.

2.	For education partnerships, online and email campaign marketing revenue, and service affiliate agreements, revenue is recognized when the contract has approval and collectability is probable.

3.	For retail sales, revenue is recognized upon receipt of payment for distinct goods.

The Company recognizes revenue after the transaction and/or service price has been allocated and when it satisfies the performance obligation. Usually, there is only a single performance obligation in the sale and service, and therefore the entire transaction price is allocated to the single performance obligation. This typically occurs at a point in time when products and or services are rendered, delivered, or shipped.

Performance Obligations

A performance obligation is a promise to transfer a distinct good or service to the customer or patient and is the unit of account in the revenue standard. The contract transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. For the Company’s different revenue service types, the performance obligation is satisfied at different times.

The Company’s performance obligations include providing products and professional services. The Company recognizes product revenue performance obligations in most cases when the product has shipped to the customer. When we perform professional service work, we recognize revenue when we have the right to invoice the customer for the work completed, which typically occurs on an interaction basis for the work performed during any particular billable interaction.

F-18

All revenue recognized on the Statement or Operations are considered to be revenue from contracts with customers.

Deferred Revenue

Deferred revenue is typically deposits for services scheduled to be delivered at a future date. Amounts are recognized only when services are delivered as per the Revenue Recognition policy above.

Accounts Receivable

Accounts receivable consist of trade receivables in the normal course of business. The Company historically collects substantially all its trade receivables from customers and bad debt expense at the point of service and bad debt expense has been historically immaterial to the financial statements. Uncollectible balances are expensed in the period they are determined to be uncollectible.

The Company establishes an allowance for doubtful accounts to ensure trade receivable are not overstated due to non-collectability. The Company’s allowance is based on a variety of factors, including age of the receivable, significant one-time events, historical experience, and other risk considerations.

Inventory

Inventory is set at the lower of cost or net realizable value. The cost of inventory is determined using the first-in, first-out (“FIFO”) method. An allowance is made for the estimated losses due to obsolescence. In determining excess or obsolescence reserves for its products, the Company considers assumptions such as changes in business and economic conditions, other-than-temporary decreases in demand for its products, and changes in technology or customer requirements. In determining the lower of cost or net realizable value reserves, the Company considers assumptions such as recent historical sales activity and selling prices, as well as estimates of future selling prices. The Company fully reserves for inventories deemed obsolete.

Property and Equipment

Property and equipment are stated at the historical cost and depreciated on a straight-line method over the estimated useful life of the asset. Leasehold improvements are amortized over the estimated life of the leasehold improvements. Expected useful lives of property and equipment vary but generally are 3 years for computer hardware and software, and 5-7 years for medical equipment.

Long-lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When projections indicate that the carrying value of the long-lived asset is not recoverable, the carrying value is reduced by the estimated excess of the carrying value over the fair value. An impairment charge is recognized if the carrying amount is not recoverable and the carrying amount exceeds the fair value of the long-lived assets as determined by projected discounted net future cashflows.

Operating Leases

The Company accounts for leases in accordance with ASC 842. The Company determines whether a contract is a lease at contract inception or for a modified contract at the modification date. At inception or modification, the Company recognizes right-of-use (“ROU”) assets and related lease liabilities on the balance sheet for all leases greater than one year in duration. Lease liabilities and their corresponding ROU assets are initially measured at the present value of the unpaid lease payments as of the lease commencement date. If the lease contains a renewal and/or termination option, the exercise of the option is included in the term of the lease if the Company is reasonably certain that a renewal or termination option will be exercised. As the Company’s leases do not provide an implicit rate, the Company uses an estimated incremental borrowing rate (“IBR”) based on the information available at the commencement date of the respective lease to determine the present value of future payments. The IBR is determined by estimating what it would cost the Company to borrow a collateralized amount equal to the total lease payments over the lease term based on the contractual terms of the lease and the location of the leased asset.

F-19

Operating lease payments are recognized as an expense on a straight-line basis over the lease term in equal amounts of rent expense attributed to each period during the term of the lease, regardless of when actual payments are made. This generally results in rent expense in excess of cash payments during the early years of a lease and rent expense less than cash payments in later years. The difference between rent expense recognized and actual rental payments is typically represented as the spread between the ROU asset and lease liability.

When calculating the present value of minimum lease payments, we account for leases as one single lease component if a lease has both lease and non-lease fixed cost components. Variable lease and non-lease cost components are expensed as incurred. We do not recognize ROU assets and lease liabilities for short-term leases that have an initial lease term of 12 months or less. We recognize the lease payments associated with short-term leases as an expense on a straight-line basis over the lease term.

Income Taxes

As of December 31, 2021, the Company was a limited liability entity, and any income or losses were passed directly to the members who assume their own tax liabilities. The Company converted from an LLC to a Corporation in March 2022. The Company is subject to income taxes in Utah. We recognize deferred tax assets to the extent that it is more likely than not that the asset will be realized and have evaluated the realizability of the deferred tax assets and determined that they are fully realizable. It is important to note that the tax laws and regulations governing the calculation of income taxes are complex and subject to interpretation. As a result, the ultimate tax liability may differ from the amounts recorded in the financial statements. The Company regularly assesses its tax positions and adjusts the amounts recorded as necessary.

The Company incurred a net loss before income taxes in the current year, resulting in no provision for income taxes being recorded. As of September 30, 2023, the Company concluded that a full valuation allowance was necessary for all of its net deferred tax assets. The Company had no amounts recorded for uncertain tax positions, interest or penalties in the accompanying financial statements. The Company regularly assesses its tax positions and adjusts amounts recorded as necessary to ensure compliance with applicable tax laws and regulations.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash. The Company’s cash and cash equivalents are concentrated primarily in banks or credit unions. At times, such deposits could be in excess of insured limits. Management believes that the financial institutions that hold the Company’s financial instruments are financially sound and, accordingly, minimal credit risk is believed to exist with respect to these financial instruments.

Earnings Per Share

The Company calculates earnings per share (EPS) in accordance with the FASB ASC Topic 260. The computation of Basic EPS is based on the weighted average number of shares of common stock outstanding during each period. Basic EPS is calculated by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS accounts for the potential dilution from securities that could be converted into common stock. It is calculated in the same manner as Basic EPS, but includes the impact of potentially dilutive securities such as stock options, convertible shares, and debt. In the event of a net loss, diluted EPS is equivalent to basic EPS as dilutive securities are anti-dilutive. Please note that EPS may not fully represent our cash generation capacity. It should be considered alongside other financial measures provided in our financial statements. As of September 30, 2023 and December 31, 2022 the Company had 3,000 and 0 potentially dilutive common shares outstanding, respectively.

Stock-Based Compensation

The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method.

F-20

Fair Value of Financial Instruments

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. Fair value measurements do not include transaction costs. A fair value hierarchy is used to prioritize the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Cash, accounts receivable, inventory, prepaid expenses, accounts payable, and accrued expenses approximate fair value due to the short-term nature. The fair value hierarchy is defined in the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs or inputs that are corroborated by market data.

Level 3: Unobservable inputs that are not corroborated by market data.

The carrying value of the Company’s financial instruments including cash and cash equivalents, accounts receivable, prepaid expenses, and accrued expenses approximate their fair value due to the short maturities of these financial instruments. As of September 30, 2023, there were no financial assets or liabilities that required disclosure.

Impact of COVID-19

In December 2019, a novel strain of coronavirus (“COVID-19”) emerged in China. On March 11, 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic. The extent of the COVID-19 pandemic’s continued effect on our operational and financial performance and those of third parties on which the Company relies will depend on future developments, including the duration, spread and intensity of the outbreak, the pace at which jurisdictions across the country re-open and restrictions begin to lift. The ultimate impact of the COVID-19 pandemic is highly uncertain and subject to change. The Company does not yet know the full extent of potential impacts on its business and financing. However, these effects could have a material impact on the Company’s liquidity, capital resources, operations and business and those of the third parties on which the Company relies.

Recent Accounting Pronouncements

The Company has reviewed all FASB-issued ASU accounting pronouncements and interpretations thereof that have effective dates during the period reported and in future periods. The Company has carefully considered the new pronouncements that alter previous GAAP and does not believe that any new or modified principles will have a material impact on the company’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of the Company’s financial management and certain standards are under consideration.

NOTE 3 – REVENUE

The Company recognized revenue from the sale of outpatient medical services and retail sales. Revenue recognized amounted to $3,009,151 and $2,856,902 for the first nine months ending September 30, 2023 and 2022, respectively. The following table presents the Company’s revenues disaggregated by type of service during the first nine months ending September 30, 2023 and 2022.

	For the Nine Months Ended
	September 30,
	2023	2022
Revenue by type
Net Service Revenue	$2,786,505	$2,702,896
Product Revenue	222,646	154,006
Net Sales	$3,009,151	$2,856,902

F-21

NOTE 4 – INVENTORY

Inventory consisted of the following at September 30, 2023 and December 31, 2022, respectively:

	September 30, 2023	December 31, 2022
Finished goods inventory	$103,399	$53,268
Allowance for Inventory Obsolescence	(6,700)	(3,700)
Inventory, net	$96,699	$49,568

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at September 30, 2023 and December 31, 2022, respectively:

	September 30,	December 31,
	2023	2022
Leasehold Improvements	$132,027	$132,027
Furniture	89,579	87,234
Equipment - Computer	95,259	84,756
Equipment - Other	10,413	8,841
Software	72,025	72,025
Total Property and Equipment	$399,303	$384,883
Less: Accumulated Depreciation	(136,044)	(58,374)
Property and Equipment, net	$263,259	$326,509

Depreciation expense amounted to $77,670 and $32,093 for the nine months ended September 30, 2023 and 2022, respectively.

NOTE 6 –LEASES

We have leases for office space. The real property leases typically are for two-to-five year terms with many containing options for similar renewal periods.

The Company operates clinics located at the following locations:

In Millcreek, Utah at 740 E 3900 S, Suite 108 Salt Lake City, Utah 84107. The lease was recently renewed for a 12-month term through June 30, 2024. The monthly rate is $2,350 per month.

In Ogden, Utah at 2485 Grant Ave, Suite 105 Ogden, Utah 84401. The lease expired on August 31, 2022, and is currently on a month-to-month basis. The monthly rate is $978.33 per month.

In Bountiful, Utah at 580 W 100 N, Suite 4 Bountiful, Utah 84010. The lease is for a 48-month term through April 30, 2025. The monthly rate is $1,152 per month.

In Provo, Utah at 222 Draper Lane, Suite 2 Provo, Utah 84601. The lease is for a 15-year term through February 28, 2035. The monthly rate is $510 per month.

F-22

In Murray, Utah at 5097 S 900 E, Suite 100, Murray, Utah 84117. The lease is for a 48-month term through January 31, 2027. The monthly rate is $6,278.96 per month.

The following table shows the components of lease expense:

	For the Nine Months Ended
	September 30,
	2023	2022
Total lease expense	$122,832	$76,459

Other information related to operating leases as of September 30, 2023 and September 30, 2022 was as follows:

	For the Nine Months Ended
	September 30,
	2023	2022
Weighted average remaining lease term, in years	2.90	1.91
Weighted average discount rate	6.11%	6.11%

Future minimum lease payments under operating leases as of September 30, 2023 and September 30, 2022 was as follows:

	For the Nine Months Ended
	September 30,
	2023	2022
2022	$-	$20,093
2023	35,686	46,015
2024	126,506	20,592
2025	96,655	10,988
2026	87,381	-
2027	7,294	-
Total minimum lease payments	353,522	97,688
Less: Imputed interest	(54,383)	(5,859)
Total present value of minimum lease payments	$299,139	$91,829
Current portion operating lease liabilities	$96,302	$57,220
Non-Current operating lease liabilities	$202,837	$34,596
Total operating lease liabilities	$299,139	$91,816

NOTE 7 – STOCKHOLDER’S AND MEMBER’S EQUITY

The Company has a total of 110,000,000 shares authorized, consisting of 10,000,000 shares of preferred stock having a par value of $0.001 per share and 100,000,000 shares of common stock having a par value $0.001 per share.

Preferred Stock - As of September 30, 2023, no shares of preferred stock were issued or outstanding.

Common Stock - As of September 30, 2023, 4,588,134 shares were issued and outstanding. The common stockholders are entitled to one vote per share and are entitled to receive dividends when and if declared by the board of directors.

The Company has granted stock to employees and directors. The fair value of each award is estimated on the date of grant using a Black-Scholes option-pricing model, and the expense is recognized over the vesting period of the award.

During the nine-month period ended on September 30, 2023, the Company issued 153,538 restricted shares of common stock for services and compensation valued at $712,119.

Stock Options - Stock options are exercisable for periods not to exceed 10 years and vest and contain such other terms and conditions as specified in the applicable award document. Stock options granted with service conditions generally vest over three to five years, with 25% of the option shares vesting one year from the vesting commencement date and then ratably on a monthly basis over the following 36 months. Stock option activity for the periods presented is as follows (in thousands, except share and per share data):

	Shares Subject to Options Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Balance as of June 30, 2023	-	$4.62	-	$-
Granted	3,000	7.00	3.5	7,050
Exercised	-	-	-	-
Forfeited	-	-	-	-
Balance as of September 30, 2023	3,000	$2.35	3.5	$7,050

Aggregate intrinsic value represents the difference between the exercise price and the fair value of the shares underlying common stock.

No stock options were granted to employees during the nine months ended September 30, 2023. As of September 30, 2023, total unrecognized compensation expense related to unvested stock options was $0.

The fair value of each option award granted is estimated on the grant date. The grant date fair value of options with service and performance-based vesting conditions is determined using the Black-Scholes option pricing model. The Black-Scholes option pricing model requires the input of subjective assumptions, including the fair value of the underlying common stock, the expected term of the option, the expected volatility of the price of the Company’s common stock, risk-free interest rates, and the dividend yield of our common stock. The assumptions used to determine the fair value of the option awards represent the Company’s best estimates. These estimates involve inherent uncertainties and the application of our judgment. The related stock-based compensation expense is recognized on a straight-line basis over the requisite service period of the awards, which is generally three years.

The Black-Scholes option pricing model assumptions used in evaluating our awards to employees are as follows:

For The Nine Months Ended September 30, 2023
Expected Term (Years)	3.5
Expected Volatility	134%
Risk-free interest rate	4.71%
Dividend Yield	-

In September 2023, the Company granted 3,000 non-qualified stock options without vesting conditions to our consulting Medical Director. The related stock-based compensation expense is being recognized over the remaining period of 3.5 years.

NOTE 8 – RELATED PARTY TRANSACTIONS

The Company has transactions with related parties, including officers, directors, and their affiliates. The transactions are conducted in the ordinary course of business and are generally on terms no less favorable than those available to unrelated third parties.

On April 15, 2023, the Company entered into a long-term unsecured loan payable to Wade Rivers, LLC, in the amount of $332,545. This consolidated the existing loan payable of $82,545 with an additional $250,000 of capital for use in the operations of the Company. The origination fee was 5% or $16,627 and interest expense of $11,808 was paid for the three months ending September 30, 2023. On September 7, 2023, we entered into a loan modification agreement to add $17,000 to the existing loan. As of September 30, 2023, the Company had an outstanding balance in the amount of $328,725. This is an unsecured loan with an interest rate of 14.9% and maturity date of April 15, 2027.

The Company reimburses officers and directors for reasonable and necessary expenses incurred in the course of performing their duties for the Company. The Company also provides certain officers and directors with health insurance, retirement benefits, and other fringe benefits.

F-23

1,272,727 Units

Each Unit Consisting of One Share of Common Stock,

One Warrant to Purchase One Share of Common Stock and

 One Non-tradeable Warrant to Purchase One-half of One Share of Common Stock

(and the shares of Common Stock underlying such Warrants)

KINDLY MD, INC.

PROSPECTUS

Sole Book-Running Manager

December 7, 2023

Through and including January 1, 2024 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the Securities Exchange Commission (“SEC”) registration fee and the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee. Except as otherwise noted, all the expenses below will be paid by us.

Offering Expenses
SEC registration fee	$3,320
FINRA filing fee	$5,500
Legal fees and expenses	$190,000
Accounting fees and expenses	$19,180
Transfer agent fees	$1,500
Total	$219,500

Item 14. Indemnification of Directors and Officers

We are a Utah corporation and are governed by the Utah Revised Business Corporation Act (the “URBCA”).

The Utah Revised Business Corporation Act (the “URBCA”) provides, in pertinent part, as follows:

Except as otherwise provided in the URBCA, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director of the corporation against liability incurred in the proceeding if:

●	His conduct was in good faith.
●	He reasonably believed that his conduct was in, or not opposed to, the corporation’s best interests.
●	In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

However, a corporation may not indemnify a director in connection with either:

●	A proceeding by or in the right of the corporation in which the director was determined to be liable to the corporation.
●	Any other proceeding charging that the director derived an improper personal benefit (whether or not the proceeding involved action in the director’s official capacity), in which proceeding the director was determined to be liable on the basis that the director derived an improper personal benefit.

A corporation may pay for or reimburse reasonable expenses incurred by a director who is a party to a proceeding in advance of a final disposition if:

●	The director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 16-10a-902 of the Utah Code.
●	The director furnishes to the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct.
●	A determination is made that the facts then known to those making the determination would not preclude indemnification.

A corporation must indemnify a director who was successful in the defense of any proceeding or claim to which the director was a party because of the director’s status as a director of the corporation against reasonable expenses incurred in defending the proceeding or claim for which the director was successful.

Unless a corporation’s articles of incorporation provide otherwise:

●	An officer of a corporation is entitled to mandatory indemnification to the same extent as a director of the corporation.
●	A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director.
●	A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent than to a director. However, this must be consistent with public policy and provided for in the corporation’s articles of incorporation, bylaws, action of its board of directors, or contract.

Provided the director complies with the standard of care described in the Bylaws and Section 16-10a-840 of the URBCA, the Corporation shall indemnify any director made a party to a proceeding, brought or threatened, as a consequence of the director acting in their official capacity. In the event a director is entitled to indemnification by the Corporation, the director shall be indemnified pursuant to the process outlined in Title 16, Chapter 10a, Part 9 of the URBCA.

Each director is required, individually and collectively, to act in good faith, with reasonable and prudent care, and in the best interest of the Corporation. If a director acts in accordance with Section 16-10a-840 of the URBCA, then they shall be immune from liability arising from official acts on behalf of the Corporation.

Directors who fail to comply with Section 16-10a-840 of the URBCA shall be personally liable to the Corporation, pursuant to Section 16-10a-842 of the Act, for any improper distributions and as otherwise described in Section 16-10a-841 of the URBCA and KindlyMD’s Bylaws.

II-1

Item 15: Recent Sales of Unregistered Securities

We claimed exemption from registration under the Securities Act for the sales and issuances of securities in the following transactions under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, in that such sales and issuances did not involve a public offering, or under Rule 701 promulgated under the Securities Act, in that they were offered and sold either pursuant to written compensatory plans or pursuant to a written contract relating to compensation, as provided by Rule 701. All of the purchasers of unregistered securities for which we relied on Section 4(a)(2) and/or Regulation D represented that they were accredited investors as defined under the Securities Act. We claimed such exemption on the basis that (a) the purchasers in each case represented that they intended to acquire the securities for investment only and not with a view to the distribution thereof and that they either received adequate information about the registrant or had access, through employment or other relationships, to such information and (b) appropriate legends were affixed to the stock certificates issued in such transactions.

On September 13, 2022, the Company issued 27,057 shares of its common stock at a value of $4.62 per share pursuant to the Purchase Agreement to Michael Krupski in a private placement transaction resulting in net cash to the Company of $125,000. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On September 13, 2022, the Company issued 27,056 shares of its common stock at a value of $4.62 per share pursuant to the Purchase Agreement to Laurel Krupski in a private placement transaction resulting in net cash to the Company of $125,000. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On December 7, 2022, the Company issued 36,468 shares of its common stock at a value of $4.62 per share pursuant to the Purchase Agreement to Shaun Fuhriman in a private placement transaction which resulted in net cash to the company of $150,000. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On June 30, 2023, the Company issued 12,842 shares of its common stock to Tim Pickett pursuant to his employment contract (12,000 shares) and pursuant to a discretionary board issuance (842 shares). These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On June 30, 2023, the Company issued 10,842 shares of its common stock to Adam Cox pursuant to his employment contract (10,000 shares) and pursuant to a discretionary board issuance (842 shares). These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On June 30, 2023, the Company issued 842 shares of its common stock to Jared Barrera pursuant to a discretionary board issuance. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On June 30, 2023, the Company issued 6,316 shares of its common stock to Wade Rivers, LLC pursuant to the conversion of existing debt. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On June 30, 2023, the Company issued 3,947 shares of its common stock to Walker Lane, LLC pursuant to the conversion of existing debt. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On June 30, 2023, the Company issued 1,000 shares of its common stock to Okane Enterprises, LLC pursuant to a consulting agreement. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On June 30, 2023, the Company issued 1,000 shares of its common stock to Adrian Torres pursuant to the conversion of existing debt. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

On June 30, 2023, the Company issued shares of its common stock to several of its employees in exchange for services rendered. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering. These issuances included the issuance of 125 shares to Eric Avalos Hernandez, 500 shares to Brandon Blackwell, 25 shares to James Bridge, 1,842 shares to James Bustamante, 450 shares to Gary Clark, 1,371 shares to Amy Cowan, 25 shares to Alex Dismule, 50 shares to Shane Jaimez, 25 shares to Stewart MacSherry, 200 shares to Collin Mekan, 450 shares to Katie Sly, 85 shares to Douglas Van, 50 shares to Reanna Vincent, and 42 shares to David Wells.

On September 14, 2023, the Company issued shares of its common stock to several of its employees in exchange for services rendered and pursuant to existing employment agreements. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering. These issuances included the issuance of 18,000 shares to Adam Cox, 8,250 shares to Adrian Torres, 1,459 shares to Courtney Lipscomb, 6,250 shares to Amy Cowan, 1,786 shares to Bryce West, 500 shares to Madison Miller, 1,095 shares to David Wells, 4,571 shares to Nathan Julian, 4,561 shares to Claire Ginn, 2,677 shares to Gary Clark, 5,000 shares to Alissandra Reed, 3,071 shares to Jamie Bustamante, 5,000 shares to Jared Barrera, 12,500 shares to Katie Sly, 1,000 shares to Okane Enterprises, 500 shares to Skyelor Baker, 1,000 shares to Shane Jaimez, 1,065 shares to Victor Caruso Bertran, and 2,679 shares to Walker Lane, LLC.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits.

Exhibit
Number	Exhibit Description
1.1	Form of Underwriting Agreement
3.1	Certificate of Organization of Utah Therapeutic Health Center, PLLC
3.2	Certificate of Conversion to Utah Therapeutic Health Center, LLC
3.3	Certificate of Conversion to Kindly MD, Inc.
3.4	Amended and Restated Articles of Incorporation of Kindly MD, Inc.
3.5	Bylaws
3.6	Amended and Restated Bylaws
4.1	Specimen Stock Certificate evidencing the shares of Common Stock
4.2	Form of (Tradeable) Common Stock Purchase Warrant
4.3	Form of (Non-tradeable) Common Stock Purchase Warrant
4.4	Form of Warrant Agent Agreement
4.5	Form of Representative Warrant
5.1	Legal Opinion of Brunson Chandler & Jones, PLLC
10.1	Incentive Stock Plan
10.2+	Employment Agreement by and between the Company and Timothy Pickett dated May 1, 2022
10.3+	Consulting Agreement by and between the Company and Wade Rivers, LLC dated January 1, 2021
10.4+	Employment Agreement by and between the Company and Adam Cox dated May 1, 2022
10.5+	Compensation Agreement by and between the Company and Jared Barrera dated September 28, 2022
10.6	Form of Business Associate Agreement
14.1	Code of Ethics
21.1	List of Subsidiaries
23.1	Consent of Sadler Gibb & Associates, LLC, independent registered public accounting firm
23.2	Consent of Brunson Chandler & Jones, PLLC (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page)
99.1	Consent of Director Nominee
99.2	Consent of Director Nominee
99.3	Consent of Director Nominee
107	Filing Fee Table

*	To be filed by amendment
+	Indicates a management contract or any compensatory plan, contract or arrangement.

(b)	Financial statement schedules.

No financial statement schedules are provided because the information called for is not required or is shown in the financial statements or related notes.

II-2

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of KindlyMD, Inc. pursuant to the foregoing provisions, or otherwise, Kindly MD, Inc. has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by KindlyMD, Inc. of expenses incurred or paid by a director, officer or controlling person of KindlyMD, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, KindlyMD, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by KindlyMD, Inc. pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Salt Lake City, State of Utah, on the 7th day of December , 2023.

KINDLY MD, INC.

By:	/s/ Tim Pickett
Tim Pickett
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Tim Pickett, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Tim Pickett	Chief Executive Officer and Director	December 7, 2023
Tim Pickett	(Principal Executive Officer)

/s/ Adam Cox	Chief Operating Officer and Director	December 7, 2023
Adam Cox

/s/ Jared Barrera	Chief Financial Officer	December 7, 2023
Jared Barrera	(Principal Financial and Accounting Officer)

II-4

ALTERNATE PAGES FOR SELLING STOCKHOLDER PROSPECTUS

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated December 7, 2023

PROSPECTUS

KINDLY MD, INC.

1,617,039 Shares of Common Stock

The selling stockholders plan to sell an aggregate of up to 1,617,039 shares of common stock.

The selling stockholders must sell their shares at a fixed price per share of $5.50, which is the per share price of the shares being offered in our initial public offering, until such time as our shares are listed on a national securities exchange. Thereafter, the shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices. By separate prospectus (the “IPO Prospectus”), we have registered an aggregate of 1,272,727 shares of our common stock which we are offering for sale to the public through our underwriters, excluding any shares issuable upon the underwriters’ over-allotment option.

We have applied to have our common stock listed on The Nasdaq Capital Market under the symbol “KDLY” which listing is a condition to this offering.

The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. We will not receive any proceeds from the sale of the shares by the selling stockholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

We are an “emerging growth company” under the federal securities laws and have elected to be subject to reduced public company reporting requirements. An investment in our common stock may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of your investment. See “Risk Factors” beginning on page 10 to read about the risks you should consider before buying shares of our common stock. An investment in our common stock is not suitable for all investors.

Sales of the shares of our common stock registered in this prospectus and the IPO Prospectus will result in two offerings taking place concurrently which might affect price, demand, and liquidity of our common stock.

You should rely only on the information contained in this prospectus and any prospectus supplement or amendment. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 7, 2023

EXPLANATORY NOTE

Concurrent with this offering, the Company is registering shares of common stock in connection with an initial public offering of 1,272,727 shares of our common stock through the underwriters (excluding 190,909 shares which may be sold upon exercise of the underwriters’ over-allotment option). Sales by stockholders that purchased shares in our common stock from the initial public offering may reduce the price of our common stock, demand for our shares and, as a result, the liquidity of your investment.

The Offering

Common stock offered by the selling stockholders:	This prospectus relates to 1,617,039 shares of common stock that may be sold from time to time by the selling stockholders named in this prospectus.

Shares outstanding:	5,860,861 shares (6,051,770 shares if the underwriters exercise their option to purchase additional shares in full).

Use of proceeds:	We will not receive any proceeds from the sales of outstanding common stock by the selling stockholders.

Risk factors:	Investing in our securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 10.

Trading market and symbol:	We have applied to list our common stock on Nasdaq under the symbol “KDLY.” There can be no assurance that we will be able to meet Nasdaq’s initial listing requirements or that we will otherwise be approved for listing.

The number of shares of common stock outstanding assumes the issuance by us of shares of common stock pursuant to the Public Offering Prospectus filed contemporaneously herewith.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling stockholders.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time by the selling stockholders identified herein of up to an aggregate of 1,617,039 shares of our common stock (the “Resale Shares”).

The transactions by which the selling stockholders acquired their securities from us were exempt under the registration provisions of the Securities Act.

The Resale Shares referred to above are being registered to permit public sales of the Resale Shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares.

The table below sets forth certain information regarding the selling stockholders and the Resale Shares offered in this prospectus. The selling stockholders have had no material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities.

Beneficial ownership is determined in accordance with the rules of the SEC. The selling stockholder’s percentage of ownership of our outstanding shares in the table below is based upon 4,588,134 shares of common stock issued and outstanding as of December 7, 2023.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Before this Offering(1)	Percentage of Common Stock Beneficially Owned Before this Offering	Shares of Common Stock Offered in this Offering	Shares of Common Stock Beneficially Owned After this Offering(2)	Percentage of Common Stock Beneficially Owned After this Offering(2)

Eric Avalos-Hernandez	125	0.00%	125	0	0%
Sally Alicia Llc	350,000	7.63%	350,000	0	0%
Skyelor Baker	500	0.01%	500	0	0%
Gus Doodle Llc	350,000	7.63%	350,000	0	0%
Bryce West	3,986	0.09%	3,986	0	0%
Alex Dismuke	25	0.00%	25	0	0%
Brandon Blackwell	500	0.01%	500	0	0%
Douglas Van	85	0.00%	85	0	0%
James Bridge	25	0.00%	25	0	0%
Shane Jaimez	1,050	0.02%	1,050	0	0%
Frank Stevens Llc	350,000	7.63%	350,000	0	0%
Nathan Julian	4,571	0.10%	4,571	0	0%
Claire Ginn	4,571	0.10%	4,571	0	0%
Laurel Krupski	27,357	0.60%	27,357	0	0%
Shaun Fuhriman	32,468	0.71%	32,468	0	0%
Katie Sly	113,250	2.47%	113,250	0	0%
Amy Cowan	31,333	0.68%	31,333	0	0%
Adrian Torres	62,295	1.36%	62,295	0	0%
Gary Clark	25,440	0.55%	25,440	0	0%
Suzi Stjeor	1,000	0.02%	1,000	0	0%
Michael Krupski	27,056	0.59%	27,056	0	0%
Walker Lane Holdings, Llc	198,360	4.32%	198,360	0	0%
Adam Toller	300	0.01%	300	0	0%
Alexandria Burringo	200	0.00%	200	0	0%
Alissandra Reed	5,300	0.12%	5,300	0	0%
Ashlynn Martinez	200	0.00%	200	0	0%
Brittney Taylor	200	0.00%	200	0	0%
Christy Mulder	200	0.00%	200	0	0%
Collin Mekan	400	0.01%	400	0	0%
Courtney Lipscomb	1,759	0.04%	1,759	0	0%
David Wells	2,312	0.05%	2,312	0	0%
Dominique Martinez	200	0.00%	200	0	0%
Eliot Organick	1,300	0.03%	1,300	0	0%
Emily Daniels	200	0.00%	200	0	0%
Jamie Bustamante	8,738	0.19%	8,738	0	0%
Jeanna Ryan	200	0.00%	200	0	0%
Jennifer Duff	1,076	0.02%	1,076	0	0%
Jennifer Makuakane	200	0.00%	200	0	0%
Karen Bohn	200	0.00%	200	0	0%
Lara Lucas	300	0.01%	300	0	0%
Lisa Barkdull	200	0.00%	200	0	0%
Madison Miller	750	0.02%	750	0	0%
Mallory Iverson	200	0.00%	200	0	0%
Morgan Barton	200	0.00%	200	0	0%
Okane Enterprises, Llc	4,667	0.10%	4,667	0	0%
Reanna Vincent	1,350	0.03%	1,350	0	0%
Sara Hunt	200	0.00%	200	0	0%
Sierra Burt	300	0.01%	300	0	0%
Stewart Macsherry	325	0.01%	325	0	0%
Vasanth Jayaraman	200	0.00%	200	0	0%
Victor Caruso Bertran	1,365	0.03%	1,365	0	0%
Total

(1)	Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of common stock shown as beneficially owned by such selling stockholder, except as otherwise indicated in the footnotes to the table.

(2)	Represents the amount of shares that will be held by the selling stockholder after completion of this offering based on the assumptions that (a) all Resale Shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) no other shares of our common stock are acquired or sold by the selling stockholder prior to completion of this offering. However, each selling stockholder may sell all, some or none of the Resale Shares offered pursuant to this prospectus and may sell other shares of our common stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their Resale Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. If the Resale Shares are sold through underwriters, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Resale Shares may be sold in one or more transactions at a price of $5.50 per share until our shares are listed on The Nasdaq Capital Market and thereafter at prevailing market prices or privately negotiated prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. In general, a person who has beneficially owned restricted shares of our common stock for at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the three months preceding the sale.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the Resale Shares by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of the Resale Shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Resale Shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of the Resale Shares, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock in the course of hedging in positions they assume. The selling stockholders may also sell Resale Shares short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge the Resale Shares to broker-dealers that in turn may sell such shares.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Resale Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Resale Shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the Resale Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the Resale Shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgees, transferees or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the Resale Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the Resale Shares may be deemed to be an “Underwriter” within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the Resale Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Resale Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Resale Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. Under the securities laws of some states, the Resale Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Resale Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the Resale Shares registered pursuant to the registration statement, of which this prospectus forms a part.

Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Resale Shares. None of the selling stockholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the Resale Shares outside of the ordinary course of business or, at the time of the purchase of the Resale Shares, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

We are required to pay all fees and expenses incident to the registration of the Resale Shares. Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of the Resale Shares, we will file a post-effective amendment to the registration statement. If the selling stockholders use this prospectus for any sale of the Resale Shares, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Resale Shares and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the Resale Shares by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Resale Shares to engage in passive market-making activities with respect to the Resale Shares. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the Resale Shares and the ability of any person or entity to engage in market-making activities with respect to the Resale Shares.

Once sold under the registration statement, of which this prospectus forms a part, the Resale Shares will be freely tradable in the hands of persons other than our affiliates.

USE OF PROCEEDS

We will not receive proceeds from sales of the Resale Shares made under this prospectus.

DETERMINATION OF OFFERING PRICE

There currently is no public market for our common stock. The shares of common stock may be sold in one or more transactions at a price of $5.50 per share until our shares are listed on The Nasdaq Capital Market and thereafter at prevailing market prices or privately negotiated prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” above for more information.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Brunson Chandler & Jones, PLLC of Salt Lake City, Utah.